As filed with the Securities and Exchange Commission on July 8, 2011
Registration Statement No. 333-173462
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
The GEO Group, Inc.

*and the Subsidiary Guarantors listed on Schedule A hereto
(Exact name of registrant as specified in its charter)

Florida	1520	65-0043078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification Number)

One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
(561) 893-0101
(Address, including zip code, and
telephone number, including area code,
of registrant’s principal executive offices)
John J. Bulfin, Esq.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
(561) 893-0101
(Name, address, including zip code,
and telephone number, including area code,
of agent for service)

Copy to:

Jose Gordo, Esq.
Stephen K. Roddenberry, Esq.
Esther L. Moreno, Esq.
Akerman Senterfitt
One S.E. Third Avenue, 25th Floor
Miami, Florida 33131
(305) 374-5600
Facsimile: (305) 374-5095

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-acceleratedfiler ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until each Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A — Table of Subsidiary Guarantors

State or Other
	Jurisdiction of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Subsidiary Guarantor	Formation	Number

GEO RE Holdings LLC	Delaware	65-0682878
GEO Care, Inc.	Florida	65-0749307
Correctional Services Corporation	Delaware	11-3182580
CPT Limited Partner, LLC	Delaware	*
CPT Operating Partnership L.P.	Delaware	65-0873924
Correctional Properties Prison Finance LLC	Delaware	*
Public Properties Development and Leasing LLC	Delaware	*
GEO Holdings I, Inc.	Delaware	56-2635779
GEO Acquisition II, Inc.	Delaware	01-0882442
GEO Transport, Inc.	Florida	56-2677868
GEO Care of South Carolina, Inc.	Delaware	63-1166611
Cornell Companies, Inc.	Delaware	76-0433642
Cornell Companies Management Holdings, LLC	Delaware	74-3024864
Cornell Companies Administration, LLC	Delaware	32-6557170
Cornell Corrections Management, Inc.	Delaware	74-2650655
CCG I Corporation	Delaware	76-0544498
Cornell Companies Management Services, Limited Partnership	Delaware	76-0700115
Cornell Companies Management, LP	Delaware	76-0700116
Cornell Corrections of Alaska, Inc.	Alaska	76-0578707
Cornell Corrections of California, Inc.	California	94-2411045
Cornell Corrections of Texas, Inc.	Delaware	74-2650651
Cornell Corrections of Rhode Island, Inc.	Delaware	74-2650654
Cornell Interventions, Inc.	Illinois	74-2918981
Correctional Systems, Inc.	Delaware	33-0607766
WBP Leasing, Inc.	Delaware	76-0546892
Cornell Abraxas Group, Inc.	Delaware	76-0545741
WBP Leasing, LLC	Delaware	26-1849095
BII Holding Corporation	Delaware	26-3064495
BII Holding I Corporation	Delaware	26-3334669
Behavioral Holding Corp.	Delaware	20-4244005
Behavioral Acquisition Corp.	Delaware	22-3746193
B.I. Incorporated	Colorado	84-0769926

*	Not applicable as these entities are disregarded for Federal Income Tax Purposes

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange securities and it is not soliciting an offer to buy or exchange these securities in any state where the offer, sale or exchange is not permitted

SUBJECT TO COMPLETION DATED July 8, 2011

Prospectus

$300,000,000

Offer to Exchange
Up to $300,000,000 aggregate principal amount
of our 6 5/8% Senior Notes Due 2021
(which we refer to as the new notes)
and the guarantees thereof which have been registered
under the Securities Act of 1933, as amended,
for a like amount of our outstanding
6 5/8% Senior Notes Due 2021
(which we refer to as the old notes)
and the guarantees thereof.

The New Notes:

•	The terms of the new notes are identical to the old notes, except that some of the transfer restrictions, registration rights and additional interest provisions relating to the old notes will not apply to the new notes.

Terms of the Exchange Offer:

•	We are offering to exchange up to $300,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933.

•	Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	The exchange offer will expire at 5:00 p.m., New York City time, on [ • ], 2011, unless extended.

•	Tenders of old notes may be withdrawn at any time before the expiration of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of outstanding original notes will not be a taxable exchange for U.S. federal income tax purposes.

The new notes are expected to trade in the private offerings, resales and trading through automatic linkages market referred to as the PORTAL Market. The new notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors,” beginning on page 17.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any other federal or state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [ • ], 2011.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to The GEO Group, Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487, Attention: Investor Relations, Telephone: (561) 893-0101.

In order to obtain timely delivery, you must request the information no later than [     •     ], 2011, which is five business days before the expiration of the exchange offer.

Neither the Securities and Exchange Commission nor any other federal or state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The prospectus and the documents incorporated by reference herein contain “forward-looking” statements. “Forward-looking statements” are any statements that are not based on historical information. Statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may, “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	if you fail to follow the exchange offer procedures, your original notes will not be accepted for exchange;

•	if you fail to exchange your original notes for exchange notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them;

•	the notes and the related guarantees are effectively subordinated to our and our subsidiary guarantors’ senior secured indebtedness and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the notes;

•	there is no public market for the notes;

•	we may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so;

•	fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the notes in specific circumstances, which would interfere with the payment of the subsidiary guarantees;

•	our significant level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our debt service obligations;

•	we are incurring significant indebtedness in connection with substantial ongoing capital expenditures. Capital expenditures for existing and future projects may materially strain our liquidity;

•	despite current indebtedness levels, we may still incur more indebtedness, which could further exacerbate the risks described above;

•	the covenants in the indenture governing our 7 3/4% senior unsecured notes due 2017, which we refer to as the 7 3/4% Senior Notes, the indenture governing our 6.625% senior unsecured notes due 2021, which we refer to as the 6.625% Senior Notes, and our Credit Agreement entered into by us, as Borrower, certain of our subsidiaries as Guarantors, and BNP Paribas, as Lender and Administrative Agent, which we refer to as the Senior Credit Facility, impose significant operating and financial restrictions which may adversely affect our ability to operate our business;

•	servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control;

•	because portions of our senior indebtedness have floating interest rates, a general increase in interest rates will adversely affect cash flows;

•	we depend on distributions from our subsidiaries to make payments on our indebtedness. These distributions may not be made;

•	from time to time, we may not have a management contract with a client to operate existing beds at a facility or new beds at a facility that we are expanding and we cannot assure you that such a contract will be obtained. Failure to obtain a management contract for these beds will subject us to carrying costs with no corresponding management revenue;

•	negative conditions in the capital markets could prevent us from obtaining financing, which could materially harm our business;

•	we are subject to the loss of our facility management contracts, due to terminations, non-renewals or competitive re-bids, which could adversely affect our results of operations and liquidity, including our ability to secure new facility management contracts from other government customers;

•	we may not fully realize the anticipated synergies and related benefits of acquisitions or we may not fully realize the anticipated synergies within the anticipated timing;

•	we will incur significant transaction- and integration-related costs in connection with the Cornell Acquisition and the BI Acquisition;

•	as a result of our acquisitions, we have recorded and will continue to record a significant amount of goodwill and other intangible assets. In the future, our goodwill or other intangible assets may become impaired, which could result in material non-cash charges to our results of operations;

•	our growth depends on our ability to secure contracts to develop and manage new correctional, detention and mental health facilities, the demand for which is outside our control;

•	we may not be able to meet state requirements for capital investment or locate land for the development of new facilities, which could adversely affect our results of operations and future growth;

•	we depend on a limited number of governmental customers for a significant portion of our revenues. The loss of, or a significant decrease in business from, these customers could seriously harm our financial condition and results of operations;

•	a decrease in occupancy levels could cause a decrease in revenues and profitability;

•	state budgetary constraints may have a material adverse impact on us;

•	competition for inmates may adversely affect the profitability of our business;

•	we are dependent on government appropriations, which may not be made on a timely basis or at all and may be adversely impacted by budgetary constraints at the federal, state and local levels;

•	public resistance to privatization of correctional, detention, mental health and residential facilities could result in our inability to obtain new contracts or the loss of existing contracts, which could have a material adverse effect on our business, financial condition and results of operations;

•	our GEO Care business, which has become a material part of our consolidated revenues, poses unique risks not associated with our other businesses;

•	the Cornell Acquisition resulted in our re-entry into the market of operating juvenile correctional facilities which may pose certain unique or increased risks and difficulties compared to other facilities;

•	adverse publicity may negatively impact our ability to retain existing contracts and obtain new contracts;

•	we may incur significant start-up and operating costs on new contracts before receiving related revenues, which may impact our cash flows and not be recouped;

•	failure to comply with extensive government regulation and applicable contractual requirements could have a material adverse effect on our business, financial condition or results of operations;

•	we may face community opposition to facility location, which may adversely affect our ability to obtain new contracts;

•	our business operations expose us to various liabilities for which we may not have adequate insurance;

•	we may not be able to obtain or maintain the insurance levels required by our government contracts;

•	our international operations expose us to risks which could materially adversely affect our financial condition and results of operations;

•	we conduct certain of our operations through joint ventures, which may lead to disagreements with our joint venture partners and adversely affect our interest in the joint ventures;

•	we are dependent upon our senior management and our ability to attract and retain sufficient qualified personnel;

•	our profitability may be materially adversely affected by inflation;

•	various risks associated with the ownership of real estate may increase costs, expose us to uninsured losses and adversely affect our financial condition and results of operations;

•	risks related to facility construction and development activities may increase our costs related to such activities;

•	the rising cost and increasing difficulty of obtaining adequate levels of surety credit on favorable terms could adversely affect our operating results;

•	we may not be able to successfully identify, consummate or integrate acquisitions;

•	adverse developments in our relationship with our employees could adversely affect our business, financial condition or results of operations;

•	technological change could cause BI’s electronic monitoring products and technology to become obsolete or require the redesign of BI’s electronic monitoring products, which could have a material adverse effect on BI’s business;

•	any negative changes in the level of acceptance of or resistance to the use of electronic monitoring products and services by governmental customers could have a material adverse effect on BI’s business, financial condition and results of operations;

•	BI depends on a limited number of third parties to manufacture and supply quality infrastructure components for its electronic monitoring products. If BI’s suppliers cannot provide the components or services BI requires and with such quality as BI expects, BI’s ability to market and sell its electronic monitoring products and services could be harmed;

•	as a result of our acquisition of BI, we may face new risks as we enter a new line of business;

•	the interruption, delay or failure of the provision of BI’s services, BI’s information systems or the provision of telecommunications and cellular services by third parties which BI’s business relies upon could adversely affect BI’s business;

•	an inability to acquire, protect or maintain BI’s intellectual property and patents could harm BI’s ability to compete or grow;

•	BI’s products could infringe on the intellectual property rights of others, which may lead to litigation that could itself be costly, could result in the payment of substantial damages or royalties, and/or prevent BI from using technology that is essential to its products;

•	BI licenses intellectual property rights, including patents, from third party owners. If such owners do not properly maintain or enforce the intellectual property underlying such licenses, BI’s competitive position and business prospects could be harmed. BI’s licensors may also seek to terminate its license; and

•	BI may be subject to costly product liability claims from the use of its electronic monitoring products, which could damage BI’s reputation, impair the marketability of BI’s products and services and force BI to pay costs and damages that may not be covered by adequate insurance.

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the financial statements and related notes and the documents incorporated by reference in this prospectus, before making a decision to participate in the exchange offer. As used in this prospectus, the terms “The GEO Group, Inc.,” “GEO,” “GEO Group,” the “Company,” “we,” “our” and “us” refer to The GEO Group, Inc., its consolidated subsidiaries and unconsolidated affiliates as a combined entity, except in the “Description of Notes” and in other places where it is clear that the terms mean only The GEO Group, Inc. The term “Cornell Acquisition” refers to our August 12, 2010 acquisition of Cornell Companies, Inc (“Cornell”). The term “BI Acquisition” refers to our February 10, 2011 acquisition of BII Holding Corporation (“BII Holding”), the indirect owner of 100% of the equity interests of B.I. Incorporated (“BI”), as more fully described elsewhere in this prospectus. The term “Financing Transactions” refers to the offering of 6.625% senior notes due 2021, our amendment of our Senior Credit Facility and the related borrowings thereunder and the application of the net proceeds of the offering of 6.625% senior notes due 2021 and borrowings under our amended Senior Credit Facility to fund the BI Acquisition and related fees, costs and expenses. The term “Transactions” refers to the BI Acquisition and the Financing Transactions.

Except as otherwise indicated, this prospectus does not give pro forma effect to the Cornell Acquisition or BI Acquisition. Our fiscal year ends on the Sunday closest to the calendar year end, which for the prior four fiscal years occurred on January 2, 2011 (“fiscal year 2010”), January 3, 2010 (“fiscal year 2009”), December 28, 2008 (“fiscal year 2008”) and December 30, 2007 (“fiscal year 2007”). Cornell’s fiscal year begins on January 1 and ends on December 31 of each year. BII Holding’s fiscal year begins on July 1 and ends on June 30 of each year. In the context of any discussion of financial information in this prospectus, any reference to a year or to any quarter of that year relates to GEO’s fiscal year, unless otherwise specified.

Overview

We are a leading provider of government-outsourced services specializing in the management of correctional, detention, mental health, residential treatment and re-entry facilities, and the provision of community based services and youth services in the United States, Australia, South Africa, the United Kingdom and Canada. We operate a broad range of correctional and detention facilities including maximum, medium and minimum security prisons, immigration detention centers, minimum security detention centers, mental health, residential treatment and community based re-entry facilities. We offer counseling, education and/or treatment to inmates with alcohol and drug abuse problems at most of the domestic facilities we manage. Through our acquisition of BII Holding, we also provide innovative compliance technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers and pretrial defendants. Additionally, BII Holding has an exclusive contract with U.S. Immigration and Customs Enforcement, which we refer to as ICE, to provide supervision and reporting services designed to improve the participation of non-detained aliens in the immigration court system. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities that maximize security and efficiency. We also provide secure transportation services for offender and detainee populations as contracted.

Our acquisition of Cornell in August 2010 added scale to our presence in the U.S. correctional and detention market, and combined Cornell’s adult community-based and youth treatment services into GEO Care’s behavioral healthcare services platform to create a leadership position in this growing market. On December 21, 2010, we entered into a Merger Agreement to acquire BII Holding. On February 10, 2011, we completed our acquisition of BII Holding, the indirect owner of 100% of the equity interests of BI, for merger consideration of $409.6 million in cash excluding cash acquired, transaction related expenses and subject to certain adjustments. We believe the addition of BI will provide us with the ability to offer turn-key solutions to our customers in managing the full lifecycle of an offender from arraignment to reintegration into the community, which we refer to as the corrections lifecycle. As of April 3, 2011, our worldwide operations included the management and/or ownership of approximately 80,000 beds at 116 correctional, detention and residential treatment facilities, including idle facilities and projects under development and also included the provision of monitoring services, tracking more than 60,000 offenders on behalf of approximately 900 federal, state and local correctional agencies located in all 50 states.

We provide a diversified scope of services on behalf of our government clients:

•	our correctional and detention management services involve the provision of security, administrative, rehabilitation, education, health and food services, primarily at adult male correctional and detention facilities;

•	our mental health and residential treatment services involve working with governments to deliver quality care, innovative programming and active patient treatment, primarily in state-owned mental healthcare facilities;

•	our community-based services involve supervision of adult parolees and probationers and the provision of temporary housing, programming, employment assistance and other services with the intention of the successful reintegration of residents into the community;

•	our youth services include residential, detention and shelter care and community-based services along with rehabilitative, educational and treatment programs;

•	our monitoring services provide our governmental clients with innovative compliance technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers and pretrial defendants; including services to ICE for the provision of services designed to improve the participation of non-detained aliens in the immigration court system;

•	we develop new facilities, using our project development experience to design, construct and finance what we believe are state-of-the-art facilities that maximize security and efficiency; and

•	we provide secure transportation services for offender and detainee populations as contracted.

We conduct our business through four reportable business segments: our U.S. Detention & Corrections segment; our International Services segment; our GEO Care segment and our Facility Construction & Design segment. We have identified these four segments to reflect our current view that we operate four distinct business lines, each of which constitutes a material part of our overall business. Our U.S. Detention & Corrections segment primarily encompasses our U.S.-based privatized corrections and detention business. Our International Services segment primarily consists of our privatized corrections and detention operations in South Africa, Australia and the United Kingdom. Our GEO Care segment comprises our privatized mental health, residential and non-residential treatment services, educational and community based programs, pre-release and halfway house programs, compliance technologies, monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers and pretrial defendants. Our Facility Construction & Design segment primarily contracts with various state, local and federal agencies for the design and construction of facilities for which we generally have been, or expect to be, awarded management contracts. The pie chart below illustrates our consolidated revenues by business segment on a pro forma basis for the acquisitions of Cornell and BI for the fiscal year ended January 2, 2011:

GEO Total Revenue (By Business Segment)
Pro Forma for the Year Ended January 2, 2011

Competitive Strengths

Leading Corrections Provider Uniquely Positioned to Offer a Continuum of Care

We are the second largest provider of privatized correctional and detention facilities worldwide, the largest provider of community-based re-entry services and youth services in the U.S. and, following the BI Acquisition, we are the largest provider of electronic monitoring services in the U.S. Detention & Corrections industry. We believe these leading market positions and our diverse and complimentary service offerings enable us to meet the growing demand from our clients for comprehensive services throughout the entire corrections lifecycle. Our continuum of care enables us to provide consistency and continuity in case management, which we believe results in a higher quality of care for offenders, reduces recidivism, lowers overall costs for our clients, improves public safety and facilitates successful reintegration of offenders back into society.

Large Scale Operator with National Presence

We operate the sixth largest correctional system in the U.S. by number of beds, including the federal government and all 50 states. We currently have operations in 24 states and, following the BI Acquisition, we offer electronic monitoring services in every state. In addition, we have extensive experience in overall facility operations, including staff recruitment, administration, facility maintenance, food service, healthcare, security, and in the supervision, treatment and education of inmates. We believe our size and breadth of service offerings enable us to generate economies of scale which maximize our efficiencies and allows us to pass along cost savings to our clients. Our national presence also positions us to bid on and develop new facilities across the U.S.

Long-Term Relationships with High-Quality Government Customers

We have developed long-term relationships with our federal, state and other governmental customers, which we believe enhance our ability to win new contracts and retain existing business. We have provided correctional and detention management services to the United States Federal Government for 24 years, the State of California for 23 years, the State of Texas for approximately 23 years, various Australian state government entities for 19 years and the State of Florida for approximately 17 years. These customers accounted for approximately 65.9% of our consolidated revenues for the fiscal year ended January 2, 2011. The acquisitions of Cornell and BI will increase our business with our three largest federal clients, the Federal Bureau of Prisons, U.S. Marshals Service and ICE. The BI Acquisition also provides us with a new service offering for ICE, our largest client.

Recurring Revenue with Strong Cash Flow

Our revenue base is derived from our long-term customer relationships, with contract renewal rates and facility occupancy rates both in excess of 90% over the past five years. We have been able to expand our revenue base by continuing to reinvest our strong operating cash flow into expansionary projects and through strategic acquisitions that provide scale and further enhance our service offerings. Our consolidated revenues have grown from $565.5 million in 2004, to $1.3 billion in 2010 and, on a pro forma basis for the acquisitions of Cornell and BI, would have been approximately $1.6 billion for the fiscal year ended January 2, 2011. Additionally, we expect to achieve annual cost savings of $12-$15 million from the Cornell Acquisition and $3-$5 million from the BI Acquisition. We expect our operating cash flow to be well in excess of our anticipated annual maintenance capital expenditure needs, which would provide us significant flexibility for growth capital expenditures, acquisitions and/or the repayment of indebtedness.

Unique Privatized Mental Health, Residential Treatment and Community-Based Services Growth Platform

As a result of our acquisitions of Cornell and BI, we have significantly expanded the service offerings of GEO Care’s privatized mental health and residential treatment services business by adding substantial adult community-based residential operations, as well as new operations in community-based youth behavioral treatment services, electronic monitoring services and community re-entry and immigration related supervision services. Through both organic growth and acquisitions, we have been able to grow GEO Care’s business to approximately 6,500 beds, $213.8 million of revenues for the fiscal year ended January 2, 2011, and $428.7 million of revenues for the fiscal year ended January 2, 2011, on a pro forma basis for the acquisitions of Cornell and BI, from 325 beds and $31.7 million of revenues for the fiscal year ended 2004. We believe that GEO Care’s core competency of providing diversified mental health, residential treatment, and community-based services uniquely position us to meet client demands for solutions that improve successful society re-integration rates for offenders throughout the corrections system.

Sizeable International Business

Our international infrastructure, which leverages our operational excellence in the U.S., allows us to aggressively target foreign opportunities that our U.S. based competitors without overseas operations may have difficulty pursuing. We currently have international operations in Australia, Canada, South Africa and the United Kingdom. Our International Services business generated $190.5 million of revenues, representing 15% of our consolidated revenues for the fiscal year ended January 2, 2011. On a pro forma basis for the acquisitions of Cornell and BI, our International Services business represents approximately 12% of our consolidated revenues for the fiscal year ended January 2, 2011. We believe we are well positioned to continue to benefit from foreign governments’ initiatives to outsource correctional services.

Experienced, Proven Senior Management Team

Our Chief Executive Officer and Founder, George C. Zoley, has led our company for 26 years and has established a track record of growth and profitability. Under his leadership, our annual consolidated revenues from continuing operations have grown from $40.0 million in 1991 to $1.3 billion in 2010. Mr. Zoley is one of the pioneers of the industry, having developed and opened what we believe was one of the first privatized detention facilities in the U.S. in 1986. Our Chief Financial Officer, Brian R. Evans, has been with our company for over ten years and has led the integration of our recent acquisitions and financing activities. Our top six senior executives have an average tenure with our company of over ten years.

Business Strategies

Provide High Quality Comprehensive Services and Cost Savings Throughout Corrections Lifecycle

Our objective is to provide federal, state and local governmental agencies with a comprehensive offering of high quality, essential services at a lower cost than they themselves could achieve. We believe government agencies facing budgetary constraints will increasingly seek to outsource a greater proportion of their correctional needs to reliable providers that can enhance quality of service at a reduced cost. We believe our expanded and diversified service offerings uniquely position us to bundle our high quality services and provide a comprehensive continuum of care for our clients, which we believe will lead to lower cost outcomes for our clients and larger scale business opportunities for us.

Maintain Disciplined Operating Approach

We refrain from pursuing contracts that we do not believe will yield attractive profit margins in relation to the associated operational risks. In addition, although we engage in facility development from time to time without having a corresponding management contract award in place, we endeavor to do so only where we have determined that there is medium to long-term client demand for a facility in that geographical area. We have also elected not to enter certain international markets with a history of economic and political instability. We believe that our strategy of emphasizing lower risk, higher profit opportunities helps us to consistently deliver strong operational performance, lower our costs and increase our overall profitability.

Pursue International Growth Opportunities

As a global provider of privatized correctional services, we are able to capitalize on opportunities to operate existing or new facilities on behalf of foreign governments. We have seen increased business development opportunities in recent years in the international markets in which we operate and are currently bidding on several new projects. We will continue to actively bid on new international projects in our current markets and in new markets that fit our target profile for profitability and operational risk. We also intend to cross sell our expanded service offerings into these markets, including the electronic monitoring and supervision services acquired in the BI Acquisition.

Selectively Pursue Acquisition Opportunities

We intend to continue to supplement our organic growth by selectively identifying, acquiring and integrating businesses that fit our strategic objectives and enhance our geographic platform and service offerings. Since 2005, and considering the completion of the BI Acquisition, we have successfully completed six acquisitions for total consideration, including debt assumed, in excess of $1.7 billion. Our management team utilizes a disciplined approach to analyze and evaluate acquisition opportunities, which we believe has contributed to our success in completing and integrating our acquisitions.

The Corrections and Detention Industry

We believe our network of facilities and diverse service offerings position us well to capitalize on government outsourcing of correctional management services. In addition, we believe that long-term trends related to prison inmate population growth, acceptance of privatization and lower cost of private corrections operations favor an increase in the outsourcing of correctional management services. Following are the key reasons for this outsourcing trend:

U.S. Correctional Population Growth

Currently, approximately one in every 100 U.S. adults is in jail or prison and one in every 31 U.S. adults is under some form of correctional supervision. The total population under correctional supervision in the United States, which includes sentenced adults in jails or prisons and those under community supervision on probation or parole, has increased to over 7.2 million, more than tripling since the early 1980s.

Persistent Overcrowding of Correctional Facilities

Federal and state legislatures historically have had difficulty enacting expansion of prison capacity due to budgetary constraints and the disfavor that voters generally exhibit toward such expenditures. As a result, prison capacity in the U.S. often lags prison populations, leading to persistent prison overcrowding. According to the Bureau of Justice Statistics, as of year-end 2009, 19 states were operating at or above 100% of their highest capacity and the Federal prison system was operating at 136% of its highest rated capacity. Lower costs associated with the construction and operation of private facilities, as well as the availability of private capital, are leading federal and state jurisdictions throughout the United States to increasingly explore working with private service providers as a viable and cost-effective alternative to capital intensive projects such as new prison construction.

Local, State and Federal Budgetary Constraints

As the total population of United States prisoners has grown, overall correctional costs have risen at an unsustainable rate. According to the Pew Center on the States, between 1988 and 2008 national state spending on corrections (i.e. jails, prisons, community supervision) rose more than 300%, increasing as a percentage of total state general fund spending from 5% to approximately 7%. For all levels of government (i.e. local, state, and federal), total corrections spending has increased to $68.0 billion annually, which represents an increase of 336% since 1986. We believe these growing expenditures are causing concern among law and policy makers, who are facing increasing budgetary concerns related to a slower economy and lower tax receipts, which in turn presents opportunities for the privatized correctional facility industry because it offers governments a cost-effective solution to reduce their correctional service costs and avoid making large capital investments in new prisons. However, it is possible state and federal budget constraints could have adverse effects on our industry resulting in governments unexpectedly terminating contracts, seeking price reductions in connection with contract renewals or amending criminal laws and regulations to reduce prisoner headcount by reducing or eliminating mandatory minimum sentencing guidelines, especially those relating to non-violent drug possession or technical parole violations. These budget constraints could also similarly impact our mental health, residential treatment, electronic monitoring and supervision businesses and the other services provided by our GEO Care subsidiary.

Government Agencies Moving Toward Privatized Correctional Facilities

According to the Bureau of Justice Statistics, the number of inmates housed in private facilities has grown from 87,369 at year-end 2000 to 129,336 at year-end 2009, representing a compound annual growth rate of 4.5%. Notably, the federal government increased its use of privately operated facilities at a compound annual growth rate of 9.1% over the same time period from 15,524 beds to 34,087 beds. The Bureau of Justice Statistics estimates that as of year-end 2009, approximately 8.0% of the total incarcerated population in the United States was housed in private facilities, potentially providing significant growth opportunities for privatized providers through increased market penetration.

Increased Federal Government Focus on Homeland Security and Illegal Immigration

On the federal level, the Department of Homeland Security’s increased focus on securing the nation’s borders has increased the number of illegal aliens apprehended, detained and deported. As such, the number of beds necessary to detain illegal aliens until they are deported has become a significant source of demand that is expected to continue in the medium term. The ongoing efforts to secure the nation’s borders have caused the average daily population of ICE detainees to grow from less than 20,000 in ICE’s fiscal year 2005 to more than 33,000 so far in ICE’s fiscal year 2011. In addition to efforts related to securing the nation’s borders, the United States Congress has increasingly appropriated funding for the Secure Communities Initiative which aims to identify, detain and deport criminal aliens who have been convicted of local, state and federal crimes. In ICE’s fiscal year 2010, ICE removed more than 392,000 illegal aliens, including over 195,000 criminal aliens.

ICE continues to dedicate substantial resources to ensure the prompt processing of illegal aliens through the judicial system. The Intensive Supervision and Appearance Program, which we refer to as ISAP, involves the supervision of primarily non-criminal aliens who are required to comply with ICE’s Executive Office of Immigration Review court process. ISAP was implemented by ICE with BI as a pilot program in 2004, and has grown to currently include approximately 13,650 participants. There are significant growth opportunities for BI to expand the number of participants within the ISAP program given that we believe there are currently an estimated 1.6 million non-detained aliens in ICE’s system.

Growth in U.S. Correctional Population Driving Need for Alternative Solutions

The number of offenders under community correctional supervision, including those on parole or probation, has grown almost four-fold since 1980 to approximately 5 million offenders. According to the Pew Center on the States, electronic monitoring technology offers policy makers a spectrum of options to more intensely monitor offenders under community supervision at significant cost savings. The number of individuals being monitored by electronic technologies, including radio frequency, which we refer to as RF, and global positioning system, which we refer to as GPS, devices, has increased significantly over the last five years, and we estimate that currently approximately 150,000 offenders under community correctional supervision are tracked through electronic monitoring technologies. We believe the growth in electronic monitoring is being driven by technological advances and numerous legislative mandates supporting implementation of this technology. We believe that there will be increasing use of electronic monitoring for low security, low-risk offenders and for parolees as government agencies look to reduce recidivism and lower their overall lifecycle cost of an offender.

Recent Developments

Acquisition of BII Holding

On February 10, 2011, we completed our acquisition of BI, a Colorado corporation, pursuant to an Agreement and Plan of Merger, dated as of December 21, 2010 (the “Merger Agreement”), with BII Holding, a Delaware corporation, which owns BI, GEO Acquisition IV, Inc., a Delaware corporation and wholly-owned subsidiary of GEO (“Merger Sub”), BII Investors IF LP, in its capacity as the stockholders’ representative, and AEA Investors 2006 Fund L.P. Under the terms of the Merger Agreement, Merger Sub merged with and into BII Holding (the “Merger”), with BII Holding emerging as the surviving corporation of the merger. As a result of the Merger, we paid merger consideration of $409.6 million in cash excluding cash acquired, transaction related expenses and subject to certain adjustments. Under the Merger Agreement, $12.5 million of the merger consideration was placed in an escrow account for a one-year period to satisfy any applicable indemnification claims pursuant to the terms of the Merger Agreement by GEO, the Merger Sub or its affiliates. At the time of the BI Acquisition, approximately $78.4 million, including accrued interest was outstanding under BI’s senior term loan and $107.5 million, including accrued interest was outstanding under its senior subordinated note purchase agreement, excluding the unamortized debt discount. All indebtedness of BI under its senior term loan and senior subordinated note purchase agreement were repaid by BI with a portion of the $409.6 million of merger consideration. BI has been integrated into our wholly-owned subsidiary, GEO Care.

Acquisition of Cornell

On August 12, 2010, we completed our acquisition of Cornell, a Houston-based provider of correctional, detention, educational, rehabilitation and treatment services outsourced by federal, state, county and local government agencies for adults and juveniles. The acquisition was completed pursuant to a definitive merger agreement entered into on April 18, 2010, and amended on July 22, 2010, between us, GEO Acquisition III, Inc., and Cornell. Under the terms of the merger agreement, we acquired 100% of the outstanding common stock of Cornell for aggregate consideration of $618.3 million, excluding cash acquired of $12.9 million and including: (i) cash payments for Cornell’s outstanding common stock of $84.9 million, (ii) payments made on behalf of Cornell related to Cornell’s transaction costs accrued prior to the acquisition of $6.4 million, (iii) cash payments for the settlement of certain of Cornell’s debt plus accrued interest of $181.9 million using proceeds from our Senior Credit Facility, (iv) common stock consideration of $357.8 million, and (v) the fair value of stock option replacement awards of $0.2 million. The value of the equity consideration was based on the closing price of the Company’s common stock on August 12, 2010 of $22.70.

Senior Credit Facility

On August 4, 2010, we entered into the Senior Credit Facility comprised of (i) a $150.0 million Term Loan A, referred to as “Term Loan A”, initially bearing interest at LIBOR plus 2.5% and maturing August 4, 2015, (ii) a $200.0 million Term Loan B referred to as “Term Loan B”, initially bearing interest at LIBOR plus 3.25% with a LIBOR floor of 1.50% and maturing August 4, 2016 and (iii) a Revolving Credit Facility, referred to as “Revolving Credit Facility” or “Revolver”, of $400.0 million initially bearing interest at LIBOR plus 2.5% and maturing August 4, 2015. On August 4, 2010, we used proceeds from borrowings under the Senior Credit Facility primarily to repay existing borrowings and accrued interest under the Third Amended and Restated Credit Agreement, which we refer to as the “Prior Senior Credit Agreement”, of $267.7 million and to pay $6.7 million for financing fees related to the Senior Credit Facility. On August 4, 2010, the Prior Senior Credit Agreement was terminated. On August 12, 2010, in connection with the Cornell merger, we primarily used aggregate proceeds of $290.0 million from the Term Loan A and from the Revolver under the Senior Credit Facility to repay Cornell’s obligations plus accrued interest under its revolving line of credit due December 2011 of $67.5 million, to repay its obligations plus accrued interest under the existing 10.75% Senior Notes due July 2012 of $114.4 million, to pay $14.0 million in transaction costs and to pay the cash component of the Cornell merger consideration of $84.9 million.

Amendment of Senior Credit Facility

On February 8, 2011, we entered into Amendment No. 1, dated as of February 8, 2011, to the Credit Agreement dated as of August 4, 2010, by and among us, the Guarantors party thereto, the lenders party thereto and BNP Paribas, as administrative agent, which we refer to as Amendment No. 1. Amendment No. 1, among other things amended certain definitions and covenants relating to the total leverage ratios and the senior secured leverage ratios set forth in the Credit Agreement. Effective February 10, 2011, the revolving credit commitments under the Senior Credit Facility were increased by an aggregate principal amount equal to $100.0 million, resulting in an aggregate of $500.0 million of revolving credit commitments. Also effective February 10, 2011, GEO obtained an additional $150.0 million of term loans under the Senior Credit Facility, specifically under a new $150.0 million incremental Term Loan A-2, initially bearing interest at LIBOR plus 2.75%. Following the execution of Amendment No. 1, the Senior Credit Facility is now comprised of: a $150.0 million Term Loan A due August 2015; a $150.0 million Term Loan A-2 due August 2015; a $200.0 million Term Loan B due August 2016; and a $500.0 million Revolving Credit Facility due August 2015. Incremental borrowings of $150.0 million under our amended Senior Credit Facility along with proceeds from our $300.0 million 6.625% Senior Notes were used to finance the acquisition of BI. As of April 3, 2011, the Company had $493.5 million in borrowings, net of discount, outstanding under the term loans, $210.0 million in borrowings under the Revolving Credit Facility, approximately $70.4 million in letters of credit and approximately $219.6 million in additional borrowing capacity under the Revolving Credit Facility.

6.625% Senior Notes

On February 10, 2011, we completed the issuance of $300.0 million in aggregate principal amount of our 6.625% Senior Notes in a private offering under an Indenture dated as of February 10, 2011 among us, certain of our domestic subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as trustee. The 6.625% Senior Notes were offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and outside the United States in accordance with Regulation S under the Securities Act. The 6.625% Senior Notes were issued at a coupon rate and yield to maturity of 6.625%. Interest on the 6.625% Senior Notes will accrue at the rate of 6.625% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2011. The 6.625% Senior Notes mature on February 15, 2021. We used the net proceeds from this offering along with $150.0 million of borrowings under our Senior Credit Facility to finance the acquisition of BI and to pay related fees, costs, and expenses. We used the remaining net proceeds for general corporate purposes. Up to $300.0 million of these notes will be offered in exchange for new notes with materially identical terms that have been registered under the Securities Act of 1933 pursuant to this Registration Statement.

Corporate Information

Our principal executive offices are located at One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida 33487 and our telephone number is (866) 301-4GEO (4436). We also maintain a website at www.geogroup.com. The information on our website is not part of this prospectus.

Summary Description of the New Notes

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus, including a more detailed summary of the terms of the notes under “Description of Notes.”

Issuer	The GEO Group, Inc.

Notes Offered	$300,000,000 aggregate principal amount of 6.625% Senior Notes due 2021.

Maturity Date	February 15, 2021.

Interest Payment Dates	February 15 and August 15, commencing August 15, 2011.

Subsidiary Guarantees	On the issue date, each of our restricted subsidiaries that guarantees our Senior Credit Facility will guarantee the notes. The notes may be guaranteed by additional subsidiaries in the future under certain circumstances. See “Description of Notes — Certain Covenants — Additional Note Guarantees.” GEO and the initial guarantors generated approximately 85.8% and 82.2% of our consolidated revenues for the thirteen weeks ended April 3, 2011 and the fiscal year ended January 2, 2011, respectively, and held approximately 85.3% and 81.8% of our consolidated assets as of April 3, 2011 and January 2, 2011, respectively.

Ranking	The notes and the guarantees will be unsecured, unsubordinated obligations of GEO and the guarantors and will rank:

• pari passu with any unsecured, unsubordinated indebtedness of GEO and the guarantors, including the 7 3/4% Senior Notes;

• senior to any future indebtedness of GEO and the guarantors that is expressly subordinated to the notes and the guarantees;

• effectively junior to any secured indebtedness of GEO and the guarantors, including indebtedness under our Senior Credit Facility, to the extent of the value of the assets securing such indebtedness; and

• structurally junior to all obligations of our subsidiaries that are not guarantors.

Optional Redemption	On or after February 15, 2016, we may redeem some or all of the notes at any time at the redemption prices specified under “Description of Notes — Optional Redemption.”

Before February 15, 2016, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a make-whole premium described under “Description of Notes — Optional Redemption” together with accrued and unpaid interest.

In addition, at any time prior to February 15, 2014, we may redeem up to 35% of the notes with the net cash proceeds from specified equity offerings at a redemption price equal to 106.625% of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control	Upon a change of control (as defined in “Description of Notes — Certain Definitions”), we must offer to repurchase the notes at 101% of the principal amount, plus accrued interest to the purchase date.

Certain Covenants	The indenture governing the notes contains certain covenants, including limitations and restrictions on our and our restricted subsidiaries’ ability to:

• incur additional indebtedness or issue preferred stock;

• make dividend payments or other restricted payments;

• create liens;

• sell assets;

• enter into transactions with affiliates; and

• enter into mergers, consolidations, or sales of all or substantially all of our assets.

As of the date of the indenture, all of our subsidiaries (other than CSC of Tacoma, LLC, GEO International Holdings, Inc., certain dormant domestic subsidiaries and all of our foreign subsidiaries in existence on the date of the indenture) will be restricted subsidiaries. Our unrestricted subsidiaries will not be subject to any of the restrictive covenants in the indenture. The restrictive covenants set forth in the indenture are subject to important exceptions and qualifications. In addition, most of the covenants will be suspended while the notes are rated investment grade by Moody’s Investment Services, Inc. or Standard & Poor’s Rating Services. See “Description of Notes — Certain Covenants.”

Risk Factors	Potential investors in the notes should carefully consider the matters set forth under the caption “Risk Factors” prior to making an investment decision with respect to the notes.

The Exchange Offer

On February 10, 2011, we completed a private offering of the old notes (“Original Notes”). We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to cause the registration statement, of which this prospectus forms a part, to become effective within 180 days of the issue date of the old notes and consummate the exchange offer within 30 days after the registration statement has become effective.

The Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on [ • ], 2011, unless extended.

Condition to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. A minimum aggregate principal amount of old notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Old Notes	To participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required in the letter of transmittal, including the old notes that you wish to exchange, to Wells Fargo Bank, N.A., as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your old notes by following the procedures for book-entry transfer described in this prospectus.

If your old notes are held through The Depository Trust Company and you wish to participate in the exchange offer, you may do so through the automated tender offer program of The Depository Trust Company. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your old notes, we urge you to contact that person promptly to tender your old notes in the exchange offer.

For more information on tendering your old notes, please refer to the sections in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer,” “— Procedures for Tendering” and “— Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you wish to tender your old notes and you cannot get your required documents to the exchange agent on time, you may tender your old notes according to the guaranteed delivery procedures described in “Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal of Tenders	You may withdraw your tender of old notes under the exchange offer at any time prior to the expiration date. To withdraw, you must have delivered a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 5:00 p.m. New York City time on the expiration date of the exchange offer.

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the new notes promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer.”

Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Appraisal Rights	Holders of old notes will not have dissenters rights or appraisal rights in connection with the exchange offer.

Resale of New Notes	Based on an interpretation by the Commission set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer new notes issued in the exchange offer in exchange for old notes without restrictions under the federal securities laws if:

• you are not our “affiliate”;

• you acquire the new notes in the ordinary course of your business; and

• you do not intend to participate in a distribution of the new notes.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

• cannot rely on such interpretations by the staff of the Commission; and

• must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must deliver a prospectus in connection with any resale of the new notes.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register the old notes under the Securities Act of 1933, except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act of 1933, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act of 1933.

U.S. Federal Income Tax Considerations	The exchange of the new notes for the old notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Considerations.”

Exchange Agent	We have appointed Wells Fargo Bank, N.A., as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent as follows: by telephone at (800) 344-5128, Option 0. Eligible institutions may make requests by facsimile at (612) 667-6282, Attn: Bondholder Communications.

Summary Historical and Pro Forma Financial and Other Data

The consolidated statement of income data and other financial data for the fiscal years ended December 28, 2008, January 3, 2010 and January 2, 2011 and the consolidated balance sheet data as of such dates were derived from our audited consolidated financial statements. The consolidated statement of income data and other financial data for the thirteen weeks ended April 4, 2010 and April 3, 2011 and the consolidated balance sheet data as of such dates were derived from our unaudited consolidated financial statements. The historical financial data below also takes into consideration reclassifications to certain periods for the noncontrolling interest in our consolidated South Africa subsidiary and our operating segments as discussed further below. The pro forma consolidated statement of income data and other financial data for the thirteen weeks ended April 3, 2011 and the fiscal year ended January 2, 2011 has been derived from our unaudited financial statements for the thirteen weeks ended April 3, 2011 and our audited financial statements for the fiscal year ended January 2, 2011 and includes the historical financial data of Cornell and BI as well as certain pro forma adjustments. See “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this prospectus.

The information presented below should be read in conjunction with the historical consolidated financial statements of GEO, Cornell and BI, including the related notes, with GEO’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the “Unaudited Pro Forma Condensed Combined Financial Information”, appearing elsewhere in this prospectus or incorporated by reference into this offering memorandum. All amounts are presented in millions except certain operational data and ratios.

						Pro Forma	Pro Forma
						Thirteen	Fiscal
	Fiscal Year Ended			For Thirteen Weeks Ended		Weeks Ended	Year Ended
	December 28,	January 3,	January 2,	April 4,	April 3,	April 3,	January 2,
	2008	2010	2011	2010	2011	2011	2011

Consolidated Statement of Income:
Revenues	$1,043.0	$1,141.1	$1,270.0	$287.5	$391.8	$405.4	$1,630.2
Operating costs and expenses
Operating expenses	822.1	897.1	975.0	226.3	299.3	306.8	1,220.6
Depreciation and amortization	37.4	39.3	48.1	9.2	18.8	20.5	80.1
General and administrative expenses	69.1	69.2	106.4	17.5	32.8	29.1	110.2

Total operating costs and expenses	928.6	1,005.6	1,129.5	253.0	350.9	356.4	1,410.9
Operating income(1)	114.4	135.5	140.5	34.5	40.9	49.0	219.3
Interest income	7.0	4.9	6.2	1.2	1.6	1.6	6.6
Interest expense(2)	(30.2)	(28.5)	(40.7)	(7.8)	(17.0)	(19.9)	(78.9)
Loss on extinguishment of debt	—	(6.8)	(7.9)	—	—	—	(7.9)

Income before income taxes	91.2	105.1	98.1	27.9	25.5	30.7	139.1
Provision for income taxes(1)	34.0	42.1	39.5	10.8	9.8	11.9	53.7
Equity in earnings of affiliates, net of income tax	4.6	3.5	4.2	0.6	0.7	0.7	4.2

Income from continuing operations	61.8	66.5	62.8	17.7	16.4	19.5	89.6
Net (income) loss attributable to non-controlling interest(1)	(0.4)	(0.2)	0.7	—	0.4	0.4	(0.3)

Net income from continuing operations attributable to GEO	$61.4	$66.3	$63.5	$17.7	$16.8	$19.9	$89.3

Business Segment Data:
Revenues:
U.S. Detention & Corrections(3)	$700.6	$772.5	$842.4	$189.7	$241.7	$241.7	$987.7
International Services	128.7	137.2	190.5	45.9	53.1	53.1	190.5
GEO Care(3)	127.8	133.4	213.8	37.5	96.9	110.5	428.7
Facility Construction & Design	85.9	98.0	23.3	14.4	0.1	0.1	23.3

Total revenues	$1,043.0	$1,141.1	$1,270.0	$287.5	$391.8	$405.4	$1,630.2

Pro Forma	Pro Forma
Thirteen	Fiscal
Fiscal Year Ended	For Thirteen Weeks Ended	Weeks Ended	Year Ended
December 28,	January 3,	January 2,	April 4,	April 3,	April 3,	January 2,
2008	2010	2011	2010	2011	2011	2011

Operating income (loss)
U.S. Detention & Corrections(3)	$156.3	$178.3	$204.4	$44.9	$55.7	$55.7	$239.8
International Services	10.7	8.0	12.3	1.9	4.0	4.0	12.3
GEO Care(3)	16.2	18.0	27.8	4.2	13.9	18.3	75.0
Facility Construction & Design	0.3	0.4	2.4	1.0	0.1	0.1	2.4
Unallocated G&A expenses	(69.1)	(69.2)	(106.4)	(17.5)	(32.8)	(29.1)	(110.2)

Total operating income	$114.4	$135.5	$140.5	$34.5	$40.9	$49.0	$219.3

Balance Sheet Data (at period end):
Cash and cash equivalents (unrestricted)	$31.7	$33.9	$39.7	$30.3	$85.9	***	$58.1
Restricted cash	32.7	34.1	90.6	36.6	87.6	***	90.7
Accounts receivable, net	199.7	200.8	275.5	179.8	278.7	***	294.9
Property, plant and equipment, net	878.6	998.6	1,511.3	1,003.9	1,568.5	***	1,532.7
Total assets	1,288.6	1,447.8	2,423.8	1,426.7	2,956.1	***	2,935.0
Total debt	512.1	584.7	1,045.0	588.5	1,485.0	***	1,497.0
Total shareholders’ equity	579.6	665.1	1,039.5	631.6	1,055.4	***	1,035.6
Other Financial Data:
Net cash provided by operating activities	$71.5	$131.1	$126.2	$64.7	$69.1	*	*
Net cash used in investing activities	(131.6)	(185.3)	(368.3)	(17.9)	(444.9)	*	*
Net cash provided by (used in) financing activities	53.6	51.9	243.7	(50.4)	427.2	*	*
Capital expenditures	131.0	149.8	97.1	15.7	38.7	*	*
Depreciation and amortization expense	37.4	39.3	48.1	9.2	18.8	20.5	80.1
Financial Ratio:
Ratio of earnings to fixed charges(4)	3.1	x	3.1	x	2.5	x	3.3	x	2.2	x	2.2	x	2.2	x
Business Segment Operational Data:
Compensated Mandays (in millions)(5)
U.S. Detention & Corrections	13.2	14.4	15.1	3.5	4.3	**	**
International Services	2.1	2.2	2.5	0.6	0.6	**	**
GEO Care	0.6	0.7	1.3	0.2	0.5	**	**

Total Compensated Mandays	15.9	17.3	18.9	4.3	5.4	**	**

Revenue Producing Beds (in thousands) (end of period)(6)
U.S. Detention & Corrections	41.8	40.7	53.8	40.7	51.2	**	**
International Services	5.8	6.8	7.2	6.9	7.2	**	**
GEO Care	1.8	2.2	6.1	2.1	6.2	**	**

Total Revenue Producing Beds	49.4	49.7	67.1	49.7	64.6	**	**

Average Occupancy(7)
U.S. Detention & Corrections	95.7%	93.6%	93.8%	93.4%	93.3%	**	**
International Services	100.0%	100.0%	100.0%	100.0%	100.0%	**	**
GEO Care	100.0%	99.5%	92.4%	96.5%	86.6%	**	**

Total Average Occupancy	96.4%	94.6%	94.5%	94.4%	93.4%	**	**

Other Operational Data (end of period):
Facilities in operation(8)	59	57	103	56	116	**	**
Design capacity of facilities (in thousands)(9)	53.4	52.8	70.2	52.7	79.8	**	**

*	This information is not required for purposes of the pro forma financial data.

**	This information presents certain measures relative to GEO’s Detention & Corrections facilities and GEO Care’s residential facilities and is not expected to change as a result of the acquisition of BI.

***	Since the Cornell Acquisition and the BI Acquisition, including the related Financing Transactions, have been reflected in the most recent historical balance sheet as of April 3, 2011 filed in GEO’s Quarterly Report on Form 10-Q and incorporated by reference to this registration statement, we have not presented a pro forma balance sheet.

(1)	For the fiscal years ended December 28, 2008, January 3, 2010 and for the thirteen weeks ended April 4, 2010, the Company has reclassified its noncontrolling interest in South African Custodial Management Pty. Limited (“SACM”) to conform to current presentation.

(2)	Interest expense excludes the following capitalized interest amounts for the periods presented (in millions):

					Pro Forma
Fiscal Year Ended			Thirteen Weeks Ended		Thirteen Weeks	Pro Forma
December 28,	January 3,	January 2,	April 4,	April 3,	Ended	Fiscal Year Ended
2008	2010	2011	2010	2011	April 3, 2011	January 2, 2011

$4.3	$4.9	$4.1	$1.7	$0.5	$0.5	$4.1

(3)	For the fiscal years ended December 28, 2008, January 3, 2010 and for the thirteen weeks ended April 4, 2010, we have reclassified Business Segment Data and Business Segment Operational Data for two of our community based facilities which were previously part of our U.S. Detention & Corrections segment and are now part of our GEO Care segment. The combined revenue and operating income for these two facilities during the periods reclassified were as follows:

	Fiscal Year Ended		Thirteen
	December 28,	January 3,	Weeks Ended
	2008	2010	April 4, 2010

Revenue	$10.5	$11.6	$2.8
Operating Income	$3.7	$4.5	$0.9

(4)	For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income before income taxes and equity in earnings of affiliates plus fixed charges, which consist of interest expense (including the interest element of rental expense), whether expensed or capitalized, and amortization of capitalized interest and deferred financing fees.

(5)	Compensated mandays are calculated as follows: (a) for per diem rate facilities — the number of beds occupied by residents on a daily basis during the period; and (b) for fixed rate facilities — the design capacity of the facility multiplied by the number of days the facility was in operation during the period.

(6)	Revenue producing beds are available beds under contract, excluding facilities under development, idle facilities and discontinued operations.

(7)	The average occupancy is calculated by taking compensated mandays as a percentage of capacity, excluding mandays and capacity of our idle facilities, facilities under development and discontinued operations.

(8)	Facilities in operation exclude facilities under development, idle facilities and discontinued operations.

(9)	Design capacity of facilities is defined as the total available beds, excluding facilities under development, idle facilities and discontinued operations.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, before deciding whether to tender your old notes in the exchange offer. Any of these risks could materially adversely affect our business, financial condition, or results of operations. These risks could also cause our actual results to differ materially from those indicated in the forward-looking statements contained herein and elsewhere. The risks described below are not the only risks we face. Additional risks not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business operations.

Risks Related to the Exchange Offer

If you fail to follow the exchange offer procedures, your original notes will not be accepted for exchange.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of this exchange offer only after timely receipt of your old notes, properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your old notes, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your original notes for exchange notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

We did not register the old notes, nor do we intend to do so following the exchange offer. Old notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. As a result, if you hold old notes after the exchange offer, you may not be able to sell them. To the extent any old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

Risks Related to the Notes

The notes and the related guarantees are effectively subordinated to our and our subsidiary guarantors’ senior secured indebtedness and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the notes.

The notes and the related guarantees are unsecured and therefore will be effectively subordinated to our secured indebtedness, including borrowings under our Senior Credit Facility, to the extent of the value of the assets securing such indebtedness. As of April 3, 2011, we had $146.3 million outstanding under the Term Loan A, $150.0 million outstanding under the Term Loan A-2, $199.0 million outstanding under the Term Loan B, and our $500.0 million Revolving Credit Facility had $210.0 million outstanding in loans, $70.4 million outstanding in letters of credit and $219.6 million available for borrowings. In addition, the indenture governing the 7 3/4% Senior Notes and the indenture governing the notes will allow us and our subsidiary guarantors to incur a significant amount of additional indebtedness and to secure indebtedness, including any indebtedness incurred under credit facilities. In the event we or the guarantors become the subject of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets and the assets of the guarantors securing indebtedness could not be used to pay you until after all secured claims against us and the guarantors have been fully paid.

In addition, the notes and the related guarantees will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes, including the trade payables. For the thirteen weeks ended April 3, 2011 and the fiscal year ended January 2, 2011, our non-guarantor subsidiaries accounted for 14.2% and 17.8% of our consolidated revenues, respectively, and as of April 3, 2011 and January 2, 2011, our non-guarantor subsidiaries accounted for 14.7% and 18.2% of our total consolidated assets, respectively.

There is no public market for the notes.

The notes are a new issue of securities for which there is no established trading market and we do not intend to list the notes on any securities exchange or seek their admission to be quoted on any automated dealer quotation system. However, the notes are eligible for trading in the PORTAL Market. Although the initial purchasers have advised us that they intend to make a market in the notes, they have no obligation to do so and may discontinue such activity at any time without notice. We cannot be sure that an active trading market will develop for the notes. Moreover, if a market were to develop, the notes could trade at prices that may be lower than their initial offering price because of many factors, including, but not limited to:

•	prevailing interest rates for similar securities;

•	general economic conditions;

•	our financial condition, performance or prospects; and

•	the prospects for other companies in the same industry.

We may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so.

Upon a change of control, each holder of the notes and each holder of the 7 3/4% Senior Notes will have the right to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest, and, liquidated damages, if any, to the date of repurchase. The terms of the Senior Credit Facility limit our ability to repurchase the notes in the event of a change of control. Any future agreement governing any of our indebtedness may contain similar restrictions and provisions. Accordingly, it is possible that restrictions in the Senior Credit Facility or other indebtedness that may be incurred in the future will not allow the required repurchase of the notes and the 7 3/4% Senior Notes upon a change of control. Even if such repurchase is permitted by the terms of our then existing indebtedness, we may not have sufficient funds available to satisfy our repurchase obligations.

Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the notes in specific circumstances, which would interfere with the payment of the subsidiary guarantees.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our subsidiaries could be voided, or claims under the guarantee made by any of our subsidiaries could be subordinated to all other obligations of any such subsidiary, if the subsidiary, at the time it incurred the obligations under any guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value, or did not receive fair consideration, in exchange for incurring those obligations; and

(1) was insolvent or rendered insolvent by reason of that incurrence;

(2) was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital; or

(3) intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. In any such case, your right to receive payments in respect of the notes from any such guarantor would be structurally subordinated to all indebtedness and other liabilities of that guarantor.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that each of our subsidiaries making a guarantee received reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion or elect to apply a different standard in making its determination.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

We cannot assure you, however, as to what standard a court would apply in making these determinations. For example, in a Florida bankruptcy case, the bankruptcy court determined that express limitations upon the obligations of each guarantor under its note guarantee, intended to prevent the note guarantee from constituting a fraudulent conveyance or fraudulent transfer, were not enforceable, and further determined, for various reasons, that the subsidiary guarantees at issue constituted fraudulent conveyances. If a guarantee of the notes is voided as a fraudulent conveyance or is found to be unenforceable for any other reason, you will not have a claim against the guarantor.

Risks Related to Our High Level of Indebtedness

Our significant level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our debt service obligations.

We have a significant amount of indebtedness. Our total consolidated indebtedness as of April 3, 2011 was $1,252.6 million, excluding non-recourse debt of $216.6 million and capital lease obligations of $15.8 million. As of April 3, 2011, we had $70.4 million outstanding in letters of credit and $210.0 million in borrowings outstanding under the Revolver. Consequently, as of April 3, 2011, we had the ability to borrow $219.6 million under our Revolver.

Our substantial indebtedness could have important consequences. For example, it could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	increase our vulnerability to adverse economic and industry conditions;

•	place us at a competitive disadvantage compared to competitors that may be less leveraged; and

•	limit our ability to borrow additional funds or refinance existing indebtedness on favorable terms.

If we are unable to meet our debt service obligations, we may need to reduce capital expenditures, restructure or refinance our indebtedness, obtain additional equity financing or sell assets. We may be unable to restructure or refinance our indebtedness, obtain additional equity financing or sell assets on satisfactory terms or at all. In addition, our ability to incur additional indebtedness will be restricted by the terms of our Senior Credit Facility, the indenture governing the 7 3/4% Senior Notes and the indenture governing the 6.625% Senior Notes.

We are incurring significant indebtedness in connection with substantial ongoing capital expenditures. Capital expenditures for existing and future projects may materially strain our liquidity.

As of April 3, 2011, we were developing a number of projects that we estimate will cost approximately $281.0 million, of which $87.6 million was spent through April 3, 2011. We estimate our remaining capital requirements to be approximately $193.4 million, which we anticipate will be spent in fiscal years 2011 and 2012. Capital expenditures related to facility maintenance costs are expected to range between $20.0 million and $25.0 million for fiscal year 2011. We intend to finance these and future projects using our own funds, including cash on hand, cash flow from operations and borrowings under the revolver portion of our Senior Credit Facility. In addition to these current estimated capital requirements for 2011 and 2012, we are currently in the process of bidding on, or evaluating potential bids for the design, construction and management of a number of new projects. In the event that we win bids for these projects and decide to self-finance their construction, our capital requirements in 2011 and/or 2012 could materially increase. As of April 3, 2011, we had the ability to borrow $219.6 million under the revolver portion of our Senior Credit Facility subject to our satisfying the relevant borrowing conditions thereunder. In addition, we have the ability to borrow $250.0 million under the accordion feature of our Senior Credit Facility subject to lender demand and prevailing market conditions and satisfying the relevant borrowing conditions thereunder. While we believe we currently have adequate borrowing capacity under our Senior Credit Facility to fund our operations and all of our committed capital expenditure projects, we may need additional borrowings or financing from other sources in order to complete potential capital expenditures related to new projects in the future. We cannot assure you that such borrowings or financing will be made available to us on satisfactory terms, or at all. In addition, the large capital commitments that these projects will require over the next 12-18 month period may materially strain our liquidity and our borrowing capacity for other purposes. Capital constraints caused by these projects may also cause us to have to entirely refinance our existing indebtedness or incur more indebtedness. Such financing may have terms less favorable than those we currently have in place, or not be available to us at all. In addition, the concurrent development of these and other large capital projects exposes us to material risks. For example, we may not complete some or all of the projects on time or on budget, which could cause us to absorb any losses associated with any delays.

Despite current indebtedness levels, we may still incur more indebtedness, which could further exacerbate the risks described above.

The terms of the indenture governing the 7 3/4% Senior Notes, the indenture governing the 6.625% Senior Notes and our Senior Credit Facility restrict our ability to incur but do not prohibit us from incurring significant additional indebtedness in the future. As of April 3, 2011, we had the ability to borrow $219.6 million under the revolver portion of our Senior Credit Facility subject to our satisfying the relevant borrowing conditions thereunder. We also have the ability to borrow an additional $250.0 million under the accordion feature of our Senior Credit Facility subject to lender demand, prevailing market conditions and satisfying relevant borrowing conditions. Also, we may refinance all or a portion of our indebtedness, including borrowings under our Senior Credit Facility, the 7 3/4% Senior Notes and/or the 6.625% Senior Notes. The terms of such refinancing may be less restrictive and permit us to incur more indebtedness than we can now. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face related to our significant level of indebtedness could intensify.

The covenants in the indenture governing the 7 3/4% Senior Notes, the indenture governing the 6.625% Senior Notes and our Senior Credit Facility impose significant operating and financial restrictions which may adversely affect our ability to operate our business.

The indenture governing the 7 3/4% Senior Notes, the indenture governing the 6.625% Senior Notes and our Senior Credit Facility impose significant operating and financial restrictions on us and certain of our subsidiaries, which we refer to as restricted subsidiaries. These restrictions limit our ability to, among other things:

•	incur additional indebtedness;

•	pay dividends and or distributions on our capital stock, repurchase, redeem or retire our capital stock, prepay subordinated indebtedness, make investments;

•	issue preferred stock of subsidiaries;

•	guarantee other indebtedness;

•	create liens on our assets;

•	transfer and sell assets;

•	make capital expenditures above certain limits;

•	create or permit restrictions on the ability of our restricted subsidiaries to make dividends or make other distributions to us;

•	enter into sale/leaseback transactions;

•	enter into transactions with affiliates; and

•	merge or consolidate with another company or sell all or substantially all of our assets.

These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, our Senior Credit Facility requires us to maintain specified financial ratios and satisfy certain financial covenants, including maintaining maximum senior secured leverage ratio and total leverage ratios, and a minimum interest coverage ratio. Some of these financial ratios become more restrictive over the life of the Senior Credit Facility. We may be required to take action to reduce our indebtedness or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. We could also incur additional indebtedness having even more restrictive covenants. Our failure to comply with any of the covenants under our Senior Credit Facility, the indenture governing the 7 3/4% Senior Notes and the indenture governing the 6.625% Senior Notes or any other indebtedness could prevent us from being able to draw on the revolver portion of our Senior Credit Facility, cause an event of default under such documents and result in an acceleration of all of our outstanding indebtedness. If all of our outstanding indebtedness were to be accelerated, we likely would not be able to simultaneously satisfy all of our obligations under such indebtedness, which would materially adversely affect our financial condition and results of operations.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not be able to generate sufficient cash flow from operations or future borrowings may not be available to us under our Senior Credit Facility or otherwise in an amount sufficient to enable us to pay our indebtedness or debt securities, including the 7 3/4% Senior Notes and the 6.625% Senior Notes, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness on or before maturity. However, we may not be able to complete such refinancing on commercially reasonable terms or at all.

Because portions of our senior indebtedness have floating interest rates, a general increase in interest rates will adversely affect cash flows.

Borrowings under our Senior Credit Facility bear interest at a variable rate. As a result, to the extent our exposure to increases in interest rates is not eliminated through interest rate protection agreements, such increases will result in higher debt service costs which will adversely affect our cash flows. We currently do not have interest rate protection agreements in place to protect against interest rate fluctuations on borrowings under our Senior Credit Facility. As of April 3, 2011 we had $703.5 million of aggregate indebtedness outstanding under our Senior Credit Facility (net of discount of $1.8 million), and a one percent increase in the average interest rate applicable to the Senior Credit Facility would increase our annual interest expense by $7.0 million.

We depend on distributions from our subsidiaries to make payments on our indebtedness. These distributions may not be made.

A substantial portion of our business is conducted by our subsidiaries. Therefore, our ability to meet our payment obligations on our indebtedness is substantially dependent on the earnings of certain of our subsidiaries and the payment of funds to us by our subsidiaries as dividends, loans, advances or other payments. Our subsidiaries are separate and distinct legal entities and, unless they expressly guarantee any indebtedness of ours, they are not obligated to make funds available for payment of our indebtedness in the form of loans, distributions or otherwise. Our subsidiaries’ ability to make any such loans, distributions or other payments to us will depend on their earnings, business results, the terms of their existing and any future indebtedness, tax considerations and legal or contractual restrictions to which they may be subject. If our subsidiaries do not make such payments to us, our ability to repay our indebtedness may be materially adversely affected. For the thirteen weeks ended April 3, 2011 and the year ended January 2, 2011, our subsidiaries accounted for 68.1% and 58.9% of our consolidated revenues, respectively, and as of April 3, 2011 and January 2, 2011, our subsidiaries accounted for 79.4% and 77.2% of our total assets, respectively.

Risks Related to Our Business and Industry

From time to time, we may not have a management contract with a client to operate existing beds at a facility or new beds at a facility that we are expanding and we cannot assure you that such a contract will be obtained. Failure to obtain a management contract for these beds will subject us to carrying costs with no corresponding management revenue.

From time to time, we may not have a management contract with a client to operate existing beds or new beds at facilities that we are currently in the process of renovating and expanding. While we will always strive to work diligently with a number of different customers for the use of these beds, we cannot assure you that a contract for the beds will be secured on a timely basis, or at all. While a facility or new beds at a facility are vacant, we incur carrying costs. Failure to secure a management contract for a facility or expansion project could have a material adverse impact on our financial condition, results of operations and/or cash flows. In addition, in order to secure a management contract for these beds, we may need to incur significant capital expenditures to renovate or further expand the facility to meet potential clients’ needs.

Negative conditions in the capital markets could prevent us from obtaining financing, which could materially harm our business.

Our ability to obtain additional financing is highly dependent on the conditions of the capital markets, among other things. The capital and credit markets have been experiencing significant volatility and disruption since 2008. The downturn in the equity and debt markets, the tightening of the credit markets, the general economic slowdown and other macroeconomic conditions, such as the current global economic environment could prevent us from raising additional capital or obtaining additional financing on satisfactory terms, or at all. If we need, but cannot obtain, adequate capital as a result of negative conditions in the capital markets or otherwise, our business, results of operations and financial condition could be materially adversely affected. Additionally, such inability to obtain capital could prevent us from pursuing attractive business development opportunities, including new facility constructions or expansions of existing facilities, and business or asset acquisitions.

We are subject to the loss of our facility management contracts, due to terminations, non-renewals or competitive re-bids, which could adversely affect our results of operations and liquidity, including our ability to secure new facility management contracts from other government customers.

We are exposed to the risk that we may lose our facility management contracts primarily due to one of three reasons: the termination by a government customer with or without cause at any time; the failure by a customer to exercise its unilateral option to renew a contract with us upon the expiration of the then current term; or our failure to win the right to continue to operate under a contract that has been competitively re-bid in a procurement process upon its termination or expiration. BI’s business is also subject to the risk that it may lose contracts as a result of termination by a government customer, non-renewal by a government customer or the failure to win a competitive re-bid of a contract. Our facility management contracts typically allow a contracting governmental agency to terminate a contract with or without cause at any time by giving us written notice ranging from 30 to 180 days. If government agencies were to use these provisions to terminate, or renegotiate the terms of their agreements with us, our financial condition and results of operations could be materially adversely affected.

Aside from our customers’ unilateral right to terminate our facility management contracts with them at any time for any reason, there are two points during the typical lifecycle of a contract which may result in the loss by us of a facility management contract with our customers. We refer to these points as contract “renewals” and contract “re-bids.” Many of our facility management contracts with our government customers have an initial fixed term and subsequent renewal rights for one or more additional periods at the unilateral option of the customer. Because most of our contracts for youth services do not guarantee placement or revenue, we have not considered youth services in the re-bid and renewal rates. We count each government customer’s right to renew a particular facility management contract for an additional period as a separate “renewal.” For example, a five-year initial fixed term contract with customer options to renew for five separate additional one-year periods would, if fully exercised, be counted as five separate renewals, with one renewal coming in each of the five years following the initial term. As of January 2, 2011, 32 of our facility management contracts representing 19,450 beds are scheduled to expire on or before January 1, 2012, unless renewed by the customer at its sole option in certain cases, or unless renewed by mutual agreement in other cases. These contracts represented 21.5% of our consolidated revenues for the year ended January 2, 2011. We undertake substantial efforts to renew our facility management contracts. Our historical facility management contract renewal rate exceeds 90%. However, given their unilateral nature, we cannot assure you that our customers will in fact exercise their renewal options under existing contracts. In addition, in connection with contract renewals, either we or the contracting government agency have typically requested changes or adjustments to contractual terms. As a result, contract renewals may be made on terms that are more or less favorable to us than those in existence prior to the renewals.

We define competitive re-bids as contracts currently under our management which we believe, based on our experience with the customer and the facility involved, will be re-bid to us and other potential service providers in a competitive procurement process upon the expiration or termination of our contract, assuming all renewal options are exercised. Our determination of which contracts we believe will be competitively re-bid may in some cases be subjective and judgmental, based largely on our knowledge of the dynamics involving a particular contract, the customer and the facility involved. Competitive re-bids may result from the expiration of the term of a contract, including the initial fixed term plus any renewal periods, or the early termination of a contract by a customer. Competitive re-bids are often required by applicable federal or state procurement laws periodically in order to further competitive pricing and other terms for the government customer. Potential bidders in competitive re-bid situations include us, other private operators and other government entities.

As of January 2, 2011, 15 of our facility management contracts representing $96.3 million (or 7.6%) of our consolidated revenues for the year ended January 2, 2011 are subject to competitive re-bid in 2011. While we are pleased with our historical win rate on competitive re-bids and are committed to continuing to bid competitively on appropriate future competitive re-bid opportunities, we cannot in fact assure you that we will prevail in future re-bid situations. Also, we cannot assure you that any competitive re-bids we win will be on terms more favorable to us than those in existence with respect to the expiring contract.

The loss by us of facility management contracts due to terminations, non-renewals or competitive re-bids could materially adversely affect our financial condition, results of operations and liquidity, including our ability to secure new facility management contracts from other government customers. The loss by BI of contracts with government customers due to terminations, non-renewals or competitive re-bids could materially adversely affect our financial condition, results of operations and liquidity, including our ability to secure new contracts from other government customers.

We may not fully realize the anticipated synergies and related benefits of acquisitions or we may not fully realize the anticipated synergies within the anticipated timing.

We may not be able to achieve the anticipated operating and cost synergies or long-term strategic benefits of our acquisitions within the anticipated timing or at all. For example, elimination of duplicative costs may not be fully achieved or may take longer than anticipated. For at least the first year after a substantial acquisition, and possibly longer, the benefits from the acquisition will be offset by the costs incurred in integrating the businesses and operations. We anticipate annual synergies of approximately $12-$15 million as a result of the Cornell Acquisition and annual synergies of approximately $3-$5 million as a result of the BI Acquisition. An inability to realize the full extent of, or any of, the anticipated synergies or other benefits of the Cornell Acquisition, the BI Acquisition, or any other acquisition as well as any delays that may be encountered in the integration process, which may delay the timing of such synergies or other benefits, could have an adverse effect on our business and results of operations.

We will incur significant transaction- and integration-related costs in connection with the Cornell Acquisition and the BI Acquisition.

We expect to incur non-recurring costs associated with combining the operations of Cornell and BI with our operations, including charges and payments to be made to some of their employees pursuant to “change in control” contractual obligations. Although a substantial majority of non-recurring expenses are comprised of transaction costs related to the two acquisitions, there will be other costs related to facilities and systems consolidation costs, fees and costs related to formulating integration plans and costs to perform these activities. Additional unanticipated costs may be incurred in the integration of Cornell’s and BI’s businesses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of Cornell’s and BI’s businesses discussed above, may not offset incremental transaction- and other integration-related costs in the near term.

As a result of our acquisitions, our company has recorded and will continue to record a significant amount of goodwill and other intangible assets. In the future, the company’s goodwill or other intangible assets may become impaired, which could result in material non-cash charges to its results of operations.

We have a substantial amount of goodwill and other intangible assets resulting from business acquisitions. As of April 3, 2011 we had $737.7 million of goodwill and other intangible assets. Our acquisition of BI on February 10, 2011 will also generate a substantial amount of goodwill and other intangible assets. At least annually, or whenever events or changes in circumstances indicate a potential impairment in the carrying value as defined by GAAP, we will evaluate this goodwill for impairment based on the fair value of each reporting unit. Estimated fair values could change if there are changes in the company’s capital structure, cost of debt, interest rates, capital expenditure levels, operating cash flows, or market capitalization. Impairments of goodwill or other intangible assets could require material non-cash charges to our results of operations.

Our growth depends on our ability to secure contracts to develop and manage new correctional, detention and mental health facilities, the demand for which is outside our control.

Our growth is generally dependent upon our ability to obtain new contracts to develop and manage new correctional, detention and mental health facilities, because contracts to manage existing public facilities have not to date typically been offered to private operators. BI’s growth is generally dependent upon its ability to obtain new contracts to offer electronic monitoring services, provide community-based re-entry services and provide monitoring and supervision services. Public sector demand for new privatized facilities in our areas of operation may decrease and our potential for growth will depend on a number of factors we cannot control, including overall economic conditions, governmental and public acceptance of the concept of privatization, government budgetary constraints, and the number of facilities available for privatization.

In particular, the demand for our correctional and detention facilities and services and BI’s services could be adversely affected by changes in existing criminal or immigration laws, crime rates in jurisdictions in which we operate, the relaxation of criminal or immigration enforcement efforts, leniency in conviction, sentencing or deportation practices, and the decriminalization of certain activities that are currently proscribed by criminal laws or the loosening of immigration laws. For example, any changes with respect to the decriminalization of drugs and controlled substances could affect the number of persons arrested, convicted, sentenced and incarcerated, thereby potentially reducing demand for correctional facilities to house them. Similarly, reductions in crime rates could lead to reductions in arrests, convictions and sentences requiring incarceration at correctional facilities. Immigration reform laws which are currently a focus for legislators and politicians at the federal, state and local level also could materially adversely impact us. Various factors outside our control could adversely impact the growth of our GEO Care business, including government customer resistance to the privatization of mental health or residential treatment facilities, and changes to Medicare and Medicaid reimbursement programs.

We may not be able to meet state requirements for capital investment or locate land for the development of new facilities, which could adversely affect our results of operations and future growth.

Certain jurisdictions, including California, where we have a significant amount of operations, have in the past required successful bidders to make a significant capital investment in connection with the financing of a particular project. If this trend were to continue in the future, we may not be able to obtain sufficient capital resources when needed to compete effectively for facility management contracts. Additionally, our success in obtaining new awards and contracts may depend, in part, upon our ability to locate land that can be leased or acquired under favorable terms. Otherwise desirable locations may be in or near populated areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. Our inability to secure financing and desirable locations for new facilities could adversely affect our results of operations and future growth.

We depend on a limited number of governmental customers for a significant portion of our revenues. The loss of, or a significant decrease in business from, these customers could seriously harm our financial condition and results of operations.

We currently derive, and expect to continue to derive, a significant portion of our revenues from a limited number of governmental agencies. Of our governmental clients, three customers accounted for over 50% of our consolidated revenues for the year ended January 2, 2011. In addition, three federal governmental agencies with correctional and detention responsibilities, the Bureau of Prisons, ICE, and the U.S. Marshals Service, accounted for 35.2% of our total consolidated revenues for the year ended January 2, 2011, with the Bureau of Prisons accounting for 9.5% of our total consolidated revenues for such period, ICE accounting for 13.0% of our total consolidated revenues for such period, and the U.S. Marshals Service accounting for 12.8% of our total consolidated revenues for such period. Government agencies from the State of Florida accounted for 13.7% of our total consolidated revenues for the year ended January 2, 2011. The loss of, or a significant decrease in, business from the Bureau of Prisons, ICE, U.S. Marshals Service, the State of Florida or any other significant customers could seriously harm our financial condition and results of operations. We expect to continue to depend upon these federal and state agencies and a relatively small group of other governmental customers for a significant percentage of our revenues.

A decrease in occupancy levels could cause a decrease in revenues and profitability.

While a substantial portion of our cost structure is generally fixed, most of our revenues are generated under facility management contracts which provide for per diem payments based upon daily occupancy. Several of these contracts provide minimum revenue guarantees for us, regardless of occupancy levels, up to a specified maximum occupancy percentage. However, many of our contracts have no minimum revenue guarantees and simply provide for a fixed per diem payment for each inmate/detainee/patient actually housed. As a result, with respect to our contracts that have no minimum revenue guarantees and those that guarantee revenues only up to a certain specified occupancy percentage, we are highly dependent upon the governmental agencies with which we have contracts to provide inmates, detainees and patients for our managed facilities. Under a per diem rate structure, a decrease in our occupancy rates could cause a decrease in revenues and profitability. Recently, in California and Michigan for example, there have been recommendations for the early release of inmates to relieve overcrowding conditions. When combined with relatively fixed costs for operating each facility, regardless of the occupancy level, a material decrease in occupancy levels at one or more of our facilities could have a material adverse effect on our revenues and profitability, and consequently, on our financial condition and results of operations.

State budgetary constraints may have a material adverse impact on us.

While improving economic conditions have helped lower the number of states reporting new fiscal year 2011 budget gaps and have increased the number of states reporting stable revenue outlooks for the remainder of fiscal year 2011, several states still face ongoing budget shortfalls. According to the National Conference of State Legislatures, fifteen states reported new gaps since fiscal year 2011 began with the sum of these budget imbalances totaling $26.7 billion as of November 2010. Additionally, 35 states currently project budget gaps in fiscal year 2012. At January 2, 2011, we had twelve state correctional clients: Florida, Georgia, Alaska, Mississippi, Louisiana, Virginia, Indiana, Texas, Oklahoma, New Mexico, Arizona, and California. Recently, we have experienced a delay in cash receipts from California and other states may follow suit. If state budgetary constraints persist or intensify, our twelve state customers’ ability to pay us may be impaired and/or we may be forced to renegotiate our management contracts with those customers on less favorable terms and our financial condition, results of operations or cash flows could be materially adversely impacted. In addition, budgetary constraints at states that are not our current customers could prevent those states from outsourcing correctional, detention or mental health service opportunities that we otherwise could have pursued.

Competition for inmates may adversely affect the profitability of our business.

We compete with government entities and other private operators on the basis of cost, quality and range of services offered, experience in managing facilities, and reputation of management and personnel. Barriers to entering the market for the management of correctional and detention facilities may not be sufficient to limit additional competition in our industry. In addition, some of our government customers may assume the management of a facility currently managed by us upon the termination of the corresponding management contract or, if such customers have capacity at the facilities which they operate, they may take inmates currently housed in our facilities and transfer them to government operated facilities. Since we are paid on a per diem basis with no minimum guaranteed occupancy under some of our contracts, the loss of such inmates and resulting decrease in occupancy could cause a decrease in both our revenues and our profitability.

We are dependent on government appropriations, which may not be made on a timely basis or at all and may be adversely impacted by budgetary constraints at the federal, state and local levels.

Our cash flow is subject to the receipt of sufficient funding of and timely payment by contracting governmental entities. If the contracting governmental agency does not receive sufficient appropriations to cover its contractual obligations, it may terminate our contract or delay or reduce payment to us. Any delays in payment, or the termination of a contract, could have a material adverse effect on our cash flow and financial condition, which may make it difficult to satisfy our payment obligations on our indebtedness, including the 6.625% Senior Notes, the 7 3/4% Senior Notes and the Senior Credit Facility, in a timely manner. In addition, as a result of, among other things, recent economic developments, federal, state and local governments have encountered, and may continue to encounter, unusual budgetary constraints. As a result, a number of state and local governments are under pressure to control additional spending or reduce current levels of spending which could limit or eliminate appropriations for the facilities that we operate. Additionally, as a result of these factors, we may be requested in the future to reduce our existing per diem contract rates or forego prospective increases to those rates. Budgetary limitations may also make it more difficult for us to renew our existing contracts on favorable terms or at all. Further, a number of states in which we operate are experiencing significant budget deficits for fiscal year 2011. We cannot assure that these deficits will not result in reductions in per diems, delays in payment for services rendered or unilateral termination of contracts.

Public resistance to privatization of correctional, detention, mental health and residential facilities could result in our inability to obtain new contracts or the loss of existing contracts, which could have a material adverse effect on our business, financial condition and results of operations.

The management and operation of correctional, detention, mental health and residential facilities by private entities has not achieved complete acceptance by either government agencies or the public. Some governmental agencies have limitations on their ability to delegate their traditional management responsibilities for such facilities to private companies and additional legislative changes or prohibitions could occur that further increase these limitations. In addition, the movement toward privatization of such facilities has encountered resistance from groups, such as labor unions, that believe that correctional, detention, mental health and residential facilities should only be operated by governmental agencies. Changes in governing political parties could also result in significant changes to previously established views of privatization. Increased public resistance to the privatization of correctional, detention, mental health and residential facilities in any of the markets in which we operate, as a result of these or other factors, could have a material adverse effect on our business, financial condition and results of operations.

Our GEO Care business, which has become a material part of our consolidated revenues, poses unique risks not associated with our other businesses.

Our GEO Care segment, operated through our wholly-owned subsidiary GEO Care, Inc., comprises our privatized mental health, residential and non-residential treatment services, educational and community based programs, pre-release and halfway house programs, compliance technologies, monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers and pretrial defendants. GEO Care’s business has increased substantially over the last few years, both in general and as a percentage of our overall business. For the thirteen weeks ended April 3, 2011 and the year ended January 2, 2011, GEO Care generated $96.9 million and $213.8 million in revenues, respectively, representing 24.7% and 16.8%, respectively, of our consolidated revenues from continuing operations. GEO Care’s business poses several material risks unique to its operation that do not exist in our core business of correctional and detention facilities management, including, but not limited to, the following:

•	the concept of the privatization of the mental health and residential treatment services provided by GEO Care has not yet achieved general acceptance by either government agencies or the public, which could materially limit GEO Care’s growth prospects;

•	GEO Care’s business is highly dependent on the continuous recruitment, hiring and retention of a substantial pool of qualified psychiatrists, physicians, nurses and other medically trained personnel as well as counselors and social workers which may not be available in the quantities or locations sought, or on the employment terms offered;

•	GEO Care’s business model often involves taking over outdated or obsolete facilities and operating them while it supervises the construction and development of new, more updated facilities; during this transition period, GEO Care may be particularly vulnerable to operational difficulties primarily relating to or resulting from the deteriorating nature of the older existing facilities; and

•	the facilities operated by GEO Care are substantially dependent on government funding, including in some cases the receipt of Medicare and Medicaid funding; the loss of such government funding for any reason with respect to any facilities operated by GEO Care could have a material adverse impact on our business.

The Cornell Acquisition resulted in our re-entry into the market of operating juvenile correctional facilities which may pose certain unique or increased risks and difficulties compared to other facilities.

As a result of the Cornell Acquisition, we have re-entered the market of operating juvenile correctional facilities. We intentionally exited this market a number of years ago. Operating juvenile correctional facilities may pose increased operational risks and difficulties that may result in increased litigation, higher personnel costs, higher levels of turnover of personnel and reduced profitability. Additionally, juvenile services contracts related to educational services may provide for annual collection several months after a school year is completed. We cannot assure you that we will be successful in operating juvenile correctional facilities or that we will be able to minimize the risks and difficulties involved while yielding an attractive profit margin.

Adverse publicity may negatively impact our ability to retain existing contracts and obtain new contracts.

Any negative publicity about an escape, riot or other disturbance or perceived poor conditions at a privately managed facility may result in publicity adverse to us and the private corrections industry in general. Any of these occurrences or continued trends may make it more difficult for us to renew existing contracts or to obtain new contracts or could result in the termination of an existing contract or the closure of one or more of our facilities, which could have a material adverse effect on our business. Such negative events may also result in a significant increase in our liability insurance costs.

We may incur significant start-up and operating costs on new contracts before receiving related revenues, which may impact our cash flows and not be recouped.

When we are awarded a contract to manage a facility, we may incur significant start-up and operating expenses, including the cost of constructing the facility, purchasing equipment and staffing the facility, before we receive any payments under the contract. These expenditures could result in a significant reduction in our cash reserves and may make it more difficult for us to meet other cash obligations, including our payment obligations on the 6.625% Senior Notes, the 7 3/4% Senior Notes and the Senior Credit Facility. In addition, a contract may be terminated prior to its scheduled expiration and as a result we may not recover these expenditures or realize any return on our investment.

Failure to comply with extensive government regulation and applicable contractual requirements could have a material adverse effect on our business, financial condition or results of operations.

The industry in which we operate is subject to extensive federal, state and local regulation, including educational, environmental, health care and safety laws, rules and regulations, which are administered by many regulatory authorities. Some of the regulations are unique to the corrections industry, and the combination of regulations affects all areas of our operations. Corrections officers and juvenile care workers are customarily required to meet certain training standards and, in some instances, facility personnel are required to be licensed and are subject to background investigations. Certain jurisdictions also require us to award subcontracts on a competitive basis or to subcontract with businesses owned by members of minority groups. We may not always successfully comply with these and other regulations to which we are subject and failure to comply can result in material penalties or the non-renewal or termination of facility management contracts.

In addition, changes in existing regulations could require us to substantially modify the manner in which we conduct our business and, therefore, could have a material adverse effect on us.

In addition, private prison managers are increasingly subject to government legislation and regulation attempting to restrict the ability of private prison managers to house certain types of inmates, such as inmates from other jurisdictions or inmates at medium or higher security levels. Legislation has been enacted in several states, and has previously been proposed in the United States House of Representatives, containing such restrictions. Although we do not believe that existing legislation will have a material adverse effect on us, future legislation may have such an effect on us.

Governmental agencies may investigate and audit our contracts and, if any improprieties are found, we may be required to refund amounts we have received, to forego anticipated revenues and we may be subject to penalties and sanctions, including prohibitions on our bidding in response to Requests for Proposals, or RFPs, from governmental agencies to manage correctional facilities. Governmental agencies we contract with have the authority to audit and investigate our contracts with them. As part of that process, governmental agencies may review our performance of the contract, our pricing practices, our cost structure and our compliance with applicable laws, regulations and standards. For contracts that actually or effectively provide for certain reimbursement of expenses, if an agency determines that we have improperly allocated costs to a specific contract, we may not be reimbursed for those costs, and we could be required to refund the amount of any such costs that have been reimbursed. If we are found to have engaged in improper or illegal activities, including under the United States False Claims Act, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or disqualification from doing business with certain governmental entities. For example, on December 2, 2010, a complaint against BI was unsealed in the U.S. District Court for the District of New Jersey, alleging that BI submitted false claims to the New Jersey State Parole Board with respect to services rendered at certain day reporting centers in the amount of $2.4 million through June 30, 2006, and seeking damages under the United States False Claims Act, which could subject us to the penalties and other risks discussed above. Although there can be no assurance, we do not believe this claim has merit or standing under the False Claims Act, nor do we believe that this matter will have a material adverse effect on our financial condition, results of operations or cash flows. An adverse determination in an action alleging improper or illegal activities by us could also adversely impact our ability to bid in response to RFPs in one or more jurisdictions.

In addition to compliance with applicable laws and regulations, our facility management contracts typically have numerous requirements addressing all aspects of our operations which we may not be able to satisfy. For example, our contracts require us to maintain certain levels of coverage for general liability, workers’ compensation, vehicle liability, and property loss or damage. If we do not maintain the required categories and levels of coverage, the contracting governmental agency may be permitted to terminate the contract. In addition, we are required under our contracts to indemnify the contracting governmental agency for all claims and costs arising out of our management of facilities and, in some instances, we are required to maintain performance bonds relating to the construction, development and operation of facilities. Facility management contracts also typically include reporting requirements, supervision and on-site monitoring by representatives of the contracting governmental agencies. Failure to properly adhere to the various terms of our customer contracts could expose us to liability for damages relating to any breaches as well as the loss of such contracts, which could materially adversely impact us.

We may face community opposition to facility location, which may adversely affect our ability to obtain new contracts.

Our success in obtaining new awards and contracts sometimes depends, in part, upon our ability to locate land that can be leased or acquired, on economically favorable terms, by us or other entities working with us in conjunction with our proposal to construct and/or manage a facility. Some locations may be in or near populous areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. When we select the intended project site, we attempt to conduct business in communities where local leaders and residents generally support the establishment of a privatized correctional or detention facility. Future efforts to find suitable host communities may not be successful. In many cases, the site selection is made by the contracting governmental entity. In such cases, site selection may be made for reasons related to political and/or economic development interests and may lead to the selection of sites that have less favorable environments.

Our business operations expose us to various liabilities for which we may not have adequate insurance.

The nature of our business exposes us to various types of third-party legal claims, including, but not limited to, civil rights claims relating to conditions of confinement and/or mistreatment, sexual misconduct claims brought by prisoners or detainees, medical malpractice claims, product liability claims, intellectual property infringement claims, claims relating to employment matters (including, but not limited to, employment discrimination claims, union grievances and wage and hour claims), property loss claims, environmental claims, automobile liability claims, contractual claims and claims for personal injury or other damages resulting from contact with our facilities, programs, electronic monitoring products, personnel or prisoners, including damages arising from a prisoner’s escape or from a disturbance or riot at a facility. In addition, our management contracts generally require us to indemnify the governmental agency against any damages to which the governmental agency may be subject in connection with such claims or litigation. We maintain insurance coverage for these general types of claims, except for claims relating to employment matters, for which we carry no insurance. However, we generally have high deductible payment requirements on our primary insurance policies, including our general liability insurance, and there are also varying limits on the maximum amount of our overall coverage. As a result, the insurance we maintain to cover the various liabilities to which we are exposed may not be adequate. Any losses relating to matters for which we are either uninsured or for which we do not have adequate insurance could have a material adverse effect on our business, financial condition or results of operations. In addition, any losses relating to employment matters could have a material adverse effect on our business, financial condition or results of operations.

We may not be able to obtain or maintain the insurance levels required by our government contracts.

Our government contracts require us to obtain and maintain specified insurance levels. The occurrence of any events specific to our company or to our industry, or a general rise in insurance rates, could substantially increase our costs of obtaining or maintaining the levels of insurance required under our government contracts, or prevent us from obtaining or maintaining such insurance altogether. If we are unable to obtain or maintain the required insurance levels, our ability to win new government contracts, renew government contracts that have expired and retain existing government contracts could be significantly impaired, which could have a material adverse affect on our business, financial condition and results of operations.

Our international operations expose us to risks which could materially adversely affect our financial condition and results of operations.

For the thirteen weeks ended April 3, 2011 and the year ended January 2, 2011, our international operations accounted for 13.6% and 15.0%, respectively, of our consolidated revenues from continuing operations. We face risks associated with our operations outside the United States. These risks include, among others, political and economic instability, exchange rate fluctuations, taxes, duties and the laws or regulations in those foreign jurisdictions in which we operate. In the event that we experience any difficulties arising from our operations in foreign markets, our business, financial condition and results of operations may be materially adversely affected.

We conduct certain of our operations through joint ventures, which may lead to disagreements with our joint venture partners and adversely affect our interest in the joint ventures.

We conduct our operations in South Africa through our consolidated joint venture, South African Custodial Management Pty. Limited, which we refer to as SACM, and through our 50% owned joint venture South African Custodial Services Pty. Limited, referred to as SACS. We may enter into additional joint ventures in the future. Although we have the majority vote in our consolidated joint venture, SACM, through our ownership of 62.5% of the voting shares, we share equal voting control on all significant matters to come before SACS. These joint venture partners, as well as any future partners, may have interests that are different from ours which may result in conflicting views as to the conduct of the business of the joint venture. In the event that we have a disagreement with a joint venture partner as to the resolution of a particular issue to come before the joint venture, or as to the management or conduct of the business of the joint venture in general, we may not be able to resolve such disagreement in our favor and such disagreement could have a material adverse effect on our interest in the joint venture or the business of the joint venture in general.

We are dependent upon our senior management and our ability to attract and retain sufficient qualified personnel.

We are dependent upon the continued service of each member of our senior management team, including George C. Zoley, our Chairman and Chief Executive Officer, Brian R. Evans, our Chief Financial Officer, and our six officers at the Senior Vice President level and above. The unexpected loss of Mr. Zoley, Mr. Evans or any other key member of our senior management team could materially adversely affect our business, financial condition or results of operations.

In addition, the services we provide are labor-intensive. When we are awarded a facility management contract or open a new facility, depending on the service we have been contracted to provide, we may need to hire operating management, correctional officers, security staff, physicians, nurses and other qualified personnel. The success of our business requires that we attract, develop and retain these personnel. Our inability to hire sufficient qualified personnel on a timely basis or the loss of significant numbers of personnel at existing facilities could have a material effect on our business, financial condition or results of operations.

Our profitability may be materially adversely affected by inflation.

Many of our facility management contracts provide for fixed management fees or fees that increase by only small amounts during their terms. While a substantial portion of our cost structure is generally fixed, if, due to inflation or other causes, our operating expenses, such as costs relating to personnel, utilities, insurance, medical and food, increase at rates faster than increases, if any, in our facility management fees, then our profitability could be materially adversely affected.

Various risks associated with the ownership of real estate may increase costs, expose us to uninsured losses and adversely affect our financial condition and results of operations.

Our ownership of correctional and detention facilities subjects us to risks typically associated with investments in real estate. Investments in real estate, and in particular, correctional and detention facilities, are relatively illiquid and, therefore, our ability to divest ourselves of one or more of our facilities promptly in response to changed conditions is limited. Investments in correctional and detention facilities, in particular, subject us to risks involving potential exposure to environmental liability and uninsured loss. Our operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. In addition, although we maintain insurance for many types of losses, there are certain types of losses, such as losses from earthquakes, riots and acts of terrorism, which may be either uninsurable or for which it may not be economically feasible to obtain insurance coverage, in light of the substantial costs associated with such insurance. As a result, we could lose both our capital invested in, and anticipated profits from, one or more of the facilities we own. Further, even if we have insurance for a particular loss, we may experience losses that may exceed the limits of our coverage.

Risks related to facility construction and development activities may increase our costs related to such activities.

When we are engaged to perform construction and design services for a facility, we typically act as the primary contractor and subcontract with other companies who act as the general contractors. As primary contractor, we are subject to the various risks associated with construction (including, without limitation, shortages of labor and materials, work stoppages, labor disputes and weather interference) which could cause construction delays. In addition, we are subject to the risk that the general contractor will be unable to complete construction at the budgeted costs or be unable to fund any excess construction costs, even though we typically require general contractors to post construction bonds and insurance. Under such contracts, we are ultimately liable for all late delivery penalties and cost overruns.

The rising cost and increasing difficulty of obtaining adequate levels of surety credit on favorable terms could adversely affect our operating results.

We are often required to post performance bonds issued by a surety company as a condition to bidding on or being awarded a facility development contract. Availability and pricing of these surety commitments is subject to general market and industry conditions, among other factors. Recent events in the economy have caused the surety market to become unsettled, causing many reinsurers and sureties to reevaluate their commitment levels and required returns. As a result, surety bond premiums generally are increasing. If we are unable to effectively pass along the higher surety costs to our customers, any increase in surety costs could adversely affect our operating results. In addition, we may not continue to have access to surety credit or be able to secure bonds economically, without additional collateral, or at the levels required for any potential facility development or contract bids. If we are unable to obtain adequate levels of surety credit on favorable terms, we would have to rely upon letters of credit under our Senior Credit Facility, which would entail higher costs even if such borrowing capacity was available when desired, and our ability to bid for or obtain new contracts could be impaired.

We may not be able to successfully identify, consummate or integrate acquisitions.

We have an active acquisition program, the objective of which is to identify suitable acquisition targets that will enhance our growth. The pursuit of acquisitions may pose certain risks to us. We may not be able to identify acquisition candidates that fit our criteria for growth and profitability. Even if we are able to identify such candidates, we may not be able to acquire them on terms satisfactory to us. We will incur expenses and dedicate attention and resources associated with the review of acquisition opportunities, whether or not we consummate such acquisitions.

Additionally, even if we are able to acquire suitable targets on agreeable terms, we may not be able to successfully integrate their operations with ours. We have substantially integrated Cornell’s business with our business and expect to fully integrate Cornell by the end of 2011. We have begun to integrate BI’s business with our business in 2011. Achieving the anticipated benefits of any acquisition, including the Cornell Acquisition and the BI Acquisition, will depend in significant part upon whether we integrate Cornell’s and BI’s businesses in an efficient and effective manner. The actual integration of any acquisition, including Cornell and BI, may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. We may not be able to accomplish the integration process smoothly, successfully or on a timely basis. Any inability of management to successfully and timely integrate the operations of acquisition, including Cornell and BI, could have a material adverse effect on our business and results of operations. We may also assume liabilities in connection with acquisitions that we would otherwise not be exposed to.

Adverse developments in our relationship with our employees could adversely affect our business, financial condition or results of operations.

At January 2, 2011, approximately 17% of our workforce was covered by collective bargaining agreements and, as of such date, collective bargaining agreements with approximately 7% of our employees were set to expire in less than one year. While only approximately 17% of our workforce schedule is covered by collective bargaining agreements, increases in organizational activity or any future work stoppages could have a material adverse effect on our business, financial condition, or results of operations.

Risks Related to Our Acquisition of BI and BI’s Business

Technological change could cause BI’s electronic monitoring products and technology to become obsolete or require the redesign of BI’s electronic monitoring products, which could have a material adverse effect on BI’s business.

Technological changes within the electronic monitoring business in which BI conducts business may require BI to expend substantial resources in an effort to develop and/or utilize new electronic monitoring products and technology. BI may not be able to anticipate or respond to technological changes in a timely manner, and BI’s response may not result in successful electronic monitoring product development and timely product introductions. If BI is unable to anticipate or timely respond to technological changes, BI’s business could be adversely affected and could compromise BI’s competitive position, particularly if BI’s competitors announce or introduce new electronic monitoring products and services in advance of BI. Additionally, new electronic monitoring products and technology face the uncertainty of customer acceptance and reaction from competitors.

Any negative changes in the level of acceptance of or resistance to the use of electronic monitoring products and services by governmental customers could have a material adverse effect on BI’s business, financial condition and results of operations.

Governmental customers use electronic monitoring products and services to monitor low risk offenders as a way to help reduce overcrowding in correctional facilities, as a monitoring and sanctioning tool, and to promote public safety by imposing restrictions on movement and serving as a deterrent for alcohol usage. If the level of acceptance of or resistance to the use of electronic monitoring products and services by governmental customers were to change over time in a negative manner so that governmental customers decide to decrease their usage levels and contracting for electronic monitoring products and services, this could have a material adverse effect on BI’s business, financial condition and results of operations.

BI depends on a limited number of third parties to manufacture and supply quality infrastructure components for its electronic monitoring products. If BI’s suppliers cannot provide the components or services BI requires and with such quality as BI expects, BI’s ability to market and sell its electronic monitoring products and services could be harmed.

If BI’s suppliers fail to supply components in a timely manner that meets BI’s quantity, quality, cost requirements, or technical specifications, BI may not be able to access alternative sources of these components within a reasonable period of time or at commercially reasonable rates. A reduction or interruption in the supply of components, or a significant increase in the price of components, could have a material adverse effect on BI’s marketing and sales initiatives, which could adversely affect its financial condition and results of operations.

As a result of our acquisition of BI, we may face new risks as we enter a new line of business.

As a result of our acquisition of BI, a company that provides electronic monitoring services, we have entered into a new line of business. We do not have prior experience in the electronic monitoring services industry and the success of BI will be subject to all of the uncertainties regarding the development of a new business. Although we intend to integrate BI’s products and services, there can be no assurance regarding the successful integration and market acceptance of the electronic monitoring services by our clients.

The interruption, delay or failure of the provision of BI’s services or information systems could adversely affect BI’s business.

Certain segments of BI’s business depend significantly on effective information systems and third-party telecommunications and cellular providers. As with all companies that utilize information technology, BI is vulnerable to negative impacts if information is inadvertently interrupted, delayed, compromised or lost. BI routinely processes, stores and transmits large amounts of data for its clients. The interruption, delay or failure of BI’s services, information systems or client data could cost BI both monetarily and in terms of client good will and lost business. Such interruptions, delays or failures could damage BI’s brand and reputation. BI experienced such an issue in October 2010 with one of its offender monitoring servers that caused the server’s automatic notification system to be temporarily disabled resulting in delayed notifications to customers when a database exceeded its data storage capacity. The issue was resolved within approximately 12 hours. BI continually works to update and maintain effective information systems and while BI believes the issue encountered in October 2010 was an isolated issue that has been fully resolved, there can be no assurance that BI will not experience an interruption, delay or failure of its services, information systems or client data that would adversely impact its business.

An inability to acquire, protect or maintain BI’s intellectual property and patents could harm BI’s ability to compete or grow.

BI has numerous United States and foreign patents issued as well as a number of United States patents pending. There can be no assurance that the protection afforded by these patents will provide BI with a competitive advantage, prevent BI’s competitors from duplicating BI’s products, or that BI will be able to assert its intellectual property rights in infringement actions.

In addition, any of BI’s patents may be challenged, invalidated, circumvented or rendered unenforceable. There can be no assurance that BI will be successful should one or more of BI’s patents be challenged for any reason. If BI’s patent claims are rendered invalid or unenforceable, or narrowed in scope, the patent coverage afforded to BI’s products could be impaired, which could significantly impede BI’s ability to market its products, negatively affect its competitive position and harm its business and operating results.

There can be no assurance that any pending or future patent applications held by BI will result in an issued patent, or that if patents are issued to BI, that such patents will provide meaningful protection against competitors or against competitive technologies. The issuance of a patent is not conclusive as to its validity or its enforceability. The United States federal courts or equivalent national courts or patent offices elsewhere may invalidate BI’s patents or find them unenforceable. Competitors may also be able to design around BI’s patents. BI’s patents and patent applications cover particular aspects of its products. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. If these developments were to occur, it could have an adverse effect on BI’s sales. BI may not be able to prevent the unauthorized disclosure or use of its technical knowledge or trade secrets by consultants, vendors, former employees and current employees, despite the existence of nondisclosure and confidentiality agreements and other contractual restrictions. Furthermore, the laws of foreign countries may not protect BI’s intellectual property rights effectively or to the same extent as the laws of the United States. If BI’s intellectual property rights are not adequately protected, BI may not be able to commercialize its technologies, products or services and BI’s competitors could commercialize BI’s technologies, which could result in a decrease in BI’s sales and market share that would harm its business and operating results.

Additionally, the expiration of any of BI’s patents may reduce the barriers to entry into BI’s electronic monitoring line of business and may result in loss of market share and a decrease in BI’s competitive abilities, thus having a potential adverse effect on BI’s financial condition, results of operations and cash flows.

BI’s products could infringe on the intellectual property rights of others, which may lead to litigation that could itself be costly, could result in the payment of substantial damages or royalties, and/or prevent BI from using technology that is essential to its products.

There can be no assurance that BI’s current products or products under development will not infringe any patent or other intellectual property rights of third parties. If infringement claims are brought against BI, whether successfully or not, these assertions could distract management from other tasks important to the success of BI’s business, necessitate BI expending potentially significant funds and resources to defend or settle such claims and harm BI’s reputation. BI cannot be certain that it will have the financial resources to defend itself against any patent or other intellectual property litigation.

In addition, intellectual property litigation or claims could force BI to do one or more of the following:

•	cease selling or using any products that incorporate the asserted intellectual property, which would adversely affect BI’s revenue;

•	pay substantial damages for past use of the asserted intellectual property;

•	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; or

•	redesign or rename, in the case of trademark claims, BI’s products to avoid infringing the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming if it is possible to do.

In the event of an adverse determination in an intellectual property suit or proceeding, or BI’s failure to license essential technology, BI’s sales could be harmed and/or its costs could be increased, which would harm BI’s financial condition.

BI licenses intellectual property rights, including patents, from third party owners. If such owners do not properly maintain or enforce the intellectual property underlying such licenses, BI’s competitive position and business prospects could be harmed. BI’s licensors may also seek to terminate its license.

BI is a party to a number of licenses that give BI rights to third-party intellectual property that is necessary or useful to its business. BI’s success will depend in part on the ability of its licensors to obtain, maintain and enforce its licensed intellectual property. BI’s licensors may not successfully prosecute any applications for or maintain intellectual property to which BI has licenses, may determine not to pursue litigation against other companies that are infringing such intellectual property, or may pursue such litigation less aggressively than BI would. Without protection for the intellectual property BI licenses, other companies might be able to offer similar products for sale, which could adversely affect BI’s competitive business position and harm its business prospects.

If BI loses any of its right to use third-party intellectual property, it could adversely affect its ability to commercialize its technologies, products or services, as well as harm its competitive business position and its business prospects.

BI may be subject to costly product liability claims from the use of its electronic monitoring products, which could damage BI’s reputation, impair the marketability of BI’s products and services and force BI to pay costs and damages that may not be covered by adequate insurance.

Manufacturing, marketing, selling, testing and the operation of BI’s electronic monitoring products and services entail a risk of product liability. BI could be subject to product liability claims to the extent its electronic monitoring products fail to perform as intended. Even unsuccessful claims against BI could result in the expenditure of funds in litigation, the diversion of management time and resources, damage to BI’s reputation and impairment in the marketability of BI’s electronic monitoring products and services. While BI maintains liability insurance, it is possible that a successful claim could be made against BI, that the amount of BI’s insurance coverage would not be adequate to cover the costs of defending against or paying such a claim, or that damages payable by BI would harm its business.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We entered into a registration rights agreement with respect to the old notes. Under the registration rights agreement, we agreed, for the benefit of the holders of the old notes that we will, (a) not later than 75 days after the date of original issuance of the notes, file a registration statement for the old notes with the Commission with respect to a registered offer to exchange the old notes for new notes of the Company having terms substantially identical in all material respects to such old notes (except that the new notes will generally not contain terms with respect to transfer restrictions), (b) use our best efforts to cause the registration statement provided for under the registration rights agreement to be declared effective under the Securities Act not later than 180 days after the date of original issuance of the old notes and (c) use our best efforts to cause the exchange offer to be consummated on the earliest practicable date after the registration statement has become effective, but in no event later than 30 days after the registration statement has become effective. We will keep the exchange offer for the old notes open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes eligible to participate in the exchange offer.

For each old note surrendered to us pursuant to the exchange offer, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on such outstanding note, from the date of its original issue.

Under existing Commission interpretations, new notes acquired in a registered exchange offer by holders of old notes are freely transferable without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the new notes and that it is not an affiliate of the Company, as such terms are interpreted by the Commission, provided that broker-dealers (“participating broker-dealers”) receiving new notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the exchange offer registration statement relating to such new notes.

Under the registration rights agreement, we are required to allow participating broker-dealers and other Persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such new notes for 180 days following the effective date of such exchange offer registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).

A holder of old notes who wishes to exchange its old notes for new notes in the exchange offer will be required to represent in the letter of transmittal that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not an “affiliate” of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Resale of New Notes

Based on no action letters of the Commission staff issued to third parties, we believe that new notes received in the exchange offer may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	the new notes are acquired in the ordinary course of your business; and

•	you do not intend to participate in a distribution of the new notes.

The Commission, however, has not considered the exchange offer for the new notes in the context of a specific no action letter, and the Commission may not make a similar determination as in the no action letters issued to these third parties.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the related new notes, you

•	cannot rely on such interpretations by the Commission staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $300,000,000 in aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Commission. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in an exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on [ • ], 2011 unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes that are subject to the exchange offer of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied in relation to the exchange offer, we reserve the right, in our sole discretion

•	to delay accepting for exchange any old notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of old notes that are subject to the exchange offer. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes that are subject to the exchange offer. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if it would otherwise expire during such period. We are generally required to extend the exchange offer for any material amendment so that at least five business days remain in the exchange offer after the amendment.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before the expiration date in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion before the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times, provided that all conditions to the exchange offer must be satisfied or waived before the expiration of the exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the Notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

•	mail or deliver such letter of transmittal or facsimile to the exchange agent prior to 5:00 p.m. New York City time on the expiration date; or

•	comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

In addition, either:

•	the exchange agent must receive old notes along with the letter of transmittal; or

•	the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 5:00 p.m. New York City time on the expiration date.

The tender by a holder that is not withdrawn prior to 5:00 p.m. New York City time on the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of old notes, the letters of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before 5:00 p.m. New York City time on the expiration date. You should not send the letters of transmittal or old notes to us. You may request your brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for you.

How to Tender if You Are a Beneficial Owner

If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either:

•	make appropriate arrangements to register ownership of the old notes in your name; or

•	obtain a properly completed bond power from the registered holder of the old notes.

The transfer of registered ownership, if permitted under the indenture for the Notes, may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees

You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal;

•	for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States, or an eligible guarantor institution.

When You Need Endorsements or Bond Powers

If a letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Participants in the program may, instead of physically completing and signing a letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering old notes that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the agreement may be enforced against such participant.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes in the exchange offer. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes, provided that we will apply any such waiver equally to all holders of old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under an exchange offer only after the exchange agent timely receives:

•	old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. In the case of old notes tendered by book-entry transfer in the exchange agent’s account at DTC according to the procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not engaged in and do not intend to engage in the distribution of the new notes;

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act.

Book-Entry Transfer

The exchange agent will establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m. New York City time on the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your old notes but your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

•	prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having a office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three (3) New York Stock Exchange (“NYSE”) trading days after the applicable expiration date, the letter of transmittal or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) NYSE trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender under the exchange offer at any time prior to 5:00 p.m. New York City time on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal; or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn; and

•	identify the old notes to be withdrawn, including the principal amount of such old notes.

If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders with respect to the exchange offer. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

Consequences of Failure to Exchange

If you do not exchange your old notes for new notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying values as the old notes. For each issue of the old notes, this carrying value is the aggregate principal amount of the old notes less any applicable original issue discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you and accepted by us in the exchange offer, new notes in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our indebtedness.

SELECTED HISTORICAL FINANCIAL INFORMATION

The consolidated statement of income data and other financial data for the fiscal years presented below and the consolidated balance sheet data as of such dates were derived from our audited consolidated financial statements. The consolidated statement of income data and other financial data for the thirteen weeks ended April 4, 2010 and April 3, 2011 presented below and the consolidated balance sheet data as of such dates were derived from our unaudited quarterly consolidated financial statements. The consolidated statement of income data and other financial data takes into consideration certain reclassifications to the fiscal years ended December 31, 2006, December 30, 2007, December 28, 2008, January 3, 2010, and the thirteen weeks ended April 4, 2010 for the noncontrolling interest in our consolidated South Africa subsidiary and for our operating segments as further discussed in the notes below.

The information presented below should be read in conjunction with the historical consolidated financial statements, including the related notes, with GEO’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the “Unaudited Pro Forma Condensed Combined Financial Information” included or incorporated by reference into this prospectus. All amounts are presented in millions except certain operational data.

	Fiscal Year Ended					For Thirteen Weeks Ended
	December 31,	December 30,	December 28,	January 3,	January 2,	April 4,	April 3,
	2006	2007	2008	2010	2011	2010	2011

Consolidated Statement of Income:
Revenues	$818.4	$976.3	$1,043.0	$1,141.1	$1,270.0	$287.5	$391.8
Operating costs and expenses
Operating expenses	679.9	787.9	822.1	897.1	975.0	226.3	299.3
Depreciation and amortization	21.7	33.2	37.4	39.3	48.1	9.2	18.8
General and administrative expenses	56.2	64.5	69.1	69.2	106.4	17.5	32.8

Total operating costs and expenses	757.8	885.6	928.6	1,005.6	1,129.5	253.0	350.9
Operating income(1)	60.6	90.7	114.4	135.5	140.5	34.5	40.9
Interest income	10.7	8.7	7.0	4.9	6.2	1.2	1.6
Interest expense(2)	(28.2)	(36.1)	(30.2)	(28.5)	(40.7)	(7.8)	(17.0)
Loss on extinguishment of debt	(1.3)	(4.8)	—	(6.8)	(7.9)	—	—

Income before income taxes	41.8	58.5	91.2	105.1	98.1	27.9	25.5
Provision for income taxes(1)	15.3	22.3	34.0	42.1	39.5	10.8	9.8
Equity in earnings of affiliates, net of income tax	1.6	2.2	4.6	3.5	4.2	0.6	0.7

Income from continuing operations	28.1	38.4	61.8	66.5	62.8	17.7	16.4
Income (loss) from discontinued operations, net of tax	2.0	3.8	(2.5)	(0.3)	—	—	—

Net income	$30.1	$42.2	$59.3	$66.2	$62.8	17.7	16.4
Net (income) loss attributable to non-controlling interest(1)	(0.1)	(0.4)	(0.4)	(0.2)	0.7	—	0.4

Net income attributable to GEO	$30.0	$41.8	$58.9	$66.0	$63.5	$17.7	$16.8

Business Segment Data:
Revenues:
U.S. Detention & Corrections(3)	$564.4	$619.5	$700.6	$772.5	$842.4	$189.7	$241.7
International Services	103.1	128.0	128.7	137.2	190.5	45.9	53.1
GEO Care(3)	76.7	120.0	127.8	133.4	213.8	37.5	96.9
Facility Construction & Design	74.2	108.8	85.9	98.0	23.3	14.4	0.1

Total revenues	$818.4	$976.3	$1,043.0	$1,141.1	$1,270.0	$287.5	$391.8

Operating income (loss) U.S. Detention & Corrections(3)	$100.1	$131.2	$156.3	$178.3	$204.4	$44.9	$55.7
International Services	8.6	11.0	10.7	8.0	12.3	1.9	4.0
GEO Care(3)	8.7	13.3	16.2	18.0	27.8	4.2	13.9
Facility Construction & Design	(0.5)	(0.3)	0.3	0.4	2.4	1.0	0.1
Unallocated G&A expenses	(56.3)	(64.5)	(69.1)	(69.2)	(106.4)	(17.5)	(32.8)

Total operating income	$60.6	$90.7	$114.4	$135.5	$140.5	$34.5	$40.9

Fiscal Year Ended	For Thirteen Weeks Ended
December 31,	December 30,	December 28,	January 3,	January 2,	April 4,	April 3,
2006	2007	2008	2010	2011	2010	2011

Balance Sheet Data (at period end):
Cash and cash equivalents (unrestricted)	$111.5	$44.4	$31.7	$33.9	$39.7	$30.3	$85.9
Restricted cash	33.7	34.1	32.7	34.1	90.6	36.6	87.6
Accounts receivable, net	152.0	164.8	199.7	200.8	275.5	179.8	278.7
Property, plant and equipment, net	285.4	783.4	878.6	998.6	1,511.3	1,003.9	1,568.5
Total assets	743.5	1,192.6	1,288.6	1,447.8	2,423.8	1,426.7	2,956.1
Total debt	306.0	463.9	512.1	584.7	1,045.0	588.5	1,485.0
Total shareholders’ equity	249.9	529.3	579.6	665.1	1,039.5	631.6	1,055.4
Other Financial Data:
Net cash provided by operating activities	$46.0	$78.9	$71.5	$131.1	$126.2	$64.7	$69.1
Net cash used in investing activities	(16.9)	(518.9)	(131.6)	(185.3)	(368.3)	(17.9)	(444.9)
Net cash provided by (used in) financing activities	21.7	372.3	53.6	51.9	243.7	(50.4)	427.2
Capital expenditures	43.2	115.2	131.0	149.8	97.1	15.7	38.7
Depreciation and amortization expense	21.7	33.2	37.4	39.3	48.1	9.2	18.8
Financial Ratio:
Ratio of earnings to fixed charges(4)	1.9	x	2.1	x	3.1	x	3.1	x	2.5x	3.3	x	2.2	x
Business Segment Operational Data:
Compensated Mandays (in millions)(5)
U.S. Detention & Corrections	11.4	12.4	13.2	14.4	15.1	3.5	4.3
International Services	2.0	2.0	2.1	2.2	2.5	0.6	0.6
GEO Care	0.4	0.6	0.6	0.7	1.3	0.2	0.5

Total Compensated Mandays	13.8	15.0	15.9	17.3	18.9	4.3	5.4

Revenue Producing Beds (in thousands) (end of period)(6)
U.S. Detention & Corrections	35.6	36.0	41.8	40.7	53.8	40.7	51.2
International Services	5.6	5.8	5.8	6.8	7.2	6.9	7.2
GEO Care	1.5	1.8	1.8	2.2	6.1	2.1	6.2

Total Revenue Producing Beds	42.7	43.6	49.4	49.7	67.1	49.7	64.6

Average Occupancy(7)
U.S. Detention & Corrections	97.0%	96.1%	95.7%	93.6%	93.8%	93.4%	93.3%
International Services	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
GEO Care	100.0%	100.0%	100.0%	99.5%	92.4%	96.5%	86.6%

Total Average Occupancy	97.5%	96.7%	96.4%	94.6%	94.5%	94.4%	93.4%

Other Operational Data (end of period):
Facilities in operation(8)	56	57	59	57	103	56	116
Design capacity of facilities (in thousands)(9)	46.5	47.9	53.4	52.8	70.2	52.7	79.8

(1)	For the fiscal years ended December 31, 2006, December 30, 2007, December 28, 2008, January 3, 2010 and for the thirteen weeks ended April 4, 2010, the Company has reclassified its noncontrolling interest in South African Custodial Management Pty. Limited (“SACM”) to conform to current presentation.

(2)	Interest expense excludes the following capitalized interest amounts for the periods presented (in millions):

Fiscal Year Ended					Thirteen Weeks Ended
December 31,	December 30,	December 28,	January 3,	January 2,	April 4,	April 3,
2006	2007	2008	2010	2011	2010	2011

$0.2	$2.9	$4.3	$4.9	$4.1	$1.7	$0.5

(3)	For the fiscal years ended December 31, 2006, December 30, 2007, December 28, 2008, January 3, 2010 and for the thirteen weeks ended April 4, 2010, we have reclassified Business Segment Data and Business Segment Operational Data for two of our community based facilities which were previously part of our

U.S. Detention & Corrections segment and are now part of our GEO Care segment. The combined revenue and operating income for these two facilities during the periods reclassified were as follows:

	Fiscal Year Ended				Thirteen Weeks Ended
	December 31,	December 30,	December 28,	January 3,	April 4,
	2006	2007	2008	2010	2010

Revenue	$9.7	$9.8	$10.5	$11.6	$2.8
Operating Income	$3.5	$3.2	$3.7	$4.5	$0.9

(4)	For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income before income taxes and equity in earnings of affiliates plus fixed charges, which consist of interest expense (including the interest element of rental expense), whether expensed or capitalized, and amortization of capitalized interest and deferred financing fees.

(5)	Compensated mandays are calculated as follows: (a) for per diem rate facilities — the number of beds occupied by residents on a daily basis during the period; and (b) for fixed rate facilities — the design capacity of the facility multiplied by the number of days the facility was in operation during the period.

(6)	Revenue producing beds are available beds under contract, excluding facilities under development, idle facilities and discontinued operations.

(7)	The average occupancy is calculated by taking compensated mandays as a percentage of capacity, excluding mandays and capacity of our idle facilities, facilities under development and discontinued operations.

(8)	Facilities in operation exclude facilities under development, idle facilities and discontinued operations.

(9)	Design capacity of facilities is defined as the total available beds, excluding facilities under development, idle facilities and discontinued operations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Information takes into consideration adjustments that are directly attributable to the Cornell Acquisition and the BI Acquisition, including the related Financing Transactions, and are expected to have a continuing impact and are factually supportable. All pro forma adjustments have been explained in the related notes set forth below. The following Unaudited Pro Forma Condensed Combined Financial Information is based on the historical financial statements of GEO and Cornell, and the historical financial statements and accounting records of BII Holding after giving effect to the assumptions, reclassifications and adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information. Since the Cornell Acquisition and the BI Acquisition, including the related Financing Transactions, have been reflected in the most recent historical balance sheet as of April 3, 2011 filed in GEO’s Quarterly Report on Form 10-Q and incorporated by reference to this registration statement, we have not presented a pro forma balance sheet. The Unaudited Pro Forma Condensed Combined Statements of Income (Loss) for the thirteen weeks ended April 3, 2011 and the fiscal year ended January 2, 2011 give effect to the acquisitions of Cornell and BII Holding as if they had occurred on January 4, 2010.

The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with (i) GEO’s historical consolidated financial statements; (ii) Cornell’s historical consolidated financial statements; and (iii) BII Holding’s historical consolidated financial statements included or incorporated by reference into this registration statement.

GEO has accounted for the BI Acquisition as a business combination in accordance with GAAP. Upon completion of the acquisition, GEO owns 100% of the equity interests in BII Holding. In order to determine the acquirer for accounting purposes, GEO considered relative voting rights, the composition of the governing body of the combined entity and the composition of senior management of the combined entity after the acquisition. Based on the weighting of these factors, GEO has concluded that it is the accounting acquirer. Under the business combination method of accounting, as of the effective time of the acquisition, the assets acquired, including the identifiable intangible assets, and liabilities assumed from BII Holding were recorded at their respective fair values and added to those of GEO. Any excess of the purchase price for the acquisition over the net fair value of BII Holding’s identified assets acquired and liabilities assumed was recorded as goodwill and any transaction costs and restructuring expenses associated with the acquisition have been expensed as incurred. The results of operations of BII Holding have been combined with the results of operations of GEO beginning February 10, 2011, the effective time of the acquisition.

The unaudited pro forma financial data included in this registration statement is based on the historical financial statements of GEO, Cornell, BII Holding, and on publicly available information and certain assumptions that GEO believes are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Combined Financial Information included in this registration statement. GEO is in the process of determining the fair market values of BII Holding’s assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on the best information available and is provisional pending additional information regarding, among other things, asset valuations, liabilities assumed and revisions of previous estimates.

The preliminary purchase price allocation for Cornell, which has been disclosed in GEO’s Quarterly Report on Form 10-Q as of and for the thirteen weeks ended April 3, 2011, which is incorporated by reference in this registration statement, is presented in Note 3 to the Unaudited Pro Forma Condensed Combined Financial Information. This preliminary allocation of the purchase price to identifiable net assets acquired and of the excess purchase price to goodwill represents GEO’s most current estimate of the allocation.

The Unaudited Pro Forma Condensed Combined Financial Information is provided for informational purposes only. The pro forma information provided is not necessarily indicative of what the combined company’s results of operations would have actually been had the acquisitions and the Financing Transactions been completed on January 4, 2010, the date used to prepare the Unaudited Pro Forma Condensed Combined Statements of Income (Loss). The adjustments to fair value and the other estimates reflected in the accompanying Unaudited Pro Forma Condensed Combined Financial Information may be materially different from those reflected in the combined company’s consolidated financial statements in periods subsequent to the acquisitions and the Financing Transactions. In addition, the Unaudited Pro Forma Condensed Combined Financial Information does not purport to project the future financial position or results of operations of GEO, after giving effect to the Cornell Acquisition, the BI Acquisition and the Financing Transactions. Reclassifications and adjustments may be required if changes to GEO’s consolidated financial presentation are needed to conform Cornell’s and BII Holding’s accounting policies to those of GEO.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared in a manner consistent with the accounting policies adopted by GEO. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Notes to Consolidated Financial Information included in GEO’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2011 for the fiscal year ended January 2, 2011. The Unaudited Pro Forma Condensed Combined Financial Information does not assume any differences in accounting policies between GEO, Cornell and BII Holding. In connection with the purchase accounting and integration of BII Holding, GEO will review the accounting policies of BII Holding to ensure conformity of such accounting policies to those of GEO and, as a result of that review, GEO may identify differences between the accounting policies of the two companies, that when conformed, could have a material impact on GEO’s combined financial information. At this time, GEO is not aware of any differences in accounting policies that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information does not give effect to any anticipated synergies, operating efficiencies or costs savings that may be associated with these transactions. This information also does not include any integration costs the companies may incur related to the acquisitions as part of combining the operations of the companies. The Unaudited Pro Forma Condensed Combined Financial Information includes adjustments for non-recurring transaction related expenses. Additional costs, not included in the Unaudited Pro Forma Condensed Combined Financial Information, will likely be incurred for items such as systems integration and conversion, change in control and other employee benefits, lease termination and/or modification costs, and training costs. A substantial portion of these costs will be incurred over the year following the acquisitions. In general, these costs will be recorded as expenses when incurred and, therefore, are not reflected in the Unaudited Pro Forma Condensed Combined Financial Information.

THE GEO GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (LOSS)
Thirteen Weeks Ended April 3, 2011

	Historical
		BII Holding
	GEO Thirteen	January 1, 2011 -	Reclassifications
	Weeks Ended	February 9, 2011	of BII Holding	Pro Forma			Pro Forma
	April 3, 2011	(a)	(A)	Adjustments	Note		Combined
	(In thousands except per share data)

Revenues	$391,766	$13,591	—	—			$405,357
Operating Expenses	299,286	7,503	(12)	—			306,777
Provision for Doubtful Accounts	—	97	(97)	—			—
Depreciation and Amortization	18,802	—	2,489	(833)	(DD	)	20,458
Research and Development Expenses	—	298	(298)	—			—
General and Administrative Expenses	32,788	—	15,821	(19,490)	(EE	)	29,119
Selling, General and Administrative Expenses	—	18,059	(17,903)	(156)	(FF	)	—

Operating Income	40,890	(12,366)	—	20,479			49,003

Interest Income	1,569	—	1				1,570
Interest Expense	(16,961)	(2,282)	(1)	(647)	(GG	)	(19,891)

Income (Loss) Before Income Taxes and Equity in Earnings of Affiliates,	25,498	(14,648)	—	19,832			30,682

Provision (Benefit) for Income Taxes	9,780	(5,859)	—	7,933	(H	)	11,854
Equity in Earnings of Affiliates, net of income tax provision	662		—	—			662

Net Income (Loss)	16,380	(8,789)	—	11,899			19,490

Less: Earnings Attributable to Non-controlling Interest	410	—	—	—			410

Net Income (Loss) Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$16,790	$(8,789)	$—	$11,899			$19,900

Weighted Average Common Shares Outstanding:
Basic	64,291	—					64,291
Diluted	64,731	—					64,731
Earnings per Common Share
Basic:
Net Income Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$0.26	$—					$0.31
Diluted:
Net Income Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$0.26	$—					$0.31

(a)	GEO acquired BII Holding on February 10, 2011. In order to present BII Holding’s financial results for the thirteen weeks ended April 3, 2011, the stub period January 1, 2011 through February 9, 2011 has been included.

THE GEO GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
Fiscal Year Ended January 2, 2011

	Historical						Historical
		Cornell					BII Holding
	GEO	Six Months	Cornell				Twelve Months
	Fiscal Year	Ended	July 1-	Pro Forma			Ended		Pro Forma
	Ended	June 30,	August 11,	Adjustments			December 31,	Reclassifications	Adjustments			Pro Forma
	January 2, 2011	2010	2010(b)	of Cornell	Note		2010	of BII Holding(A)	of BII Holding	Note		Combined
	(In thousands except per share data)

Revenues	$1,269,968	$203,877	$44,854	$(1,078)	(B	)	$112,534	$—	$—			$1,630,155

Operating Expenses	975,020	151,476	35,774	(6,072)	(C	)	65,888	(1,536)	—			1,220,550

Pre-opening and start-up expenses	—	—	—	—			—	—	—			—

Provision for Doubtful Accounts	—	—	—	—			693	(693)	—			—

Depreciation and Amortization	48,111	9,254	2,105	4,290	(D	)	—	23,553	(7,261)	(DD	)	80,052

Research and Development Expenses	—	—	—	—			2,073	(2,073)	—			—

General and Administrative Expenses	106,364	13,760	23,661	(38,679)	(E	)	—	12,852	(7,736)	(EE	)	110,222

Selling, General and Administrative Expenses	—	—	—	—			33,351	(32,103)	(1,248)	(FF	)	—

Operating Income (Loss)	140,473	29,387	(16,686)	39,383			10,529	—	16,245			219,331

Interest Income	6,271	255	67	—			—	2	—			6,595

Interest Expense	(40,707)	(12,601)	(2,859)	3,693	(G	)	(20,062)	(2)	(6,369)	(GG	)	(78,907)

Other Expense, net	—	—	—	—			(28)	—	—			(28)

Loss on Extinguishment of Debt	(7,933)	—	—	—			—	—	—			(7,933)

Income (Loss) Before Income Taxes, Equity in Earnings of Affiliates	98,104	17,041	(19,478)	43,076			(9,561)	—	9,876			139,058

Provision (Benefit) for Income Taxes	39,532	7,477	(7,030)	12,784	(H	)	(2,500)	—	3,425	(H	)	53,688

Equity in Earnings of Affiliates, net of income tax provision	4,218	—	—	—			—	—	—			4,218

Net Income (Loss)	62,790	9,564	(12,448)	30,292			(7,061)	—	6,451			89,588

Less: Earnings Attributable to Non-controlling Interests	678	(1,155)	(318)	459	(I	)	—	—	—			(336)

Net Income (Loss) Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$63,468	$8,409	$(12,766)	$30,751			$(7,061)	—	$6,451			$89,252

Weighted Average Common Shares Outstanding:

Basic	55,379	14,903		861	(J	)						71,143	(J)

Diluted	55,989	15,050		714	(J	)						71,753	(J)

Earnings per Common Share Basic:

Net Income Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$1.15	$0.56										$1.25

Diluted:

Net Income Before Estimated Nonrecurring Charges Related to the Transaction Attributable to the Combined Company	$1.13	$0.56										$1.24

(b)	GEO acquired Cornell on August 12, 2010. In order to present Cornell’s financial results for the fiscal year ended January 2, 2011, the stub period July 1, 2010 through August 11, 2010 has been included.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared by GEO based on the historical financial statements of GEO and Cornell, and the historical financial statements and accounting records of BII Holding to reflect the effects of the Cornell Acquisition, the BI Acquisition and the Financing Transactions. The Unaudited Pro Forma Condensed Combined Financial Information takes into consideration adjustments that are directly attributable to the Cornell Acquisition and the BI Acquisition, including the related Financing Transactions, and are expected to have a continuing impact and are factually supportable. The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the historical consolidated financial statements of GEO, Cornell and BI, including the related notes, with GEO’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the “Unaudited Pro Forma Condensed Combined Financial Information”, appearing elsewhere in this registration statement or incorporated by reference into this registration statement. Since GEO’s most recent historical balance sheet as of April 3, 2011 filed in the Quarterly Report on Form 10-Q includes the Cornell Acquisition, the BI Acquisition and the related Financing Transactions, we have not presented a pro forma balance sheet. The effective date of the Cornell Acquisition, the BI Acquisition and the related Financing Transactions is assumed to be January 4, 2010 for purposes of preparing the Unaudited Pro Forma Condensed Combined Statements of Income (Loss). The unaudited pro forma financial data included in this registration statement is based on the historical financial statements of GEO and Cornell, and the historical financial statements and accounting records of BII Holding, on publicly available information where available and certain assumptions that GEO believes are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Combined Financial Information.

2.	Acquisition of BII Holding

On February 10, 2011, GEO completed its acquisition of BI, a Colorado corporation, pursuant to an Agreement and Plan of Merger dated as of December 21, 2010 (the “Merger Agreement”) with BII Holding, GEO Acquisition IV, Inc., a Delaware corporation and wholly-owned subsidiary of GEO (“Merger Sub”), BII Investors IF LP, in its capacity as the stockholders’ representative, and AEA Investors 2006 Fund L.P. (“AEA”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into BII Holding (the “Merger”), with BII Holding continuing as the surviving corporation and a wholly-owned subsidiary of GEO. Pursuant to the Merger Agreement, GEO paid merger consideration of $409.6 million, net of cash acquired and subject to certain adjustments, including an adjustment for working capital. All indebtedness of BI under its senior term loan and senior subordinated note purchase agreement were repaid by BII Holding with a portion of the $409.6 million of net merger consideration. As of February 10, 2011, approximately $78.4 million, including accrued interest, was outstanding under the senior term loan and $107.5 million, including accrued interest, was outstanding under the senior subordinated note purchase agreement, excluding the unamortized debt discount.

The preliminary allocation of the purchase price is based on the best information available and is provisional pending, among other things: (i) final agreement of the adjustment to the purchase price based upon the level of net working capital, and the fair value of certain components thereof, transferred at closing; (ii) the valuation of the fair values and useful lives of property and equipment acquired; (iii) finalization of the valuations and useful lives for intangible assets for customer relationships, non-compete agreements, technology and patents; (iv) income taxes; and (v) certain contingent liabilities. During the measurement period (which is not to exceed one year from the acquisition date), additional assets or liabilities may be recognized if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company does not believe that any of the goodwill recorded as a result of the BI Acquisition will be deductible for federal income tax purposes. The preliminary purchase price consideration of $409.6 million,

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

net of cash acquired of $9.7 million, excluding transaction related expenses and subject to certain adjustments, was allocated to the assets acquired and liabilities assumed, based on management’s estimates at the time of this registration statement, as follows (in ‘000’s):

Preliminary Purchase
Price Allocation

Accounts receivable	$18,321
Prepaid expenses and other current assets	3,783
Deferred income tax assets	15,970
Property and equipment	22,359
Intangible assets	126,900
Other non-current assets	8,884

Total assets acquired	196,217

Accounts payable	(3,977)
Accrued expenses	(8,461)
Deferred income tax liabilities	(43,824)
Other non-current liabilities	(11,431)
Long-term debt	(2,014)

Total liabilities assumed	(69,707)

Total identifiable net assets	126,510
Goodwill	283,097

Total cash consideration	$409,607

The identifiable intangible assets acquired in connection with the BI Acquisition related to management contracts, existing technology, non-compete agreements for certain former BI executives and for the trade name associated with BI’s business. The weighted average amortization period in total for these acquired intangible assets is 10.9 years and for the acquired management contracts is 12.4 years. As of April 3, 2011, the weighted average period before the next contract renewal or extension for the intangible assets acquired from BI was approximately 1.2 years. The intangible assets acquired by major category are as follows (in ‘000’s):

	Pro Forma
	Adjustments	Useful life

Fair value of finite lived identifiable intangible assets acquired:
Management contracts	61,600	11 to 14 years
Technology	21,800	7 years
Non-compete agreements	1,400	2 years
Fair value of indefinite lived identifiable intangible assets acquired:
Trade names	42,100	Indefinite

Identifiable intangible assets acquired	$126,900

3.	Acquisition of Cornell

On August 12, 2010, GEO completed its acquisition of Cornell pursuant to a definitive merger agreement entered into on April 18, 2010, and amended on July 22, 2010, between GEO, GEO Acquisition III, Inc., and Cornell. Under the terms of the merger agreement, GEO acquired 100% of the outstanding common stock of Cornell for aggregate consideration of $618.3 million, excluding cash acquired of $12.9 million and including: (i) cash payments for Cornell’s outstanding common stock of $84.9 million, (ii) payments made on behalf of

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

Cornell related to Cornell’s transaction costs accrued prior to the acquisition of $6.4 million, (iii) cash payments for the settlement of certain of Cornell’s debt plus accrued interest of $181.9 million using proceeds from GEO’s Senior Credit Facility, (iv) common stock consideration of $357.8 million, and (v) the fair value of stock option replacement awards of $0.2 million. The value of the equity consideration was based on the closing price of GEO common stock on August 12, 2010 of $22.70. The current allocation of the purchase price is subject to change within the measurement period (up to one year from the acquisition date) if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The primary areas that are not yet finalized relate to the calculation of certain tax assets and liabilities. Measurement period adjustments that the Company determines to be material will be applied retrospectively to the period of acquisition. For purposes of the accompanying Unaudited Pro Forma Condensed Combined Statements of Income (Loss), certain adjustments have been made to present the combined companies’ operations as if the acquisitions had occurred on January 4, 2010.

GEO is identified as the acquiring company for US GAAP accounting purposes. Under the purchase method of accounting, the aggregate purchase price was allocated to Cornell’s net tangible and intangible assets based on their estimated fair values as of August 12, 2010, the date of closing and the date that GEO obtained control over Cornell. In order to determine the fair values of a significant portion of the assets acquired and liabilities assumed, GEO engaged third party independent valuation specialists. For any assets acquired and liabilities assumed for which GEO did not consider the work of third party independent valuation specialists, the fair value determined represents the estimated price to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The preliminary purchase price allocation for Cornell, which was disclosed in GEO’s Quarterly Report on Form 10-Q as of and for the thirteen weeks ended April 3, 2011 and is incorporated by reference in this registration statement, is presented below. This preliminary allocation of the purchase price to identifiable net assets acquired and of the excess purchase price to goodwill represents GEO’s most current estimate of the allocation.

Accounts receivable	$55,436
Prepaid expenses and other current assets	12,981
Deferred income tax assets	21,273
Restricted assets	44,096
Property and equipment	462,771
Intangible assets	75,800
Out of market lease assets	472
Other long-term assets	7,510

Total assets acquired	$680,339
Accounts payable and accrued expenses	(55,941)
Fair value of non-recourse debt	(120,943)
Out of market lease liabilities	(24,071)
Deferred income tax liabilities	(42,771)
Other long-term liabilities	(1,368)

Total liabilities assumed	$(245,094)
Total identifiable net assets	435,245
Goodwill	203,786

Fair value of Cornell’s net assets	$639,031
Non-controlling interest	(20,700)

Total consideration for Cornell, net of cash acquired	$618,331

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

4.	Preliminary Pro Forma and Acquisition Accounting Adjustments

(A) For the purposes of the accompanying Unaudited Pro Forma Condensed Combined Statements of Income (Loss), the reclassifications described in the tables below have been made to BII Holding’s historical statements of income to be consistent with GEO’s historical presentation. For the purposes of the table below (in ‘000’s):

(a) Selling, General and Administrative Expenses have been reclassified into GEO’s Operating Expenses and GEO’s General and Administrative Expenses.

(b) Research and Development Expenses have been reclassified into GEO’s General and Administrative Expenses.

(c) Provision for Doubtful Accounts has been reclassified into GEO’s General and Administrative Expenses.

(d) Amortization and depreciation included within Costs of service, monitoring and direct sales, Selling, general and administrative expenses and Research and development expenses have been reclassified into GEO’s consolidated line item.

(e) Interest Income included in Interest Expense, net has been reclassified into GEO’s Interest Income line item.

						Reclassifications
						January 1 -
	(a)	(b)	(c)	(d)	(e)	February 9, 2011

Operating expenses	$1,161	$—	$—	$(1,173)	$—	$(12)
Provision for doubtful accounts	—	—	(97)	—	—	(97)
Depreciation and Amortization	—	—	—	2,489	—	2,489
Research and Development Expenses	—	(292)	—	(6)	—	(298)
General and Administrative expenses	15,432	292	97	—	—	15,821
Selling, General and Administrative expenses	(16,593)	—	—	(1,310)	—	(17,903)
Interest income	—	—	—	—	1	1
Interest expense	$—	$—	$—	$—	$(1)	$(1)

						Reclassifications
						Twelve Months
						Ended
	(a)	(b)	(c)	(d)	(e)	December 31, 2010

Operating expenses	$10,236	$—	$—	$(11,772)	$—	$(1,536)
Provision for doubtful accounts	—	—	(693)	—	—	(693)
Depreciation and Amortization	—	—	—	23,553	—	23,553
Research and Development Expenses	—	(1,797)	—	(276)	—	(2,073)
General and Administrative expenses	10,362	1,797	693	—	—	12,852
Selling, General and Administrative expenses	(20,598)	—	—	(11,505)	—	(32,103)
Interest income	—	—	—	—	2	2
Interest expense	$—	$—	$—	$—	$(2)	$(2)

(B) Pro forma Revenues and Operating Expenses for the fiscal year ended January 2, 2011 reflects the elimination of rental income and rental expense related to a facility that is owned by GEO and was leased to Cornell prior to the acquisition of Cornell in August 2010.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

(C) The pro forma adjustments to Operating Expenses for the pro forma periods presented in the table below represent adjustments for the rental expense discussed in (B) above and also adjustments to rental expense for the amortization of the out-of-market leases acquired from Cornell in August 2010 as follows (in ‘000’s):

Pro Forma
Adjustments Fiscal
Year Ended
January 2, 2011

Pro forma adjustments to operating expenses:
Intercompany rent expense elimination	$(1,078)
Elimination of non-recurring operating costs	(3,147)
Amortization of liability for unfavorable market lease positions	(1,847)

$(6,072)

(D) Pro forma Depreciation and Amortization for the periods presented in the table below reflects the following adjustments for Cornell (in ‘000’s):

Pro Forma
Adjustments Fiscal
Year Ended
January 2, 2011

Elimination of Cornell’s Depreciation and Amortization Expense	$(11,359)
Amortization of identifiable amortizable intangible assets:
Facility management contracts acquired	3,445
Non-compete agreements	2,052
Depreciation of fair value of acquired Property and Equipment	10,152

Pro forma adjustment to Depreciation and Amortization expense	$4,290

(DD) Pro forma Depreciation and Amortization for the periods presented in the table below reflects the following adjustments for BII Holding (in ‘000’s):

	Pro Forma Adjustments
	Thirteen	Twelve
	Weeks Ended	Months Ended
	April 3, 2011	December 31, 2010

Elimination of BII Holding’s amortization expense	$(1,196)	$(11,815)
Elimination of BII Holding’s depreciation expense	(1,293)	(11,738)
Estimated pro forma amortization of identifiable amortizable intangible assets(a):
Management contracts	511	5,025
Non-compete agreements	71	700
Developed technology	317	3,114
Estimated pro forma depreciation expense(b)	757	7,453

Pro forma adjustment to Depreciation and Amortization expense	$(833)	$(7,261)

(a)	GEO has not completed its fair value assessment with regards to the fair values of the identifiable intangible assets acquired from BII Holding. In addition, GEO has not yet finalized the useful lives of these assets which are further discussed above in Note 2. In order to develop an estimate of the pro forma amortization expense, management considered the work performed by a third party valuation specialist

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

based on preliminary information acquired during the due diligence process. The finalization of fair value assessments relative to intangible and tangible assets and their related useful lives may have a material impact on GEO’s financial position and results of operations in the periods following the acquisition.

(b)	GEO has not completed its fair value assessment with regards to the fair value of the property and equipment acquired from BII Holding. Upon preliminary review of the nature of these assets, management concluded that the current book value may approximate fair value based on the observations that BII Holding has made recent fair value assessments. Additionally, management has not reported any significant impairments of its fixed assets as of their most recent financial statements. In order to estimate pro forma depreciation expense, management assumed an average useful life of three years, depreciated on a straight-line basis using BI’s carrying value of the assets as of February 10, 2011. The finalization of fair value assessments relative to property and equipment may have a material impact on GEO’s financial position and results of operations in the periods following the acquisition.

The following table presents the impact of a 10% increase or decrease to GEO’s preliminary estimated annual Depreciation and Amortization expense and to the fair value of BII Holding’s identifiable intangible assets, based on the useful lives discussed in Note 2, and fixed assets, assuming a 3-year remaining useful life (in ‘000s):

	Selected from
	Pro Forma	Sensitivity Analysis
	Financial Information	-10%	10%

Property and Equipment, Net	$22,359	$20,123	$24,595
Intangible Assets	$126,900	$114,210	$139,590
Pro forma Depreciation and Amortization:
Depreciation	$7,453	$6,708	$8,198
Amortization	8,839	7,955	9,723

Total pro forma Depreciation and Amortization	$16,292	$14,663	$17,921

(E) The table below reflects the elimination of non-recurring transaction costs incurred by Cornell and GEO during the fiscal year ended January 2, 2011 which are reflected in the historical results (in ‘000’s):

Pro Forma
Adjustments

GEO transaction costs:
Legal and consulting fees	$(11,202)
Administrative and printing costs	(5,138)
Stock based compensation and other non-recurring charges	(1,358)
Cornell transaction costs:
Legal and consulting fees	(8,917)
Stock-based compensation expense	(5,232)
Change of control payments	(5,183)
Other non-recurring compensation costs	(1,649)

Total non-recurring transaction costs	$(38,679)

(EE) The table below reflects the elimination of non-recurring transaction costs incurred by GEO and BI which are reflected in the historical results (in ‘000’s):

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

	Pro Forma Adjustments
	Thirteen Weeks	Fiscal Year
	Ended	Ended
	April 3, 2011	January 2, 2011

GEO transaction costs:
Legal and consulting	$(1,108)	$(1,787)
Bank commitment and bridge financing fees	(3,487)	(5,850)
Other non-recurring charges	(1,062)	(47)
BI transaction costs:
Legal and consulting	(7,516)	—
Acceleration of stock-based awards	(3,745)	—
Other stock-based payments	(2,150)	—
Other non-recurring charges	(422)	(52)

Total non-recurring transaction costs	$(19,490)	$(7,736)

(FF) The pro forma adjustment reflects the elimination of $0.2 million and $1.2 million, respectively, in annual management fees paid to AEA Investors by BII Holding that were discontinued upon completion of the BI Acquisition.

(G) Pro forma adjustments to Interest Expense relating to the Cornell Acquisition are as follows (in ‘000’s):

Pro Forma
Adjustments Fiscal
Year Ended
January 2, 2011

Elimination of the interest expense incurred by Cornell for indebtedness repaid in connection with the acquisition by GEO	$(9,092)
Pro forma interest expense incurred by GEO:
Interest expense related to incremental debt, including amortization of deferred financing fees(a)	4,976
Amortization of debt discount related to variable interest entity acquired in the Cornell Acquisition	423

Pro forma adjustment — Decrease to interest expense	$(3,693)

(a)	Assume a weighted average interest rate of 3.29% for the fiscal year ended January 2, 2011. Based on these incremental borrowings, every one percent change in the weighted average interest rate would cause our annual interest rate expense to change by $2.7 million.

(GG) Pro forma adjustments to interest expense relating to the BI Acquisition are as follows (in ‘000’s):

	Pro Forma Adjustments
	Thirteen Weeks	Twelve Months
	Ended	Ended
	April 3, 2011	December 31, 2010

Elimination of the interest expense incurred by BII Holding for indebtedness repaid in connection with the acquisition by GEO	$(2,022)	$(19,888)
Pro forma interest expense incurred by GEO as a result of the BI Acquisition(a)	2,669	26,257

Pro forma adjustment — Increase to interest expense	$647	$6,369

(a)	Pro forma Interest expense for the twelve months ended December 31, 2010 assumes a weighted average interest rate of 5.79%, based on (i) our existing Term Loan A, the incremental term loan, borrowings

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

under the revolving credit facility and the 6.625% Senior Notes, during this period, and (ii) the interest expense incurred as a result of the fact that our increased leverage pro forma for the BI Acquisition will cause a 0.25% increase in the interest rate on our existing Term Loan A and borrowings under the revolving credit facility. Interest expense for the period January 1, 2011 — February 9, 2011 is based on the annual pro forma expense calculated on a pro rata basis. Based on these borrowings for this periods, excluding the 6.625% Senior Notes, every one percent change in the weighted average interest rate applicable to the existing Term Loan A, the incremental term loan and borrowings under the revolving credit facility would cause our interest expense to change by $3.4 million.

(H) The provision for income taxes has been adjusted for the impact of the tax deductible non-recurring pro forma adjustments using GEO’s domestic estimated statutory tax rate of 40%.

(I) Pro forma adjustments to noncontrolling interests are as follows (in ‘000’s):

Pro Forma
Adjustments Fiscal
Year Ended
January 2, 2011

Pro forma change in the fair value of debt, after tax	$(254)
Pro forma change in depreciation expense, after tax	(205)

Total pro forma adjustments to noncontrolling interest	$(459)

(J) GEO’s basic and diluted EPS assumes shares of GEO common stock are exchanged for shares of Cornell common stock at a ratio of 1.3 shares of GEO common stock for each share of Cornell common stock for 80% of the total purchase price. The pro forma shares are calculated as follows (in ‘000’s):

				Pro Forma Combined
	Historical		Pro Forma	Fiscal Year Ended
	GEO	Cornell	Adjustments	January 2, 2011

Weighted average common shares			(14,903)
outstanding	55,379	14,903	15,764	71,143
Effect of dilutive securities:
Employee and director stock options and restricted stock	610	147	(147)	610

Weighted average diluted shares	55,989	15,050	714	71,753

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

The following is a description of our Senior Credit Facility. The summary is not complete and is subject and is qualified in its entirety by reference to the terms of the Senior Credit Facility.

On August 4, 2010, we terminated our Prior Senior Credit Agreement and executed our Senior Credit Facility by and among GEO, as Borrower, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto. On February 8, 2011, we entered into Amendment No. 1 to the Senior Credit Facility. Indebtedness under the Revolver, the Term Loan A and the Term Loan A-2 bears interest based on the Total Leverage Ratio as of the most recent determination date, as defined, in each of the instances below at the stated rate:

Interest Rate Under
the Revolver and
Term Loan A

LIBOR borrowings	LIBOR plus 2.00% to 3.00%
Base rate borrowings	Prime Rate plus 1.00% to 2.00%
Letters of credit	2.00% to 3.00%
Unused Term Loan A and Revolver	0.375% to 0.50%

The weighted average interest rate on outstanding borrowings under our Senior Credit Facility was 3.3% as of April 3, 2011.

On February 10, 2011, we used $150.0 million in aggregate proceeds from the Term Loan A-2 along with $293.3 million of net proceeds from the offering of the 6.625% Senior Notes to finance the cash consideration for the closing of the BI Acquisition. As of April 3, 2011, we had $146.3 million outstanding under the Term Loan A, $150.0 million outstanding under the Term Loan A-2, $199.0 million outstanding under the Term Loan B, and our $500.0 million Revolving Credit Facility had $210.0 million outstanding in loans, $70.4 million outstanding in letters of credit and $219.6 million available for borrowings. We intend to use future borrowings for the purposes permitted under the Senior Credit Facility, including for general corporate purposes. We will also continue to have the ability to increase our Senior Credit Facility by an additional $250.0 million, subject to lender demand and satisfying the borrowing conditions thereunder.

All of the obligations under our Senior Credit Facility are unconditionally guaranteed by each of our domestic subsidiaries that are restricted subsidiaries under the Senior Credit Facility. GEO and these restricted subsidiaries generated approximately 85.5% and 82.2% of our consolidated revenues for the thirteen weeks ended April 3, 2011 and the fiscal year ended January 2, 2011, respectively and held approximately 85.3% and 81.8% of our consolidated assets as of April 3, 2011 and January 2, 2011, respectively. The Senior Credit Facility and the related guarantees are secured by substantially all of our present and future tangible and intangible assets and all present and future tangible and intangible assets of each guarantor, including but not limited to (i) a first-priority pledge of substantially all of the outstanding capital stock owned by us and each guarantor, and (ii) perfected first-priority security interests in substantially all of our present and future tangible and intangible assets and the present and future tangible and intangible assets of each guarantor.

Our Senior Credit Facility contains certain customary representations and warranties, and certain customary covenants that restrict the Company’s ability to, among other things as permitted (i) create, incur or assume indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) make restricted payments, (vi) issue, sell or otherwise dispose of capital stock, (vii) engage in transactions with affiliates, (viii) allow the total leverage ratio or senior secured leverage ratio to exceed certain maximum ratios, which are expected to be amended as set forth below, or allow the interest coverage ratio to be less than 3.00 to 1.00, (ix) cancel, forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any senior notes, (x) alter the business the Company conducts and (xi) materially impair the Company’s lenders’ security interests in the collateral for its loans.

In addition, following the amendment of our Senior Credit Facility, we may not exceed the following total leverage ratios, as computed at the end of each fiscal quarter for the immediately preceding four quarter-period:

Total Leverage
Ratio-
Period	Maximum Ratio

Through and including the last day of fiscal year 2011	5.25 to 1.00
First day of fiscal year 2012 through and including the last day of fiscal year 2012	5.00 to 1.00
First day of fiscal year 2013 through and including the last day of fiscal year 2013	4.75 to 1.00
Thereafter	4.25 to 1.00

Following the amendment of our Senior Credit Facility, we also may not exceed the following senior secured leverage ratios, as computed at the end of each fiscal quarter for the immediately preceding four quarter-period:

Senior Secured
Leverage Ratio-
Period	Maximum Ratio

Through and including the last day of the second quarter of fiscal year 2012	3.25 to 1.00
First day of the third quarter of fiscal year 2012 through and including the last day of the second quarter of fiscal year 2013	3.00 to 1.00
Thereafter	2.75 to 1.00

Additionally, there is an interest coverage ratio under which the lender will not permit a ratio of less than 3.00 to 1.00 relative to (a) adjusted EBITDA for any period of four consecutive fiscal quarters to (b) interest expense, less that attributable to non-recourse debt of unrestricted subsidiaries.

Events of default under the Senior Credit Facility include, but are not limited to, (i) our failure to pay principal or interest when due, (ii) our material breach of any representations or warranty, (iii) covenant defaults, (iv) liquidation, reorganization or other relief relating to bankruptcy or insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold, (vii) material environmental liability claims which have been asserted against the Company, and (viii) a change in control.

Voluntary prepayments and commitment reductions of our loans are permitted in whole or in part, subject to minimum prepayment or reduction requirements. Such voluntary prepayments and commitment reductions may be made without premium or penalty.

7 3/4% Senior Notes due 2017

The following is a description of the 7 3/4% Senior Notes. This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the 7 3/4% senior notes.

On October 20, 2009, we completed a private placement of $250.0 million in aggregate principal amount of the 7 3/4% Senior Notes. Interest on the 7 3/4% Senior Notes accrues at a rate of 7 3/4% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year. The 7 3/4% senior notes will mature on October 15, 2017.

The 7 3/4% Senior Notes are unsecured, unsubordinated obligations of GEO and the guarantors and rank:

•	pari passu with any unsecured, unsubordinated indebtedness of GEO and the guarantors, including the notes;

•	senior to any future indebtedness of GEO and the guarantors that is expressly subordinated to the 7 3/4% Senior Notes and their related guarantees;

•	effectively junior to any secured indebtedness of GEO and the guarantors, including indebtedness under our Senior Credit Facility, to the extent of the value of the assets securing such indebtedness; and

•	effectively junior to all obligations of our subsidiaries that are not guarantors.

The 7 3/4% Senior Notes may be redeemed at our option, in whole or in part, from time to tome, prior to October 15, 2013 at a redemption price equal to 100% of the principal amount of the 7 3/4% Senior Notes plus a “make-whole” premium, together with accrued and unpaid interest. On or after October 15, 2013, the 7 3/4% Senior Notes may be redeemed at our option, in whole or in part, at any time, at a premium which is at a fixed percentage that declines to par on or after October 15, 2015, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date. At any time on or prior to October 15, 2012, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding 7 3/4% Senior Notes with the net cash proceeds of certain equity offerings at a redemption price of 107.750% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date.

Upon the occurrence of a change of control, each holder of the 7 3/4% Senior Notes has the right to require us to purchase all or a portion of the holder’s 7 3/4% Senior Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the purchase date.

The indenture governing the 7 3/4% Senior Notes contains certain covenants that limit or restrict our ability to:

•	incur additional indebtedness or issue preferred stock;

•	make dividend payments or other restricted payments;

•	create liens;

•	sell assets;

•	enter into transactions with affiliates; and

•	enter into mergers, consolidations, or sales of all or substantially all of our assets.

DESCRIPTION OF NOTES

General

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, references to “we,” “us,” “our,” and the “Company” refer to The GEO Group, Inc. and not to any of its Subsidiaries and references to the “Notes” refer to the 6.625% Senior Notes due 2021 and any additional notes issued under the Indenture in accordance with the terms of the Indenture.

The old notes were issued and the new notes will be issued under an indenture dated as of February 10, 2011 (the “Indenture”) between us, the Initial Guarantors and Wells Fargo Bank, N.A., as trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes. A copy of the Indenture is available from us at The GEO Group, Inc., One Park Place, 621 NW 53rd Street, Suite 700, Boca Raton, Florida, 33487, Attn: Chief Financial Officer. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture or the registration rights agreement.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

The Notes

The Notes will be:

•	our general, unsecured obligations;

•	equal in right of payment with all of our existing and future unsecured, unsubordinated indebtedness, including the 7 3/4% Senior Notes due 2017;

•	effectively junior to our secured indebtedness, to the extent of the assets securing such indebtedness, including indebtedness under the Credit Agreement;

•	senior in right of payment to any of our future subordinated indebtedness;

•	unconditionally guaranteed by the Guarantors as described under “— The Note Guarantees;”

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our Subsidiaries that do not guarantee the Notes.

As of the date of the Indenture, all of our Subsidiaries (other than CSC of Tacoma, LLC, GEO International Holdings, Inc., certain dormant Domestic Subsidiaries and all of our Foreign Subsidiaries in existence as of the date of the Indenture) will be Restricted Subsidiaries, and each of our Subsidiaries that has guaranteed our obligations under the Credit Agreement will guarantee the Notes. However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate other Subsidiaries, as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the Notes. The Unrestricted Subsidiaries generated approximately 17.8% of our consolidated revenues for the fiscal year ended January 2, 2011 and held approximately 18.2% of our consolidated assets as of January 2, 2011.

The Note Guarantees

The Notes will initially be fully and unconditionally guaranteed by each of our Restricted Subsidiaries that has guaranteed our obligations under the Credit Agreement (collectively, the “Initial Guarantors”) and may be guaranteed by additional Subsidiaries of ours as described below under “Certain Covenants — Additional Note Guarantees.”

Each Note Guarantee of a Guarantor will be:

•	a general unsecured obligation of such Guarantor;

•	equal in right of payment with all existing and future unsecured, unsubordinated indebtedness of such Guarantor, including the guarantees of the 7 3/4% Senior Notes due 2017;

•	effectively junior to such Guarantor’s secured indebtedness, to the extent of the assets securing such indebtedness, and to any indebtedness and other liabilities, including trade payables, of any Subsidiaries of such Guarantor that do not guarantee the Notes; and

•	senior in right of payment to any future subordinated indebtedness of such Guarantor.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. We cannot assure you that this limitation will protect the Note Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Note Guarantees would suffice, if necessary, to pay the Notes in full when due. In a Florida bankruptcy case, the bankruptcy court determined that express limitations upon the obligations of each guarantor under its note guarantee, intended to prevent the note guarantee from constituting a fraudulent conveyance or fraudulent transfer, were not enforceable, and further determined, for various reasons, that the subsidiary guarantees at issue constituted fraudulent conveyances. We do not know if that case will be followed if there is litigation on this point under the Indenture. However, if it is followed, the risk that the Note Guarantees will be found to be fraudulent conveyances will be significantly increased. See “Risk Factors — Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the notes in specific circumstances which would interfere with the payment of the subsidiary guarantees.”

Not all of our Subsidiaries will guarantee the Notes. GEO and the initial guarantors generated approximately 82.2% of our consolidated revenues for the fiscal year ended January 2, 2011 and held approximately 81.8% of our consolidated assets as of January 2, 2011.

The Note Guarantee of a Guarantor may be released in certain circumstances. See “— Certain Covenants — Additional Note Guarantees.”

Principal, Maturity and Interest

The Notes will be unlimited in aggregate principal amount, with $300.0 million aggregate principal amount to be issued in this offering, and will mature on February 15, 2021. We may issue additional Notes from time to time, subject to the covenant described below under the subheading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, redemptions of Notes, offers to purchase Notes and the percentage of Notes required to consent to waivers of provisions of, and amendments to, the Indenture. We will issue Notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the Notes will accrue at the rate of 6.625% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2011. We will make each interest payment to the Holders of record on the close of business on the immediately preceding February 1 and August 1. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to us, we will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar for the Notes. We may change the paying agent or registrar without prior notice to the Holders of the Notes, and we or any of our Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any Note selected for redemption. Also, we are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Ranking

The Notes and the Note Guarantees will be our and the Guarantors’ unsecured, general obligations and the indebtedness evidenced by the Notes and the Note Guarantees will rank equal in right of payment to all of our and the Guarantor’s other existing and future unsecured general obligations, including the 7 3/4% Senior Notes due 2017, and senior in right of payment to all of our and the Guarantors’ future obligations expressly subordinated in right of payment to the Notes and the Note Guarantees. The Notes and the Note Guarantees, however, will be effectively subordinated to our and the Guarantors’ secured indebtedness with respect to the assets securing such obligations, including indebtedness under the Credit Agreement, which is secured by liens on substantially all of our and our Domestic Subsidiaries’ tangible and intangible assets as specified in the Credit Agreement. We conduct some of our business through our Subsidiaries and joint ventures. The Notes will be structurally subordinated to all existing and future liabilities of our Subsidiaries that do not guarantee the Notes and joint ventures, including trade payables.

Optional Redemption

At any time on or prior to February 15, 2014, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of outstanding Notes issued under the Indenture (including any additional Notes) at a redemption price of 106.625% of their principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by us and our Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to February 15, 2016, we may, at our option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

After February 15, 2016, we may, at our option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Year	Percentage

2016	103.3125%
2017	102.2083%
2018	101.1042%
2019 and thereafter	100.0000%

For a description of the procedures applicable to a redemption of all or part of the Notes pursuant to the provisions of the Indenture described in this section, see “— Selection and Notice.”

Mandatory Redemption

We are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, we will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes, on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The paying agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, Holders of the Notes may not be entitled to require the Company to repurchase their Notes in certain circumstances involving a significant change in the composition of the Company’s Board of Directors, including, in connection with the proxy contest where the Company’s Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors. In this regard, a decision of the Delaware Chancery Court (not involving the Company or its securities) considered a change of control provision of an indenture governing publicly traded debt securities substantially similar to the change of control event described in clause (5) of the definition of “Change of Control.” In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an indenture, provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination).

The Credit Agreement contains, and other indebtedness of the Company may contain, prohibitions on the occurrence of events that would constitute a Change of Control or require that indebtedness be repurchased upon a Change of Control. A Change of Control will constitute an event of default under the Credit Agreement and, unless the Company were able to obtain a waiver from the lenders under the Credit Agreement, the terms of the Credit Agreement would prohibit our purchase of the Notes in the event we are required to make a Change of Control Offer. There can be no assurance that the Company would be able to obtain a waiver from the lenders under the Credit Agreement to purchase the Notes in connection with a Change of Control. In addition, if a Change of Control Offer occurs, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for all of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer, or to make any other payment that may be required of us in respect of our other indebtedness. In the event we are required to purchase outstanding Notes pursuant to a Change of Control Offer, we expect that we would seek third-party financing to the extent we do not have available funds to meet our purchase obligations and any other obligations in respect of our other indebtedness. However, there can be no assurance that we would be able to obtain the necessary financing. See “Risk Factors — Risks Related to the Notes. We may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so.”

Asset Sales

We will not, and we will not permit any of our Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1) we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (except in respect of Designated Assets sold pursuant to a Designated Asset Contract);

(2) the fair market value or Designated Asset Value, as applicable, in the case of any Asset Sales or series of related Asset Sales having a fair market value of $25.0 million or more, is determined by our Board of Directors and evidenced by a resolution of our Board of Directors set forth in an Officers’ Certificate delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by us or such Restricted Subsidiary is in the form of cash. For purposes of this clause (3) only, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after the applicable Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(c) notes or other obligations or Indebtedness actually received by the Company or any such Restricted Subsidiary as consideration for the sale or other disposition of a Designated Asset pursuant to a contract with a governmental or quasi-governmental agency, but only to the extent that such notes or other obligations or Indebtedness were explicitly required to be included, or permitted to be included solely at the option of the purchaser, in such consideration pursuant to such contract;

(d) Indebtedness actually received by the Company or any such Restricted Subsidiary as consideration for the sale or other disposition of an Unoccupied Facility, in an aggregate principal amount, in any fiscal year of the Company, when taken together with all Indebtedness received as consideration pursuant to this clause (d) since the date of the Indenture (but, to the extent that the principal of any Indebtedness received pursuant to this clause (d) is repaid in cash or such Indebtedness is sold or otherwise liquidated for cash, minus the amount of such cash received), not to exceed $20 million; and

(e) any Designated Non-Cash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale, in an aggregate amount in any fiscal year of the Company (measured on the date such Designated Non-Cash Consideration was received without giving effect to subsequent changes in value), when taken together with all other Designated Non-Cash Consideration received as consideration pursuant to this clause (e) during such fiscal year (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration), not to exceed $25 million.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may engage in Asset Swaps; provided that,

(1) immediately after giving effect to such Asset Swap, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and

(2) the Board of Directors of the Company determines that the fair market value of the assets received by the Company or the Restricted Subsidiary in the Asset Swap is not less than the fair market value of the assets disposed of by the Company or such Restricted Subsidiary in such Asset Swap and such determination is evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the trustee.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply those Net Proceeds, at its option:

(1) to repay permanently Indebtedness under the Credit Agreement (and with respect to Net Proceeds of a Restricted Subsidiary that is not a Guarantor, Indebtedness of such Restricted Subsidiary) and, if the Indebtedness permanently repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire, or enter into a definitive agreement to acquire, all or substantially all of the assets of, a Permitted Business or a majority of the Voting Stock of a Person engaged in a Permitted Business, provided that such Person becomes a Restricted Subsidiary and provided, further, however, in the case of a definitive agreement, that such acquisition closes within 120 days of such 360 day period;

(3) to make a capital expenditure in or that is used or useful in a Permitted Business (provided that the completion of (i) construction of new facilities, (ii) expansions to existing facilities and (iii) repair or construction of damaged or destroyed facilities, in each case, which commences within such 360 days may extend for an additional 360 day period if the Net Proceeds to be used for such construction, expansion or repair are committed specifically for such activity within such 360 days); or

(4) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph, or that the Company determines will not be applied or invested as provided in the preceding paragraph, will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and, at the Company’s option, all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture (for example, our 7 3/4% Senior Notes due 2017) with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase on a pro rata basis the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

The agreements governing the Company’s other Indebtedness contain prohibitions of certain events, including certain types of Asset Sales. The terms of the Credit Agreement would prohibit our purchase of the Notes in the event we were required to make an Asset Sale Offer. In addition, the exercise by the holders of Notes of their right to require the Company to repurchase the Notes in connection with an Asset Sale Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the trustee deems fair and appropriate.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

If on any date following the date of the Indenture:

(1) the Notes are rated Baa3 or better by Moody’s or BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(a) “— Repurchase at the Option of Holders — Asset Sales;”

(b) “— Restricted Payments;”

(c) “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(d) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(e) “— Designation of Restricted and Unrestricted Subsidiaries;”

(f) “— Transactions with Affiliates;”

(g) clause (4) of the covenant described below under the caption “— Merger, Consolidation or Sale of Assets;”

(h) clauses (1)(a) and (3) of the covenant described below under the caption “— Sale and Leaseback Transactions;” and

(i) “— Business Activities.”

During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant under the caption “— Designation of Restricted and Unrestricted Subsidiaries” unless such designation would have been permitted if a Suspension Period had not been in effect at such time.

Notwithstanding the foregoing, if the rating assigned by such rating agency should subsequently decline and the Notes are not rated Baa3 or better by Moody’s nor BBB- or better by Standard & Poor’s (or if either such agency ceases to rate the Notes, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), the foregoing covenants will be reinstated as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any period such covenants have been suspended. There can be no assurance that the Notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s, or any Restricted Subsidiary’s, Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or (B) to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated to the Notes or any Note Guarantee, except a payment of interest or principal to the Company or any Restricted Subsidiary or except any payment made at the Stated Maturity thereof (or any payment, purchase or other acquisition, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity due within one year); or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after October 20, 2009 (excluding Restricted Payments permitted by clauses (2), (3), (4), and (5) of the next succeeding paragraph) and the aggregate of any Permitted Investments then outstanding pursuant to clause (15) of the definition thereof, is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company, for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after October 20, 2009 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100%, of such deficit); plus

(b) (i) 100% of the aggregate net cash proceeds plus (ii) 100% of the aggregate fair market value of any Permitted Business or assets used or useful in a Permitted Business (other than Restricted Investments), in each case, to the extent received by the Company since October 20, 2009 as a contribution to its common equity capital or in consideration of the issuance of Equity Interests of the Company (other than Disqualified Stock), except to the extent used to make an Investment pursuant to clause (12) or (14) of the definition of Permitted Investments, or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c) to the extent that any Restricted Investment that was made after October 20, 2009 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after October 20, 2009, the lesser of (i) the fair market value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date of such redesignation or (ii) the fair market value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary to the extent such Investment was treated as a Restricted Payment, plus the amount of any Investments made in such Subsidiaries subsequent to such designation (or in the case of any Subsidiary that is an Unrestricted Subsidiary as of October 20, 2009, subsequent to October 20, 2009) to the extent any such Investment was treated as a Restricted Payment by the Company or any Restricted Subsidiary; plus

(e) 100% of any other dividends or other distributions received by the Company or a Restricted Subsidiary since October 20, 2009 from an Unrestricted Subsidiary of the Company to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period in an amount not to exceed the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.

As of January 2, 2011, the Company had approximately $295.0 million available to make Restricted Payments under clause (3) above.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5) repurchases of Equity Interests of the Company deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

(6) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary held by any member of the Company’s (or any Restricted Subsidiary’s) management; provided that the aggregate amount expended pursuant to this clause (6) shall not exceed $4.0 million in any twelve-month period; and

(7) Restricted Payments not otherwise permitted in an amount not to exceed $200.0 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee. Except with respect to a Restricted Payment permitted by clauses (1) through (7) above, the Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date on which such Restricted Payment was made, the Company will deliver to the trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness or issue Disqualified Stock and any Foreign Subsidiary may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period;

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock, as set forth below (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $1,000.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any Indebtedness under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, pursuant to the covenant described under the subheading “— Repurchase at the Option of Holders — Asset Sales”;

(2) the incurrence by the Company and any Restricted Subsidiary of Existing Indebtedness;

(3) the incurrence by the Company of Indebtedness represented by the Notes issued on the date of the Indenture and any Guarantees thereof by any Guarantor;

(4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $100.0 million and (ii) 5.0% of Consolidated Tangible Assets, at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (5) of this paragraph;

(6) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or for hedging foreign currency exchange risk, in each case to the extent the Hedging Obligations are incurred in the ordinary course of the Company’s financial management and not for any speculative purpose;

(8) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(10) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, incurred in respect of workers’ compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; provided, that the underlying obligation to perform is that of the Company or its Restricted Subsidiaries and not that of the Company’s Unrestricted Subsidiaries; provided further, that such underlying obligation is not in respect of borrowed money;

(11) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $125.0 million;

(12) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including but not limited to Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(13) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence; or

(14) the issuance of preferred stock of a Restricted Subsidiary to the Company that is pledged to secure the Credit Agreement, provided that any subsequent transfer that results in such preferred stock being held by a Person other than the Company or a Restricted Subsidiary will be deemed to constitute an issuance of preferred stock not permitted by this clause (14).

The Company will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

For purposes of determining compliance with the provisions in the Indenture described in this “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable or prior basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company, will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, that, the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2) the Indenture, the Notes and the exchange Notes;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions of any contract or agreement entered into in the ordinary course of business and customary provisions restricting subletting or transfer of any interest in real or personal property contained in any lease or easement agreement of the Company or any Restricted Subsidiary;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of all or substantially all of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition of all or substantially all of the assets or Capital Stock of such Restricted Subsidiary;

(8) Permitted Refinancing Indebtedness; provided, that, the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness with respect to dividends and other payments are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) any Indebtedness incurred in compliance with the covenant under the caption “— Incurrence of Indebtedness and issuance of Preferred Stock” by any Foreign Subsidiary or any Guarantor, or any agreement pursuant to which such Indebtedness is issued, if the encumbrance or restriction applies only to such Foreign Subsidiary or Guarantor and only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Board of Directors of the Company) and the Board of

Directors of the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to pay interest or principal on the Notes; or

(13) an arrangement or circumstance arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

Merger, Consolidation or Sale of Assets

The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) no Default or Event of Default exists;

(4) the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(5) the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will have delivered to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, lease, conveyance, transfer, or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Clause (4) of this “— Merger, Consolidation or Sale of Assets” covenant will not apply to: (a) a sale, transfer or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or (b) any merger or consolidation of a Restricted Subsidiary into the Company.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b) except with respect to leases of facilities entered into in the ordinary course of business with a Wholly Owned Subsidiary, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) indemnity agreements and reasonable employment arrangements (including severance and retirement agreements) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, in each case approved by the disinterested members of the Board of Directors of the Company;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(4) sales of Equity Interests (other than Disqualified Stock) of the Company;

(5) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Restricted Payments”;

(6) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries; and

(7) any pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement.

Additional Note Guarantees

The Company will not permit any of its Restricted Subsidiaries which are not Guarantors directly or indirectly, to Guarantee the payment of (a) any Indebtedness of the Company or any Guarantor under any Credit Facility or (b) any Indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100 million or more, unless, in each case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Note Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. The form of the Note Guarantee will be attached as an exhibit to the Indenture.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) such sale or other disposition complies with the provisions of the Indenture described under the subheading “— Repurchase at the Option of Holders — Asset Sales,” including the application of the Net Proceeds therefrom.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale of all of the Capital Stock of a Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the provisions of the Indenture described under the subheading “— Repurchase at the Option of Holders — Asset Sales”;

(2) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(3) upon Legal Defeasance or Covenant Defeasance of the Notes, as described in “— Legal Defeasance and Covenant Defeasance”; or

(4) upon the release or termination (other than a termination or release resulting from the payment thereon) of the Guarantee of (a) all Indebtedness of the Company or any Guarantor under any Credit Facility and (b) all Indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100 million or more.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be Investments made as of the time of the designation, subject to the limitations on Restricted Payments. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default; provided, that, such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, that, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the

Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Liens;”

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the Company, upon request, will furnish to the Holders of Notes:

(1) all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, if any such information is required to be delivered.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “Events of Default and Remedies” until 120 days after the date any report hereunder is due.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

(2) default in payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any Restricted Subsidiary to comply with the provisions described under the subheadings “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” or “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4) failure by the Company or any Guarantor for 60 consecutive days after notice to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to make any payment due at final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by the Company or any Restricted Subsidiary to pay final judgments not covered by insurance aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

The Company is required to deliver to the trustee annually a written statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a written statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date and, if the Notes are being defeased to a particular redemption date, the Company must have delivered to the trustee an irrevocable notice of redemption;

(2) in the case of Legal Defeasance, the Company shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing either (a) on the date of such deposit or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7) the Company must have delivered to the trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(8) the Company must deliver to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates or optional redemption prices from those stated under the caption “— Optional Redemption;”

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7) waive a redemption payment with respect to any Note;

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(10) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the subheading “— Repurchase at the Option of Holders — Asset Sales” after the obligation to make an Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the subheading “— Repurchase at the Option of Holders — Change of Control”, after a Change of Control has occurred including, in each case, amending, changing or modifying any definition relating thereto; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors, if any, and the trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes;

(7) to provide for the issuance of additional Notes in accordance with the limitations described herein; or

(8) to allow a Subsidiary to execute a supplemental indenture for the purpose of providing a Note Guarantee in accordance with the provisions of the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b) all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

Notes initially will be represented by one or more Notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except as described below. See “— Exchange of Global Notes for Certificated Notes.” Owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, the Euroclear System (“Euroclear” ) and Clearstream Banking, S.A. (“Clearstream”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our agents has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;

(2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address, but only, in connection with any payment of principal or redemption or purchase price of or premium on any certificated note, upon surrender thereof at the office of the trustee or any paying agent. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at February 15, 2016 (such redemption price being described under “— Optional Redemption”) plus (2) all remaining required interest payments due on such Note through February 15, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, lease, transfer, conveyance or other disposition of any assets or rights; provided, that, the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the subheading “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the subheading “— Certain Covenants — Merger Consolidation or Sale of Assets” and not by the provisions of the covenant described under the subheading — Repurchase at the Option of Holders — Asset Sales”; and

(2) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves the sale of assets or the issuance or sale of Equity Interests of a Restricted Subsidiary having a fair market value of less than $10.0 million;

(2) a transfer of assets by the Company to any of its Restricted Subsidiaries or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents; and

(6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the subheading “— Certain Covenants — Restricted Payments.”

“Asset Swap” means an exchange of assets other than cash, Cash Equivalents or Equity Interests of the Company or any Subsidiary by the Company or a Restricted Subsidiary of the Company for:

(1) one or more Permitted Businesses;

(2) a controlling equity interest in any Person that becomes a Restricted Subsidiary whose assets consist primarily of one or more Permitted Businesses; and/or

(3) one or more real estate properties.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13 (d) (3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) (“Government Securities”) having maturities of not more than one year from the date of acquisition;

(3) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings obtainable from either Moody’s or Standard & Poor’s with maturities of 12 months or less from the date of acquisition;

(4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having the highest rating obtainable from Moody’s or Standard & Poor’s and in each case maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8) with respect to any Foreign Subsidiary, deposit accounts held by such Foreign Subsidiary in local currency at local commercial banks or savings banks or saving and loan associations in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company and any Restricted Subsidiary;

(2) the approval by the holders of the Voting Stock of the Company of a plan relating to the liquidation or dissolution of the Company or, if no such approval is required, the adoption of a plan by the Company relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 45% of the voting power of the Voting Stock of the Company;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), becomes, directly or indirectly, the Beneficial Owner of 45% or more of the voting power of all classes of Voting Stock of the Company; or

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period; plus, in each case, to the extent deducted in computed Consolidated Net Income,

(1) losses realized by such Person and its Restricted Subsidiaries in connection with sales of assets outside the ordinary course of business; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), net of Non-Recourse Interest Payments received in cash by the Company or any Restricted Subsidiary relating to any Non-Recourse Project Financing Indebtedness up to the amount of interest expense for such Non-Recourse Project Financing Indebtedness; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash payments in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the Net Income of any Person acquired during such period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded; and

(5) the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries.

“Consolidated Tangible Assets” means the total assets, less goodwill and other intangibles shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of the Indenture in the book value of any asset (except any such intangible assets) owned by the Company or any of the Company’s Restricted Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated as of August 4, 2010, by and among the Company, BNP Paribas, as Administrative Agent, BNP Paribas Securities Corp., as Lead Arranger, and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of the Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, project financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (and/or amended and restated), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, but excluding, in each case any debt securities.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Asset” means any facility used in a Permitted Business owned or leased by the Company or any Restricted Subsidiary that is subject to a Government Authority’s option to purchase or right of reversion under the related Designated Asset Contract.

“Designated Asset Contract” means (a) contracts or arrangements in existence on the date of the Indenture with respect to the following facilities under which a Governmental Authority has the right to purchase such facility for the Designated Asset Value of such facility, or with respect to which there is a right of reversion of all or a portion of the Company’s or a Restricted Subsidiary’s ownership or leasehold interest in such facility: Western Region Detention Facility at San Diego; Central Arizona Correctional Facility; Arizona State Prison Phoenix; Robert A. Deyton Detention Facility; Lawton Correctional Facility; Arizona State Prison Florence; Columbia Regional Care Center; and Leadership Development Program (So. Mountain, PA); and (b) a contract that is acquired or entered into after the date of the Indenture under which a Governmental Authority has an option to purchase a Designated Asset from the Company or a Restricted Subsidiary for a Designated Asset Value or a right of reversion of all or a portion of the Company’s or such Restricted Subsidiary’s ownership or leasehold interest in such Designated Asset, provided that such contract is acquired or entered into in the ordinary course of business and is preceded by (i) a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the acquisition or entering into of such contract has been approved by a majority of the members of the Board of Directors or (ii) an Officers’ Certificate certifying that the acquisition or entering into of such contract has been approved by the Chief Executive Officer of the Company and, in either case, the option to purchase or right of reversion in such contract is on terms the Board of Directors, or the Chief Executive Officer, as applicable, has determined to be reasonable and in the best interest of the Company taking into account the transaction contemplated thereby or by the acquisition thereof.

“Designated Asset Value” means the aggregate consideration to be received by the Company or a Restricted Subsidiary as set forth in a Designated Asset Contract.

“Designated Non-Cash Consideration” means the fair market value of total consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the Company’s principal executive officer or principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the subheading “— Certain Covenants — Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States (but not the laws of Puerto Rico) or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering of Capital Stock (other than Disqualified Stock or Capital Stock that by its terms has a preference in liquidation or as to dividends over any other Capital Stock) of the Company (other than (1) an offering pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company and (2) an offering with aggregate net proceeds to the Company of less than $35.0 million).

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

“Event of Default” means any event that is described under the subheading “— Events of Default and Remedies.”

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, net of Non-Recourse Interest Payments received in cash by the Company or any Restricted Subsidiary relating to any Non-Recourse Project Financing Indebtedness up to the amount of interest expense for such Non-Recourse Project Financing Indebtedness, but excluding amortization of debt issuance costs and non-cash interest expense imputed on convertible debt instruments pursuant to APB No. 14-1; plus

(2) any interest expense on Indebtedness of another Person to the extent such indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective cash tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period, provided, however, that interest expense, if any, attributable to any Non-Recourse Project Financing Indebtedness computed on a pro forma basis, shall be computed giving pro forma effect to any Non-Recourse Interest Payments related to such Non-Recourse Project Financing Indebtedness, provided, further, that the obligation to make such Non-Recourse Interest Payments commences with the incurrence of the corresponding Non-Recourse Project Financing Indebtedness.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as amended and/or modified from time to time. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Governmental Authority” means any nation, province, state, municipality or political subdivision thereof, and any government or any agency or instrumentality thereof exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Operating Agreement” means any management services contract, operating agreement, use agreement, lease or similar agreement with a Governmental Authority relating to a facility in a Permitted Business.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, provided that the pledge of any Government Operating Agreement with respect to any facility to secure Non-Recourse Project Financing Indebtedness related to such facility shall not be deemed a Guarantee.

“Guarantors” means the Initial Guarantors and any other Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns until released in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(3) foreign exchange contracts, currency swap agreements, currency option agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that the pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Governmental Operating Agreement shall not be deemed Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Initial Guarantors” means the Restricted Subsidiaries of the Company that Guarantee the Notes on the date the Notes are originally issued, which are all of the Company’s Subsidiaries that Guarantee the Company’s obligations under the Credit Agreement on such date.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of all Investments in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the subheading “— Certain Covenants — Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the subheading “— Certain Covenants — Restricted Payments.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale of assets outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3) any loss resulting from impairment of goodwill recorded on the consolidated financial statements of such Person pursuant to SFAS No., 142 “Goodwill and Other Intangible Assets”;

(4) any loss resulting from the change in fair value of a derivative financial instrument pursuant to SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities”; and

(5) amortization of debt issuance costs.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock, property or assets of the Company or any of its Restricted Subsidiaries.

“Non-Recourse Project Financing Indebtedness” means any Indebtedness of a Subsidiary (the “Project Financing Subsidiary”) incurred in connection with the acquisition, construction or development of any facility (and any Attributable Debt in respect of a Sale Leaseback Transaction entered into in connection with (i) the acquisition, construction or development of any facility by the Company and its Restricted Subsidiaries after the date of the Indenture or (ii) any vacant land upon which a facility related to any Permitted Business is to be built):

(1) where either the Company, a Restricted Subsidiary or such Project Financing Subsidiary operates or is responsible for the operation of the facility pursuant to a Government Operating Agreement;

(2) as to which neither the Company nor any of its Restricted Subsidiaries, other than such Project Financing Subsidiary, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or Attributable Debt), it being understood that neither (i) equity Investments funded at the time of or prior to the incurrence of such Indebtedness or Attributable Debt, nor (ii) the pledge by the Company or any Restricted Subsidiary of the Government Operating Agreement relating to such facility shall be deemed credit support or an Investment or (b) is directly or indirectly liable as a guarantor or otherwise;

(3) where, upon the termination of the management services contract with respect to such facility, neither the Company nor any of its Restricted Subsidiaries, other than the Project Financing Subsidiary, will be liable, directly or indirectly, to make any payments with respect to such Indebtedness or Attributable Debt (or, in each case, any portion thereof);

(4) the interest expense related to such Indebtedness or Attributable Debt is fully serviced by a payment pursuant to a Government Operating Agreement with respect to such facility (the “Non-Recourse Interest Payment”); and

(5) such Project Financing Subsidiary has no assets other than the assets, including any ownership or leasehold interests in such facility and any working capital, reasonably related to the design, construction, management and financing of the facility.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the business conducted by the Company and its Restricted Subsidiaries on the date of the Indenture and businesses reasonably related thereto or ancillary or incidental thereto or a reasonable extension thereof, including the privatization of governmental services.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary (other than a Project Financing Subsidiary);

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person (other than a Project Financing Subsidiary), if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary (other than a Project Financing Subsidiary); or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary (other than a Project Financing Subsidiary);

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the subheading “— Repurchase at the Option of Holders — Asset Sales”;

(5) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(6) Hedging Obligations entered into the ordinary course of business and not for any speculative purpose;

(7) other Investments in any other Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) not to exceed: (a) $50.0 million; plus (b) the net reductions in Investments made pursuant to this clause (7) resulting from distributions on or repayments of such Investments or from the net cash proceeds from the sale or other disposition of any such Investment; provided, that, the net reduction in any Investment shall not exceed the amount of such Investment;

(8) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(9) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary not to exceed $7.5 million outstanding at any one time for all loans or advances under this clause (9);

(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(11) Investments in existence on the date of the Indenture;

(12) Investments that are made or received in exchange for Equity Interests (other than Disqualified Stock) of the Company;

(13) Investments in South African Services Pty Ltd. having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (13) not to exceed $50.0 million;

(14) any Investments made or acquired with the net cash proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(15) any Investment in any Person that is not at the time of such Investment, or does not thereby become, a Restricted Subsidiary, in an aggregate amount (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the date of first issuance of the Notes (but, to the extent that any Investment made pursuant to this clause (15) since the date of first issuance of the Notes is sold or otherwise liquidated for cash, minus the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (b) the initial amount of such Investment) not to exceed 10% of Consolidated Tangible Assets; provided that the Company or a Restricted Subsidiary of the Company has entered, or concurrently with any such Investment, enters into or assumes a Government Operating Agreement with respect to assets of such Person that are used or useful in a Permitted Business; and

(16) Investments consisting of the financing of the sale of equipment (including capital leases) to customers in connection with any contract for services entered into by the Company or any Restricted Subsidiary in the ordinary course of business.

“Permitted Liens” means:

(1) Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that were permitted to be incurred by the terms of the Indenture;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) incurred under clause (4) of the second paragraph of the covenant described above under the subheading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7) Liens existing on the date of the Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that, any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10) Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11) Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(12) Liens incurred with respect to obligations that do not exceed $25.0 million at any one time outstanding;

(13) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions; if any, as shall be required by GAAP shall have been made in respect thereof;

(15) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

(16) Liens securing Hedging Obligations so long as the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

(17) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(18) normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(19) Liens on assets of a Project Financing Subsidiary securing Non-Recourse Project Financing Indebtedness of such Project Financing Subsidiary and Liens on any Government Operating Agreement securing Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement; and

(20) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale Leaseback Transaction).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in repayment of, exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repay, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness and Disqualified Stock of the Company or a Restricted Subsidiary); provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, repaid, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by any Restricted Subsidiary who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property with a book value in excess of $10.0 million now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a Capital Lease Obligation.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Standard & Poor’s” means Standard & Poor’s Rating Services.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to February 15, 2016; provided, however, that if the then remaining term of the Notes to February 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to February 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unoccupied Facility” means any prison facility owned by the Company or a Restricted Subsidiary which for the fifty-two week period ending on the date of measurement has had an average occupancy level of less than 15%.

“Unrestricted Subsidiary” means (a) CSC of Tacoma, LLC, GEO International Holdings, Inc., certain dormant Domestic Subsidiaries and all Foreign Subsidiaries of the Company in existence as of the date of the Indenture; and (b) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt or Non-Recourse Project Financing Indebtedness;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(c) any direct or indirect Subsidiary of any Subsidiary described in clauses (a) or (b).

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the subheading “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the subheading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the subheading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as the case may be, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relevant to a holder with respect to the purchase, ownership and disposition of the notes. This summary is generally limited to holders who will hold the notes as “capital assets” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and does not deal with the U.S. federal income tax considerations relevant to investors subject to special treatment under the U.S. federal income tax laws, such as financial institutions, regulated investment companies, partnerships or other pass-through entities (or investors in such entities), U.S. expatriates or former long-term U.S. residents, persons subject to alternative minimum tax, dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a “straddle,” a “hedge” against currency risk, a “conversion transaction” or other integrated transaction, and persons that have a “functional currency” other than the U.S. dollar, all within the meaning of the Code. In addition, this discussion does not describe any tax considerations arising out of the tax laws of any state, local or foreign jurisdiction.

The federal income tax considerations set forth below are based upon the Code, existing and proposed Treasury Regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax considerations different from those discussed below.

Based on currently applicable authorities, we will treat the notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes that the notes will constitute indebtedness for U.S. tax purposes. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS AND RELATED MATERIALS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY INVESTORS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON INVESTORS UNDER THE CODE; (B) ANY SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE COMPANY OF THE MATTERS DESCRIBED HEREIN; AND (C) INVESTORS CONSIDERING THE EXCHANGE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Federal Income Taxation of U.S. Holders

The following discussion is limited to the U.S. federal income tax considerations relevant to U.S. Holders. As used herein, “U.S. Holders” are beneficial owners of the securities, that are, for U.S. federal income tax purposes:

•	individuals who are citizens or residents of the United States;

•	corporations or other entities taxable as corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	estates, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	trusts if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) a valid election to be treated as a U.S. person, as defined in the Code, is in effect with respect to such trust.

A “non-U.S. Holder” is a holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

Certain U.S. federal income tax considerations relevant to a non-U.S. Holder are discussed separately below.

Payment of Interest

U.S. Holders generally will be required to recognize as ordinary income any stated interest paid or accrued on the notes in accordance with their regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes

Upon the disposition of a note by sale, exchange (other than an exchange for registered notes as described below) or redemption, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (1) the sum of cash plus the fair market value of other property received on such disposition, except to the extent such cash or property is attributable to accrued but unpaid interest on the note, which is treated as ordinary interest income, and (2) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder, less any payments on the note other than a payment of qualified stated interest received by such holder.

Gain or loss from the taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note was held by the U.S. Holder for more than one year at the time of the disposition. For non-corporate holders, certain preferential tax rates may apply to gain recognized as long-term capital gain. The deductibility of capital losses is subject to significant limitations.

Market Discount and Amortizable Bond Premium

An exception to the capital gain treatment described above may apply to a U.S. Holder that purchased a note at a market discount. Subject to a statutory de minimis exception, market discount is the excess of the adjusted issue price of such note over the U.S. Holder’s tax basis in such note immediately after its acquisition by such U.S. Holder. The adjusted issue price of a note as of a particular date is the issue price of the note and decreased by the amount of any payments previously made on the note other than payments of qualified stated interest. In general, unless the U.S. Holder has elected to include market discount in income currently as it accrues, any gain realized by a U.S. Holder on the sale of a note having market discount in excess of the specified de minimis amount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the U.S. Holder, on a constant interest basis) while such note was held by the U.S. Holder. A U.S. holder who purchases a note at a premium may elect to amortize and deduct this premium over the remaining term of the note in accordance with rules relating to amortizable bond premium. If applicable, a U.S. Holder’s tax basis in a note also will be increased by any market discount previously included in income by such U.S. Holder pursuant to an election to include market discount in gross income currently as it accrues, and reduced by any amortizable bond premium which the U.S. Holder has previously deducted.

Exchange of Notes

The exchange of notes for registered notes in the exchange offer will not constitute a taxable event for U.S. Holders. Consequently, U.S. Holders will not recognize gain or loss upon receipt of a registered note in exchange for notes in the exchange offer, each U.S. Holder’s basis in the registered note received in the exchange offer will be the same as such holder’s basis in the corresponding note immediately before the exchange and each U.S. Holder’s holding period in the registered note will include such holder’s holding period in the original note.

Backup Withholding and Information Reporting

Where required, information will be reported to both U.S. Holders of notes and the IRS regarding the amount of interest and principal paid on the notes in each calendar year as well as the corresponding amount of tax withheld, if any. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that all required information is timely furnished to the IRS.

U.S. Federal Income Taxation of Non-U.S. Holders

The following discussion is limited to the U.S. federal income and estate tax considerations relevant to the acquisition, ownership and disposition of the notes by an initial purchaser of the notes that is not a U.S. Holder, as defined above. The rules governing the U.S. federal income taxation of a non-U.S. Holder of notes are complex and no attempt will be made herein to provide more than a summary of such rules. Special rules may apply to certain non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies,” certain U.S. expatriates and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Non-U.S. Holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties with regard to an investment in the notes, including any reporting requirements.

Payment of Interest

Generally, interest income of a non-U.S. Holder that is not effectively connected with a U.S. trade or business is subject to U.S. federal withholding tax at a rate of 30% (or, a lower tax rate specified in an applicable income tax treaty). However, interest income earned on a note by a non-U.S. Holder will qualify for the “portfolio interest exemption”, and therefore will not be subject to U.S. federal income tax or withholding tax, if:

•	the non-U.S. Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of the Company’s stock entitled to vote;

•	the non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to the Company through stock ownership;

•	the non-U.S. Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the non-U.S. Holder certifies, under penalties of perjury, on a properly executed Form W-8BEN that it is not a U.S. person, as defined in the Code.

If a non-U.S. Holder of a note is engaged in a U.S. trade or business, and if interest on the note is effectively connected with the conduct of this trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be taxed in the same manner as a U.S. Holder (see “U.S. Federal Income Taxation of U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. In order to claim an exemption from withholding because the income is U.S. trade or business income, a non-U.S. Holder must provide a properly executed Form W-8 ECI.

Disposition of Notes

Generally, a non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of a note unless:

•	the gain is effectively connected with a U.S. trade or business; or

•	the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year in which the disposition of the note is made and certain other requirements are met, or is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain former citizens and residents of the United States.

The exchange of notes for registered notes in the exchange offer will not constitute a taxable event for non-U.S. Holders.

Information Reporting and Backup Withholding

Where required, information will be reported to each non-U.S. Holder as well as the IRS regarding any interest that is either subject to U.S. federal withholding tax or exempt from withholding pursuant to an applicable income tax treaty or to the portfolio interest exemption. Copies of these information returns may also be made available to the tax authorities of the country in which the non-U.S. Holder is treated as a resident under the provisions of a specific treaty or agreement.

Unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the non-U.S. Holder may be subject to U.S. backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holders’ U.S. federal income tax liability and may entitle such holder to a refund, provided that all required information is timely furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the filing of a U.S. tax return and the claiming of a credit or refund of such backup withholding.

U.S. Federal Estate Tax

The U.S. federal estate tax will not apply to notes owned by an individual who is not a U.S. citizen or resident (as determined for estate tax purposes) at the time of his or her death provided that (1) such individual does not actually or constructively own 10% or more of the total combined voting power of the Company’s stock entitled to vote and (2) interest on the note would not have been, if received at the time of death, effectively connected with the conduct of a U.S. trade or business of such holder.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor as to the particular tax consequences of purchasing, holding and disposing of the notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the Commission in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

You may not participate in the exchange offer if you are:

•	our “affiliate” within the meaning of Rule 405 under the Securities Act of 1933; or

•	a broker-dealer that acquired old notes directly from us.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering — Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale; and

•	at prices related to such prevailing market prices or negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

For a period of 180 days after the effective date of this registration statement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the new notes will be passed upon for us by Akerman Senterfitt, Miami, Florida.

EXPERTS

The consolidated financial statements and schedule as of January 2, 2011 and January 3, 2010, and for each of the three years in the period ended January 2, 2011, which have been incorporated by reference into this prospectus and in this registration statement from GEO’s Annual Report on Form 10-K filed with the SEC on March 2, 2011, have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent registered public accountants, and upon the authority of said firm as experts in accounting and auditing in giving said reports.

The audited historical financial statements of BII Holding Corporation as of June 30, 2010 and for the year then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “GEO.” You also may inspect and copy our reports, proxy statements and other information filed with the Commission at the New York Stock Exchange, 20 Broad Street, New York, New York.

We have elected to incorporate by reference information into this prospectus. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as described in the following sentence. Any statement in this prospectus or in any document that is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus or any document that we subsequently file or have filed with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus, except as so modified or superseded.

We are incorporating by reference the following documents that we have filed with the SEC and our future filings with the SEC (other than information furnished under Item 2.02 or 7.01 in current reports on Form 8-K) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

•	our annual report on Form 10-K for the fiscal year ended January 2, 2011 filed with the SEC on March 2, 2011 (including the portions of our Proxy Statement on Schedule 14A for our 2011 Annual Meeting of Shareholders filed with the SEC on March 25, 2011 that are incorporated by reference therein);

•	our quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2011 filed with the SEC on May 10, 2011;

•	our current reports on Form 8-K, filed with the SEC on February 1, 2011, February 7, 2011, February 16, 2011, May 6, 2011 and June 28, 2011; and

•	all subsequent documents filed by us after the date of this prospectus and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.

We will provide without charge to each person to whom this prospectus is delivered a copy of any of the documents that we have incorporated by reference into this prospectus, other than exhibits unless the exhibits are specifically incorporated by reference in those documents. To receive a copy of any of the documents incorporated by reference in this prospectus, other than exhibits unless they are specifically incorporated by reference in those documents, call or write to The GEO Group, Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487, Attention: Investor Relations, Telephone: (561) 893-0101. The information relating to us contained in this prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus.

INDEX TO FINANCIAL STATEMENTS

BII Holding Corporation and Subsidiaries

Index
For the Six Months Ended December 31, 2010 and 2009 and for the
Year Ended June 30, 2010

Report of Independent Auditors

To the Board of Directors and Shareholders
of BII Holding Corporation and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and related consolidated statement of operations, of stockholders’ equity and cash flows, present fairly, in all material respects, the financial position of BII Holding Corporation and its Subsidiaries at June 30, 2010 and the results of their operations and their cash flows for the year ended June 30, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
January 31, 2011, except for Note 10 as to which the date
is April 11, 2011

BII Holding Corporation and Subsidiaries

Consolidated Balance Sheets
December 31, 2010 and June 30, 2010

	December, 31	June 30,
	2010	2010
	(Unaudited)
	(In thousands, except share amounts)

ASSETS
Cash and cash equivalents	$5,416	$5,845
Restricted cash	100	100
Receivables, net of allowance for doubtful accounts	19,386	15,637
Income tax receivable	144	101
Inventories	4,516	4,931
Current portion of sales-type leases receivable	2,018	1,592
Deferred income tax asset	5,231	5,231
Prepaid expenses and other	4,298	4,200

Total current assets	41,109	37,637
Sales-type leases receivable, net of current portion	4,267	3,123
Rental and monitoring equipment, net	14,962	13,990
Property and equipment, net	6,420	6,355
Amortizing intangible assets, net	50,324	55,895
Indefinite lived intangible assets	54,160	54,160
Capitalized software, net	8,960	9,322
Goodwill	169,941	169,941
Deferred financing fees	3,832	4,768
Other assets	341	—

Total assets	$354,316	$355,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,430	$5,629
Accrued compensation and benefits	5,557	3,977
Deferred revenue	1,267	940
Current portion of long-term debt	823	739
Other current liabilities	812	950

Total current liabilities	12,889	12,235
Deferred income tax liability	37,465	38,910
Accrued contingent consideration	7,550	7,550
Deferred revenue and other liabilities	3,075	2,575
Long-term debt, net of current portion and discounts	182,512	181,252

Total liabilities	243,491	242,522

Contingencies (Note 8)
Stockholders’ Equity
Common stock, $.01 par value, 5,000,000 shares authorized, 1,225,000 shares issued and outstanding	12	12
Additional paid-in capital	133,307	132,956
Accumulated deficit	(22,494)	(20,299)

Total stockholders’ equity	110,825	112,669

Total liabilities and stockholders’ equity	$354,316	$355,191

The accompanying notes are an integral part of these financial statements.

BII Holding Corporation and Subsidiaries

Consolidated Statements of Operations

For the Six Months Ended December 31, 2010 and 2009
and for the Year Ended June 30, 2010

	Six Months	Six Months
	Ended	Ended	Year Ended
	December 31,	December 31,	June 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)
	(In thousands)

Revenues
Service, monitoring and direct sales revenue	$58,714	$51,605	$105,425

Costs and operating expenses
Costs of service, monitoring and direct sales	33,485	29,367	61,770
Selling, general and administrative expenses	17,303	19,765	35,813
Provision for doubtful accounts	466	386	613
Research and development expenses	1,005	1,028	2,096

Total costs and expenses	52,259	50,546	100,292

Operating income	6,455	1,059	5,133
Interest expense, net	(10,079)	(9,926)	(19,909)
Other expense, net	(16)	(11)	(23)

Loss before income taxes	(3,640)	(8,878)	(14,799)
Income tax benefit	1,445	3,526	4,581

Net loss	$(2,195)	$(5,352)	$(10,218)

The accompanying notes are an integral part of these financial statements.

BII Holding Corporation and Subsidiaries

Consolidated Statements of Stockholders’ Equity
For the Year Ended June 30, 2010

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity
	(In thousands, except share amounts)

Balances at June 30, 2009	1,225,000	$12	$132,275	$(8,452)	$123,835
Stock-based compensation	—	—	681	—	681
Cumulative effect of change in accounting for uncertainites in income tax accounting (Note 7)	—	—	—	(1,629)	(1,629)
Net loss	—	—	—	(10,218)	(10,218)

Balances at June 30, 2010	1,225,000	$12	$132,956	$(20,299)	$112,669

The accompanying notes are an integral part of these financial statements.

BII Holding Corporation and Subsidiaries

Consolidated Statements of Cash Flows
For the Six Months Ended December 31, 2010 and 2009
and for the Year Ended June 30, 2010

	Six Months	Six Months
	Ended	Ended	Year Ended
	December 31,	December 31,	June 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)
	(In thousands)

Cash flows from operating activities
Net loss	$(2,195)	$(5,352)	$(10,218)
Adjustments to reconcile net loss to net cash provided by operating activies
Depreciation and amortization	11,248	12,974	25,001
Stock-based compensation	351	343	681
Amortization of deferred financing fees	645	658	1,334
Paid-in-kind interest	1,314	1,275	2,572
Debt accretion	326	326	653
Provision for doubtful accounts	466	386	613
Deferred taxes	(1,445)	(2,719)	(3,747)
Loss on disposals	466	66	364
Changes in assets and liabilities
Receivables	(4,215)	(1,086)	1,180
Income tax receivable	(43)	378	328
Sales-type leases receivable	(1,570)	(663)	(222)
Inventories	415	19	(1,358)
Prepaid expenses and other assets	(148)	(214)	(1,057)
Accounts payable	(1,199)	564	1,121
Accrued and other liabilities	1,474	(1,973)	(2,698)
Deferred revenue	796	745	540

Net cash provided by operating activities	6,686	5,727	15,087

Cash flows from investing activities
Purchases of property and equipment	(858)	(1,491)	(2,507)
Investment in rental and monitoring equipment	(4,694)	(4,939)	(12,054)
Capitalization of software development costs	(794)	(884)	(1,431)
Investment in intangible assets	—	(14)	(146)

Net cash used in investing activities	(6,346)	(7,328)	(16,138)

Cash flows from financing activities
Repayments of borrowings	(769)	(652)	(1,606)

Net cash used in financing activities	(769)	(652)	(1,606)

Net change in cash and cash equivalents	(429)	(2,253)	(2,657)
Cash and cash equivalents, beginning of period	5,845	8,502	8,502

Cash and cash equivalents, end of period	$5,416	$6,249	$5,845

Supplemental cash flow information
Cash paid during the period for interest	7,795	7,669	15,354
Cash received during the period for interest	167	152	297
Cash received (paid) during the period for income taxes, net	(43)	(378)	356
Supplemental non-cash adjustments
Acquisition of property and equipment under loans	473	1,019	1,710

The accompanying notes are an integral part of these financial statements.

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements
Six Months Ended December 31, 2010 and 2009 (unaudited) and for the
Year Ended June 30, 2010
(in thousands, except share amounts)

1.	Organization and Nature of Operations

BII Holding Corporation (“BII”) was incorporated in Delaware in August 2008 for the purpose of acquiring 100% of the outstanding common stock of Behavioral Holding Corp. (“BHC”). This transaction was effective on August 15, 2008. BII has no business operations.

Substantially all of BHC’s operations are conducted through B.I. Incorporated (“B.I. Inc.”), a wholly owned subsidiary of BHC, which designs, manufactures (a portion of which is done by third parties), markets and supports electronic monitoring systems and other automatic identification devices. B.I. Inc. provides 24-hour monitoring services using primarily equipment it manufactures. B.I. Inc. also provides community-based reentry and supervision services to parolees and probationers. These products and services are used by corrections agencies at the federal, state and local level throughout the United States of America, its territories and Canada. In addition, B.I. Inc. provides highly structured alternatives to detention and a community-based means of supervising adult asylum seekers and aliens for the Department of Homeland Security.

Substantially all of the Company’s revenues are generated from contracts with federal, state and local government agencies. These contracts generally have initial fixed terms and subsequent renewal rights. Although the Company expects that these agencies will renew their respective contracts, we can provide no assurance that they will continue to purchase services, monitoring or equipment from the Company at levels similar to those reflected in the accompanying consolidated financial statements for the six months ended December 31, 2010 or 2009 or for the year ended June 30, 2010. All of the Company’s contracts with government agencies are subject to risks of termination or reduction in scope due to changes in government policies, priorities or Congressional funding-level commitments to various agencies. Pursuant to contract terms, these government agencies can terminate or suspend the Company’s contracts at any time with or without cause.

The Company generated revenues from Federal government agencies in excess of 10% of its total revenues for the following periods:

	Six Months	Six Months
	Ended	Ended	Year Ended
	December 31,	December 31,	June 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)

Federal government agencies	$23,349	$18,920	$39,413

2.	Basis of Presentation

The accompanying consolidated financial statements include the accounts of BII and its wholly owned subsidiaries (the “Company”). All intercompany transactions and balances have been eliminated in consolidation.

The Company’s unaudited consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). In accordance with US GAAP requirements for interim financial statements, these financial statements and related interim period disclosures do not include certain information and note disclosures that are normally included in annual financial statements prepared in conformity with US GAAP. In the Company’s opinion, the unaudited consolidated financial statements contain all adjustments (which are of a normal, recurring nature) necessary to present fairly, in all material respects, the financial position as of December 31, 2010 and the results of operations and cash flows for the six months ended December 31, 2010 and 2009 in conformity with US GAAP. Interim

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

results for the six months ended December 31, 2010 may not be indicative of results that will be realized for the full year.

Fiscal Year

The Company’s fiscal year end is June 30th.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ materially from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, accounts receivable and sales-type leases receivable. The Company maintains its cash and cash equivalents and its restricted cash in a United States financial institution. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral. Additionally, the Company manages a portion of its credit risk by collecting for certain services in advance. The Company has no significant financial instruments with off-balance sheet risk of accounting loss, such as foreign exchange contracts, option contracts or other hedging arrangements.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, income tax receivable, sales-type leases receivable, accounts payable, accrued expenses and long-term debt. Due to the short-term nature of cash and cash equivalents, accounts receivable, income tax receivable, accounts payable and accrued expenses, the carrying amounts of these financial instruments approximate their respective fair values. The sales-type leases receivable earn interest at approximate market rates, and, as such, their carrying values approximate their fair values. The carrying amount of long-term debt with variable interest rates approximates fair value. The fair value of long-term debt with a fixed interest rate at June 30, 2010 was approximately $109,200.

Cash and Cash Equivalents

The Company considers cash on hand and highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

Restricted Cash

As of December 31, 2010 and June 30, 2010, B.I. Inc. had an outstanding letter of credit for $100 that was issued as security for performance bonds and is recorded as restricted cash on the consolidated balance sheets.

Receivables

Receivables primarily include trade accounts and sales-type leases receivable that B.I. Inc. generates when it extends credit to its customers for services, monitoring and direct sales in the normal course of business. As of December 31, 2010 and June 30, 2010, two of the Company’s customers had an outstanding

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

balance to the Company of $3,232 and $2,531, respectively. The Company determines an allowance for doubtful accounts based on the aging of accounts receivable, historical experience and management judgment, which totaled $1,920 and $1,610 at December 31, 2010 and June 30, 2010, respectively. The Company writes off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues collection of the receivable.

Inventories

Inventories include the cost of raw materials, direct labor and manufacturing overhead and are stated at the lower-of-cost or market. Cost is determined using standard costs, which approximates actual cost on a first-in, first-out (“FIFO”) basis. The Company provides inventory write-downs that are measured as the difference between the cost of the inventory and market based upon assumptions about future demand and are charged to costs of service, monitoring and direct sales.

Inventories consist of the following as of December 31, 2010 and June 30, 2010:

	December 31,	June 30,
	2010	2010
	(Unaudited)

Raw materials	$4,023	$4,230
Work-in-process	223	146
Finished goods	270	555

Total inventories	$4,516	$4,931

Property, Rental and Monitoring Equipment

Rental and monitoring equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives of three to five years. Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives of three to seven years. Leasehold improvements are stated at cost and depreciated on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease. The Company performs ongoing evaluations of the estimated useful lives of property, rental and monitoring equipment for depreciation purposes based upon the period over which services are expected to be rendered by the asset. Depreciation expense for the six-month periods ended December 31, 2010 and 2009 and for the year ended June 30, 2010 was $3,256, $4,053 and $6,803, respectively, for rental and monitoring equipment and $1,266, $1,151 and $2,332, respectively, for property and equipment. Repair and maintenance expenses that do not extend the useful lives of the related assets are expensed as incurred.

Rental and monitoring equipment consist of the following as of December 31, 2010 and June 30, 2010:

	December 31,	June 30,
	2010	2010
	(Unaudited)

Rental equipment	$2,885	$1,892
Monitoring equipment	27,470	25,617

	30,355	27,509
Less: accumulated depreciation	(15,393)	(13,519)

Total rental and monitoring equipment, net	$14,962	$13,990

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Property and equipment consist of the following as of December 31, 2010 and June 30, 2010:

	December 31,	June 30,
	2010	2010
	(Unaudited)

Property and equipment	$9,758	$8,725
Leasehold improvements	3,072	2,786

	12,830	11,511
Less: accumulated depreciation	(6,410)	(5,156)

Total property and equipment, net	$6,420	$6,355

Amortizing Intangible Assets

Amortizing intangible assets consist of the following as of December 31, 2010 and June 30, 2010:

		Existing
		Technology,
	Customer	Patents and
	Relationships	Licenses	Total

December 31, 2010 (Unaudited)
Gross	$75,400	$6,337	$81,737
Less: accumulated amortization	(29,086)	(2,327)	(31,413)

Net	$46,314	$4,010	$50,324

June 30, 2010:
Gross	$75,400	$6,337	$81,737
Less: accumulated amortization	(24,076)	(1,766)	(25,842)

Net	$51,324	$4,571	$55,895

Estimated amortization expense for the fiscal years ending June 30 is expected to be:

2011	$11,118
2012	10,208
2013	8,986
2014	8,394
2015	6,359
Thereafter	10,830

Total estimated amortization expense	$55,895

Definite-lived intangible assets are amortized as follows: customer relationships on an accelerated basis consistent with the underlying cash flows included in the valuation of these assets over periods of up to twelve years; existing technology on a straight-line basis over three to seven years and patents and licenses over three to seven years. Amortization expense related to these intangible assets was $5,571, $6,163 and $12,407 for the six-month periods ended December 31, 2010 and 2009 and for the year ended June 30, 2010, respectively. The Company evaluates the recoverability of definite-lived intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment may exist. No material impairments of definite-lived intangible assets have been identified during any of the periods presented.

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Indefinite Lived Intangible Assets

Indefinite lived intangible assets consist of trade names and trademarks of $54,160 as of December 31, 2010 and June 30, 2010. The Company assesses indefinite lived intangible assets for impairment annually or whenever an event occurs or circumstances change that indicate that the carrying amounts of such assets may not be fully recoverable in accordance with accounting guidance. An impairment loss is measured as the difference between the carrying amount and the fair value of the asset. There has been no impairment in indefinite lived intangible assets.

Capitalized Software

The Company expenses the cost of developing computer software for internal use until technological feasibility is established and capitalizes all capitalizable costs incurred from that time until the software is available for general use. Based on the Company’s product development process, technological feasibility is established upon completion of a detailed program design. Capitalization ceases when such software is ready for use at which time amortization of the capitalized costs begins.

The establishment of technological feasibility and the ongoing assessment of the recoverability of capitalized software development costs require judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, estimated economic life and changes in software and hardware technology.

Amortization of capitalized internally developed software costs is computed on a straight-line basis over the product’s estimated useful life of three to seven years. The Company performs ongoing evaluations of the estimated useful lives of its capitalized software for amortization purposes based upon the period over which services are expected to be rendered by the asset. Amortization of software costs was $1,155, $1,607 and $3,459 for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010, respectively.

Capitalized software consists of the following as of December 31, 2010 and June 30, 2010:

	December 31,	June 30,
	2010	2010
	(Unaudited)

Capitalized software	$15,629	$14,835
Less: accumulated amortization	(6,669)	(5,513)

Total capitalized software, net	$8,960	$9,322

Goodwill

Goodwill represents the excess of purchase price over the fair value of the net assets acquired, which excess was originally valued at $169,559. On July 1, 2009, goodwill was increased by $382 to $169,941 in connection with the Company’s adoption of the recognition standards for uncertainties in income tax accounting.

Goodwill is tested for impairment on an annual basis in the fourth fiscal quarter and, when specific circumstances dictate, between annual tests. Impairment testing is conducted at the reporting unit level, which is the level at which discrete financial information is available and at which management regularly reviews the operating results. The Company has three reporting units: (1) Electronic Monitoring, (2) Re-entry Services and (3) Intensive Supervision and Appearance Program (“ISAP”). The goodwill impairment test involves a two-step process. The first step, identifying a potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying value of the reporting unit exceeds its fair value, the second step would need to be conducted; otherwise, no further steps are necessary as no potential impairment

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

exists. The second step, measuring the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. Any excess of the reporting unit goodwill carrying value over the respective implied fair value is recognized as an impairment loss. There was no impairment of goodwill identified during the year ended June 30, 2010.

Deferred Financing Fees

B.I. Inc. incurred costs of $8,047 in 2008 in connection with debt obtained at the time it was acquired by BII. Such costs have been deferred and are being amortized over the term of the related debt utilizing the straight-line method, which approximates the effective interest rate method. Interest expense of $645, $658 and $1,334 was recorded for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010, respectively, as a result of amortizing these deferred financing fees.

Revenue Recognition

Service and monitoring revenue is recorded on a straight-line basis over the term of the service contract. Rental income associated with operating leases is recorded on a straight-line basis over the underlying rental period. Reentry and supervision service income is recognized as the services are provided.

The Company’s direct sales revenue is comprised of product sales and is recognized when title and risk of loss transfer to the customer under the shipping terms. The Company offers, in certain transactions, financing of monitoring equipment sales to its customers and accounts for these sales as sales-type leases. Under sales-type lease accounting, upon shipment, revenue is recorded at the product’s fair market value, and the sum of the future minimum lease payments is recorded as sales-type leases receivable. The difference between the product’s fair market value and the sum of the future minimum lease payments is recognized as deferred interest income and is recorded as a reduction to the sales-type leases receivable and is amortized to revenue using the effective interest method. Included in revenues is interest income relating to sales-type leases of approximately $166, $151 and $293 for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010, respectively. Fair market value of the Company’s products is equivalent to the amount of cash received for direct sales with standard payment terms, after applying the Company’s customary discounts, if any.

The Company periodically sells its monitoring equipment and other services together in multiple-element arrangements. In such cases, the Company allocates revenue on the basis of the relative fair value of the delivered and undelivered elements. The fair value for each of the elements is estimated based on the price charged by the Company when the elements are sold on a standalone basis.

The Company’s standard warranty period is one year from the date of shipment. The costs of fulfilling product warranties are accrued at the time of product sales and are recorded based upon estimates of costs to be incurred to repair or replace items under warranty and are recognized ratably.

The Company also offers extended product maintenance services over two- or three- year periods for some of its monitoring equipment. In some cases, the Company may include extended maintenance services in agreements to sell its monitoring equipment in a multiple element arrangement. If such extended maintenance is separately priced in the contract, the Company defers the contractual amount relating to the extended maintenance. If the extended maintenance is not separately priced in the contract, the company allocates revenue under the contract to the elements in the contract on the basis of the relative prices charged when the elements are sold separately on a standalone basis after the Company’s customary discounts. This revenue is recognized ratably over the maintenance term. Deferred revenue relating to extended product maintenance contracts totaled $3,205 and $2,620 as of December 31, 2010 and June 30, 2010, respectively.

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Advertising Costs

The Company expenses advertising costs as incurred, which totaled $21, $28 and $51 for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010, respectively.

Shipping Costs

The Company has classified shipping costs of $48, $53 and $99 for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010, respectively, as selling, general and administrative expenses.

Stock-Based Compensation

The Company measures and recognizes compensation cost based upon the grant-date fair value of all share-based awards. Compensation expense for all share-based awards containing service conditions are recognized over the applicable vesting period.

The fair value of stock options is estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended June 30, 2010:

Risk-free interest rate	2.4%
Expected volatility	54.0%
Dividend yield	0.0%
Expected term	5 years
Forfeiture rate	0.0%

Expected volatility is based on comparable companies’ five-year history, the expected term is based on the Company’s historical experience, the risk-free rate is based on the yield of a five-year Treasury note and the forfeiture rate is based on the Company’s estimated probability of vesting in its performance-based awards (Note 6).

The Company did not grant any stock-based awards during the six months ended December 31, 2010.

Research and Development

Research and development costs, which relate principally to the design and development of products, are expensed as incurred. The cost of developing enhancements is expensed as research and development costs as incurred.

Warrants

B.I. Inc.’s warrants, issued for the purchase of BII common stock, are classified as equity instruments, which were initially measured at fair value and recorded as a discount to the related debt using the relative fair value allocation method. The value of these warrants is being amortized using the effective interest method over the expected term of the underlying debt (Notes 5 and 6).

Income Taxes

A current provision for income taxes is recorded for actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred income tax assets and liabilities are recorded for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax basis of assets and liabilities and carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

enactment. Deferred tax assets are recognized for the expected future tax effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits, which, more likely than not based on current circumstances, are not expected to be realized.

On July 1, 2009, the Company adopted the recognition standards established by the Financial Accounting Standards Board with respect to uncertainties in income tax accounting. Under the provisions of this guidance, the Company makes a comprehensive review of its portfolio of uncertain tax positions regularly. In this regard, an uncertain tax position represents the Company’s expected treatment of a tax position taken in a filed tax return, or planned to be taken in a future tax return or claim that has not been reflected in measuring income tax expense for financial reporting purposes. Until these positions are sustained by the taxing authorities, the Company does not recognize the tax benefits resulting from such positions and reports the tax effects as a reserve against the related deferred tax assets for uncertain tax positions in its consolidated balance sheets. The Company recognizes interest accrued related to unrecognized tax benefits in income tax expense. Penalties, if probable and reasonably estimable, are recognized as a component of income tax expense (Note 7).

Comprehensive Income

For the six-month periods ended December 31, 2010 and 2009 and for the year ended June 30, 2010, there have been no differences between the Company’s comprehensive income and its net income.

Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board issued amended accounting guidance for multiple-deliverable revenue arrangements. The amended guidance affects the determination of when individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. In addition, the amended guidance modifies the manner in which the transaction consideration is allocated across separately identified deliverables, eliminates the use of the residual value method of allocating arrangement consideration and requires expanded disclosures. The amended guidance became effective for the Company’s multiple-element arrangements entered into or materially modified on or after July 1, 2010. The adoption of this amendment did not have a significant impact on the Company’s consolidated financial statements.

In July 2010, accounting guidance was issued to enhance disclosures about the Company’s allowance for doubtful accounts receivable and the credit quality of its financing receivables. In general, it amends existing disclosure guidance to require the Company to provide a greater level of disaggregated information and to disclose credit quality indicators, past due information and modifications of its financing receivables. The additional disclosures will be effective for the Company’s fiscal year ending June 30, 2012. The disclosures about activity occurring during a reporting period will be effective for the Company on a prospective basis as of July 1, 2011. The Company is evaluating the impact the guidance will have on its consolidated financial statements.

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

4.	Sales-Type Leases Receivable

The components of the Company’s sales-type leases receivable are as follows as of December 31, 2010 and June 30, 2010:

	December 31,	June 30,
	2010	2010
	(Unaudited)

Total minimum lease payments	$6,917	$5,135
Less: deferred interest	(632)	(420)

Net receivable	6,285	4,715
Less: current portion	(2,018)	(1,592)

Long-term sales-type leases receivable	$4,267	$3,123

Future minimum lease payments expected to be received under sales-type leases for the fiscal years ending June 30 are as follows:

2011	$1,806
2012	1,593
2013	1,160
2014	549
2015	27

Total future minimum lease payments	$5,135

5.	Long-Term Debt and Operating Lease Commitments

Long-Term Debt

The components of B.I. Inc.’s long-term debt are as follows as of December 31, 2010 and June 30, 2010:

	December 31,	June 30,
	2010	2010
	(Unaudited)

Senior term loan	$78,200	$78,600
Senior subordinated note purchase agreement	106,099	104,785
Debt discount	(3,021)	(3,347)
Other long-term debt	2,057	1,953

Total long-term debt	$183,335	$181,991

On August 15, 2008, B.I. Inc. entered into a Credit Agreement with a group of financial institutions. The agreement covers a senior term loan in the amount of $80,000 and a revolving loan in the amount of $20,000 and matures on August 14, 2014.

The interest rate on the term and revolving loans is set quarterly and accrues at either the Base Rate plus 3.25% or the LIBOR rate plus 4.5% at the Company’s option. For purposes of determining the applicable interest rate, the LIBOR rate cannot be allowed to be less than 3%. As of December 31, 2010, the interest rate on the term loan was 6.5%. The Company is required to pay a facility fee on a monthly basis equal to 0.5% of the unused revolving loan facility. Interest payments are to be made monthly. Interest expense for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010 was $2,608, $2,635 and $5,213, respectively, on the term loan and $0, $47 and $47, respectively, on the revolving loan. Amounts outstanding on the term loan at December 31, 2010 and June 30, 2010 were $78,200 and $78,600,

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

respectively. No amounts were outstanding on the revolving loan at December 31, 2010 or at June 30, 2010; however, as of December 31, 2010, letters of credit in the amount of $1,361 have been issued by B.I. Inc. and are secured by the revolving loan, reducing the amount available to be drawn accordingly. The revolving loan had $18,639 available to be drawn as of December 31, 2010.

Also on August 15, 2008, B.I. Inc. entered into a Senior Subordinated Note Purchase Agreement. The agreement covers a Senior Subordinated term loan in the amount of $100,000 that matures on August 14, 2015 with the principal due upon maturity. The Senior Subordinated term loan bears interest at a fixed rate of 12% annually of which up to 2.5% may be ‘paid-in-kind’ and added to the outstanding indebtedness at the Company’s option. For the six-month periods ended December 31, 2010 and 2009 and for the year ended June 30, 2010, interest expense was $6,307, $6,144 and $12,373, respectively, of which $1,314, $1,275 and $2,572 was paid-in-kind for these same respective periods. At December 31, 2010, the outstanding balance on this term loan was $106,099, with an associated discount for warrants issued of $3,021 (Note 6). Also see Note 10. Subsequent Event.

The debt agreements require that B.I. Inc. meet certain covenants, including minimum stand-alone Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) amounts, leverage ratio measures, interest charges ratio measures and capital expenditure limits. For the period ended December 31, 2010, B.I. Inc. was in compliance with all the covenants of the Credit Agreement and Senior Subordinated Note Purchase Agreement.

The long-term debt is collateralized by substantially all of B.I. Inc.’s assets and is guaranteed indirectly by BHC.

Additionally, B.I. Inc. has outstanding loans for vehicles and leasehold improvements totaling $2,057 and $1,953 as of December 31, 2010 and June 30, 2010, respectively. These loans bear interest at varying rates from 0% to 12.82% and mature between March 2011 and December 2019.

Aggregate scheduled maturities of long-term debt for the fiscal years ending June 30 are as follows:

2011	$739
2012	679
2013	664
2014	404
2015	74,778
Thereafter	104,727

181,991
Less: current portion	(739)

Long-term debt	$181,252

Operating Leases

B.I. Inc. leases office space and certain equipment under operating leases. B.I. Inc.’s office-space lease commenced on November 1, 2009 and expires on June 30, 2015 but can be extended for three years. Rental expense for all leases was $2,416, $2,230 and $4,794 for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010, respectively.

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Minimum rental payments required under operating leases that have initial or remaining lease terms in excess of one year, the majority of which are cancelable, for fiscal years ending June 30 are as follows:

2011	$4,238
2012	3,845
2013	3,162
2014	2,764
2015	1,198
Thereafter	387

Total minimum rental payments	$15,594

6.	Stockholders’ Equity

Common Stock

BII is authorized to issue 5,000,000 shares of $0.01 par value common stock, of which 1,225,000 shares have been issued and are outstanding as of December 31, 2010 and June 30, 2010. BHC is authorized to issue 1,000,000 shares of $0.01 par value common stock, of which 564,728 shares have been issued and are outstanding at December 31, 2010 and June 30, 2010.

Preferred Stock

BHC is authorized to issue 1,000,000 shares of $0.01 par value preferred stock. The preferred stock may be issued in one or more classes and will contain preferences designated by the Board of Directors upon its issue. No preferred stock has been issued or is outstanding as of December 31, 2010 or June 30, 2010.

Warrants

In connection with the Senior Subordinated Note Purchase Agreement, B.I. Inc. issued warrants to purchase 45,693.44 shares of BII common stock at an initial purchase price of $0.01 per share. The warrants may be exercised at any time prior to August 15, 2018. These warrants are not mandatorily redeemable by the holders. The fair value of these warrants was recorded as a discount to the carrying value of the Senior Subordinated term loan in the initial amount of $4,569 using the relative fair value allocation method. The warrants are amortized using the effective interest method over the expected term of the underlying debt. As of December 31, 2010, the unamortized value was $3,021.

The warrants were initially valued utilizing the Black-Scholes pricing model with the following assumptions:

Risk-free interest rate	3.5%
Expected volatility	49.7%
Dividend yield	0.0%
Expected term	7 years

Stock Options

On August 15, 2008, BII adopted the 2008 Stock Option Plan (the “Plan”) for the benefit of the Company’s employees, directors and consultants. In order to provide for option grants under the Plan, BII has reserved shares of its common stock equal to 12.5% of its total outstanding shares on a fully diluted basis, or 190,389 shares as of June 30, 2010. Under the Plan, BII’s Directors may grant options to Company

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

employees, directors and consultants at an exercise price equal to at least 100% of the fair market value of a share of common stock on the date of the grant, and each option shall have a term not to exceed ten years.

Options representing the right to purchase 62,032 shares are outstanding under the Plan and are fully vested pursuant to a resolution whereby BII allowed BHC option holders to rollover options and convert them into BII’s stock options.

With respect to certain stock option awards, option holders must satisfy length of service requirements under which options vest 20% on each anniversary of the grant date until fully vested. Grants subject to the length of service requirement are accounted for as equity awards under appropriate accounting standards. The grant-date fair value for these awards is recognized as stock-based compensation expense on a straight-line basis as the awards vest.

Total stock based compensation expense for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010 was $351, $343 and $681, respectively. As of fiscal year end June 30, 2010, the total compensation cost related to nonvested, service-based, stock-based awards not yet recognized was $5,826, and the weighted-average period over which this cost will be recognized is five years.

In addition, the Company has granted certain stock options to employees with both performance and market conditions. Under these awards, BII must realize a specified rate of return on its investment in BHC and the achievement of a liquidation event for the options to vest. The rate of return actually realized will determine the extent to which these grants become vested. These grants contain a market condition (the achievement of a rate of return) and a performance condition (liquidity event) and are accounted for as equity awards under appropriate accounting standards. However, no compensation cost will be recognized on these awards until the liquidation event is probable of occurrence, at which time the full grant date fair value would be recognized as a charge to operations. The numbers of unvested stock options granted with these terms at June 30, 2010 were 71,258.

The following tables summarize option transactions under the Plan for the year ended June 30, 2010:

		Weighted-
		Average
	Number of	Exercise
	Options	Price

Outstanding at June 30, 2009	196,483	$78.59
Granted	10,266	125.00
Exercised	—	—
Forfeited	(1,660)	(100.00)

Outstanding at June 30, 2010	205,089	$80.74

	Options Outstanding				Options Exercisable
		Weighted-
		Average	Weighted-	Weighted-		Weighted-
		Remaining	Average	Average		Average
	Number	Contractual	Exercise	Fair	Number	Exercise
Exercise Prices	Outstanding	Life	Price	Price	Exercisable	Price

$31.86	61,412	8.1 years	$31.86	$100.00	61,412	$31.86
63.07	620	8.1 years	63.07	100.00	620	63.07
100.00	132,791	8.2 years	100.00	100.00	23,903	100.00
125.00	10,266	9.5 years	125.00	125.00	787	125.00

	205,089		$80.74		86,722	$51.71

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

7.	Income Taxes

The benefit for income taxes attributable to loss before income tax is comprised of the following for the year ended June 30, 2010:

Year Ended
June 30,
2010

Current provision
Federal	$(205)
State	266

Total current expense	61

Deferred provision
Federal	$(5,155)
State	513

Total deferred benefit	(4,642)

Net income tax benefit	$(4,581)

The components of the Company’s deferred tax assets and liabilities at June 30, 2010 are as follows:

June 30,
2010

Current deferred tax assets and liabilities
Net operating loss and tax credit carryforwards	$3,684
Accrued liabilities	1,070
Allowance for doubtful accounts	595
Capitalized leases	(24)
Less: valuation allowance	(94)

Total current deferred tax assets	5,231

Long-term deferred tax assets and liabilities
Intangible assets	(43,414)
Capitalized software	(3,702)
Net operating loss and tax credit carryforwards	5,321
Property, rental and monitoring equipment	275
Stock-based compensation	2,337
Restructuring	308
Deferred revenue	(394)
Transaction costs	359

Total long-term deferred tax liabilities	(38,910)

Net deferred tax liability	$(33,679)

As of June 30, 2010, the Company had approximately $22,484 and $26,279 of federal and state net operating loss carryforwards, respectively. The federal net operating loss carryforward expires in 2030, and the state net operating loss carryforwards will expire between 2010 and 2023. The Company’s net operating loss carryforwards are subject to limitations under Section 382 of the tax code.

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The Company has determined that certain portions of the state net operating loss carryforwards may expire prior to their being utilized. As such, a valuation allowance of $94 was established to reduce the deferred tax asset to its estimated realizable amount.

The Company adopted a new accounting method for accounting for uncertainties in income tax accounting during its fiscal year ended June 30, 2010. As a result of the implementation of this method, the Company performed a comprehensive review of its portfolio of uncertain tax positions in accordance with recognition standards established by this method. In this regard, an uncertain tax position represents the Company’s expected treatment of a tax position taken in a filed tax return, or planned to be taken in a future tax return or claim that has not been reflected in measuring income tax expense for financial reporting purposes. Until these positions are sustained by the taxing authorities, the Company does not recognize the tax benefits resulting from such positions and reports the tax effects as a reduction of the related deferred tax assets in its consolidated balance sheets.

As a result of this review, the Company adjusted the estimated value of its uncertain tax positions on July 1, 2009 by recognizing a reserve against related deferred tax assets totaling $1,629 through a charge to retained earnings and reducing the carrying value of uncertain tax positions resulting from BII’s acquisition of BHC by $382 through an increase of goodwill. Upon the adoption of this new method at July 1, 2009, the estimated value of the Company’s uncertain tax positions was $2,817. As of June 30, 2010, the estimated value of the Company’s uncertain tax positions was $3,042. The Company does not expect that changes in the liability for unrecognized tax benefits during the next 12 months will have a significant impact on the Company’s financial position or results of operations. The Company did not recognize any tax-related interest and penalties during the six months ended December 31, 2010 or 2009 or during the year ended June 30, 2010.

Changes in unrecognized tax benefits during the six months ended December 31, 2010 and during the year ended June 30, 2010 are as follows:

Balance at June 30, 2009	$2,817

Additions based on tax positions related to the current year	225
Additions for tax positions of prior years	—
Reductions for tax positions of prior years	—
Lapse of statutes of limitation	—
Settlements with tax authorities	—

Net change in unrecognized tax benefits	225

Balance at June 30, 2010	$3,042

Additions based on tax positions of prior years	113
Reductions for tax positions of prior years	—
Lapse of statutes of limitation	—
Settlements with tax authorities	—

Net change in unrecognized tax benefits	113

Balance at December 31, 2010 (unaudited)	$3,155

The Company files tax returns with US federal, state and foreign jurisdictions. The US federal income tax and state returns have open statute of limitations for the years 2000 and subsequent as of June 30, 2010. Foreign jurisdictions have open statute of limitations for tax years 2006 and subsequent as of June 30, 2010.

BII Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Pursuant to the terms of the BII’s Transaction Agreement with BHC, certain tax benefits of the Company inured to the benefit of the previous shareholders and, subject to certain limitations, must be paid to them when the Company realizes a cash benefit from these items. As of June 30, 2010, $7,550 has been accrued for this contingent consideration liability. Also see Note 10. Subsequent Event.

8.	Commitments and Contingencies

Legal Proceedings

From time to time, the Company is subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business activities. The Company is not currently aware of any legal proceedings or claims that will have, individually or in aggregate, a material effect on the Company’s financial condition, results of operations or cash flows.

Employee Savings Plan

The Company has a 401(k) savings plan whereby the Company matches, subject to certain limits, $0.20 for each $1.00 employees contribute up to a maximum of 1% of compensation. Total Company contributions paid for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010 were $142, $112 and $500, respectively. As of December 31, 2010, $5 was accrued for contributions to be made to the 401(k) savings plan.

9.	Related Party Transactions

The Company’s principal stockholders act in a management capacity for which management fees and expense reimbursements are paid by the Company. For the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010, management fees of $625, $625 and $1,250, respectively, and expense reimbursements of $7, $60 and $83, respectively, were recorded in selling, general and administrative expenses.

An affiliate of the Company’s majority shareholder is a participant in the lending group that holds the Senior term loan. Interest expense for the six months ended December 31, 2010 and 2009 and for the year ended June 30, 2010 of $336, $339 and $672, respectively, has been recognized and paid to this affiliate.

10.	Subsequent Event

The Company has evaluated subsequent events through April 11, 2011, which is the date these consolidated financial statements were issued.

On February 10, 2011, The GEO Group, Inc., a Florida corporation (“GEO”) consummated the Agreement and Plan of Merger (the “Merger Agreement”) with BII; GEO Acquisition IV, Inc., a wholly owned subsidiary of GEO, (the Merger Sub”); and AEA Investors 2006 Fund L.P. (“AEA”) that was entered into on December 21, 2010. The Merger Agreement provided that, Merger Sub would merge with and into BII (the “Merger”), with BII continuing as the surviving corporation and becoming a wholly owned subsidiary of GEO. GEO paid merger consideration of $409.6 million in cash, net of cash acquired and subject to certain adjustments, including an adjustment for working capital. These proceeds were used, in part, to repay B.I. Incorporated’s Senior term loan and its Senior Subordinated Note Purchase Agreement.

The Company has recorded a contingent liability to former shareholders related to certain tax benefits in the amount of $7,550. This liability will continue to be a contingent obligation of the Company until its contractual expiration on June 30, 2012, if unrealized prior to that date. Realization of this liability and its ultimate settlement are contingent upon the utilization of tax benefits in future income tax returns. Following the Merger, the Company became a subsidiary member of a consolidated group of which GEO is the common parent. As such, management is unable to determine at this time whether the tax benefits will be realized and trigger settlement of this liability.

Offer to Exchange

Up to $300,000,000 aggregate principal amount
of our 6 5/8% Senior Notes Due 2021
and the guarantees thereof which have been registered
under the Securities Act of 1933, as amended,
for a like amount of our outstanding
6 5/8% Senior Notes Due 2021
and the guarantees thereof

PROSPECTUS

          ,2011

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Registrants incorporated in Florida

Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act, referred to as the FBCA, provides that a Florida corporation, such as GEO, GEO Care, Inc. and GEO Transport, Inc., shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850(7) of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Bylaws.  GEO’s bylaws provide that GEO shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of GEO as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding (except in such cases involving gross negligence or willful misconduct), in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of GEO’s board of directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. GEO’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of GEO may be entitled as a matter of law.

GEO Care, Inc.’s bylaws provide that GEO Care, Inc. shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of GEO Care, Inc. as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceedings, (except in such cases involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of GEO Care, Inc.’s board of directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. GEO Care, Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling stockholder of GEO Care, Inc. may be entitled as a matter of law.

GEO Transport, Inc.’s bylaws provide that any person made, or threatened to be made, a party to any threatened, pending, or contemplated action or proceeding, whether civil, criminal, administrative, or investigative, arising out of or related to such person’s service as a director, officer, employee, or agent of GEO Transport, Inc. (or arising out of or related to such person’s service with respect to any other corporation or other enterprise in any such capacity at the request of GEO Transport, Inc.), shall be indemnified by GEO Transport, Inc., and GEO Transport, Inc. may advance to such person related expenses incurred in defense of such action, to the fullest extent permitted by applicable law. For purposes of this paragraph, “person” shall include such person’s heirs and personal representatives.

Registrants incorporated as corporations in Delaware

Delaware General Corporation Law.  Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation, such as Correctional Services Corporation, GEO Acquisition II, Inc., GEO Holdings I, Inc., GEO Care of South Carolina, Inc., Cornell Companies, Inc., Cornell Corrections Management, Inc., CCGI Corporation, Cornell Corrections of Texas, Inc., Cornell Corrections of Rhode Island,

Inc., Correctional Systems, Inc., WPB Leasing, Inc., Cornell Abraxas Group, Inc., BII Holding Corporation, BII Holding I Corporation, Behavioral Holding Corp. and Behavioral Acquisition Corp. may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. The Bylaws of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Registrants formed as limited liability companies in Delaware

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company, such as Correctional Properties Prison Finance LLC, CPT Limited Partner, LLC, Public Properties Development & Leasing LLC, GEO RE Holdings LLC, Cornell Companies Management Holdings, LLC, Cornell Companies Administration, LLC and WBP Leasing, LLC may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Correctional Properties Prison Finance LLC’s operating agreement provides that, to the fullest extent provided by applicable law, a member, special member, officer, director, employee or agent of Correctional Properties Prison Finance LLC and any employee, representative, agent or affiliate of the member or special member shall be entitled to indemnification for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of Correctional Properties Prison Finance LLC and in a manner reasonably believed to be within the scope of the authority conferred on such person, except for any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by such person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Correctional Properties Prison Finance LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Correctional Properties Prison Finance of an undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified.

CPT Limited Partner, LLC’s operating agreement provides that CPT Limited Partner, LLC shall indemnify and hold harmless its member, officers and employees, an the affiliates of each of the foregoing, to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by such person in connection with any claim, action suit or proceeding in which such person becomes involved as a party or otherwise, or with which such person shall be threatened, in connection with the conduct of CPT Limited Partner, LLC’s affairs. Expenses incurred by any such person in connection with the preparation and presentation of a defense or response to any claims covered hereby shall be paid by CPT Limited Partner, LLC. Such right of indemnity shall apply with respect to all actions taken by such person which they believe to be in the best interest of CPT Limited Partner, LLC in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

Public Properties Development & Leasing LLC’s operating agreement provides that Public Properties Development & Leasing LLC shall indemnify and hold harmless its member, officers and employees, an the affiliates of each of the foregoing, to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by such person in connection with any claim, action suit or proceeding in which such person becomes involved as a party or otherwise, or with which such person shall be threatened, in connection with the conduct of Public Properties Development & Leasing LLC’s affairs. Expenses incurred by any such person in connection with the preparation and presentation of a defense or response to any claims covered hereby shall be paid by Public Properties Development & Leasing LLC. Such right of indemnity shall apply with respect to all actions taken by such person which they believe to be in the best interest of CPT

Limited Partner, LLC in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

GEO RE Holdings LLC’s operating agreement is silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Delaware Limited Liability Company Act.

Registrant organized as a limited partnership in Delaware

Section 17-107 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership, such as CPT Operating Partnership LP, Cornell Companies Management Services, Limited Partnership and Cornell Companies Management, LP, may, and has the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

CPT Operating Partnership LP’s limited partnership agreement provides that, to the fullest extent permitted by Delaware law, CPT Operating Partnership LP shall indemnify the general partner and its affiliates and any person acting on their behalf from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys’ fees and other legal fees and expenses), judgments, fines settlements and other amounts arising from any and all claims, demands, actions, suite or proceedings, civil, criminal, administrative or investigative, that relate to the operations of CPT Operating Partnership LP in which such person may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such person’s action constituted intentional acts or omissions constituting willful misconduct or fraud. Reasonable expenses incurred by such person who is a party to a proceeding shall be paid or reimbursed by CPT Operating Partnership LP in advance of the final disposition of the proceeding. Such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Registrant organized as a corporation in Alaska

Alaska statute Sec. 10.06.490 provides that a corporation, such as Cornell Corrections of Alaska, Inc., may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. The termination of an action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful. (b) A corporation may indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement for expenses and attorney fees actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper. (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action or proceeding referred to in (a) or (b) of this section, or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense. (d) Unless otherwise ordered by a court, indemnification under (a) or (b) of this section may only be made by a corporation upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the director, officer, employee, or agent has met the applicable standard of conduct set out in (a) and (b) of this section. The determination shall be made by (1) the board by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or (2) independent legal counsel in a written opinion if a quorum under (1) of this subsection is (A) not obtainable; or (B) obtainable but a majority of disinterested directors so directs; or (3) approval of the outstanding shares. (e) The corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition in the manner provided in (d) of this section if (1) in the case of a director or officer, the director or officer furnishes the corporation with a written affirmation of a good faith belief that the standard of conduct described in AS 10.06.450 (b) or 10.06.483(e) has been met; (2) the director, officer, employee, or agent furnishes the corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this chapter. (f) The indemnification provided by this section is not exclusive of any other rights to which a person seeking indemnification may be entitled under a bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the official capacity of the person and as to action in another capacity while holding the office. The right to indemnification continues as to a person who has ceased to be a director, officer, employee, or agent, and inures to the benefit of the heirs, executors, and administrators of the person. (g) A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in that capacity, or arising out of that status, whether or not the corporation has the power to indemnify the person against the liability under the provisions of this section.

Articles of Incorporation.  Cornell Corrections of Alaska, Inc.’s Articles of Incorporation provide that Directors of Cornell Corrections of Alaska, Inc. shall not be personally liable to Cornell Corrections of Alaska, Inc. or its shareholders for monetary damages for acts or omissions that occur after the effective date of the Articles of Incorporation for the breach of their fiduciary duty as a Director, provided, however, that such exemption from liability shall not apply to (i) a breach of a Director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derived improper personal benefit.

Cornell Corrections of Alaska, Inc.’s bylaws are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Alaska statutes.

Registrant organized as a corporation in California

California General Corporation Law.  Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation, such as Cornell Corrections of California, Inc., to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive

Bylaws.  Cornell Corrections of California, Inc.’s bylaws provide that Cornell Corrections of California, Inc. shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of Cornell Corrections of California, Inc., and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. “Agent” includes any person who is or was a director, officer, employee, or other agent of Cornell Corrections of California, Inc., or is or was serving at the request of Cornell Corrections of California, Inc. as a director, officer, employee, or agent or another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of Cornell Corrections of California, Inc. or of another enterprise serving at the request of such predecessor corporation.

Registrant organized as a corporation in Colorado

The Colorado Business Corporations Act.  Section 7-109-101 et seq. of the Colorado Business Corporations Act empowers a Colorado corporation, such as BI Incorporated, to indemnify its directors, officers, employees and agents under certain circumstances, as well as providing for elimination of personal liability of directors and officers of a Colorado corporation for monetary damages. A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

Bylaws.  B.I. Incorporated’s bylaws are silent with respect to indemnification. However, see the discussion regarding indemnification provisions in the Colorado statutes.

Registrant organized as a corporation in Illinois

The Illinois Business Corporation Act.  Under Section 8.75 of the Illinois Business Corporation Act of 1983, (“ILBCA”), a corporation, such as Cornell Interventions, Inc., may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Bylaws.  Cornell Interventions, Inc.’s bylaws provide that Cornell Interventions, Inc. shall, to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983, as amended, or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cornell Interventions, Inc.), or who is or was serving at the request of Cornell Interventions, Inc. as a director and/or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Additionally, Cornell Interventions, Inc. shall to the fullest extent to which it is empowered to do so by The Illinois Business Corporation Act of 1983, or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in a right of Cornell Interventions, Inc. to procure judgment in its favor by reason of the fact that such person is or was a director and/or officer of the corporation, or is or was serving at the request of Cornell Interventions, Inc. as a director and/or officer of another corporation, partnership, joint venture, trust or other person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Cornell Interventions, Inc., unless and only to the extent that the court in which such action or suit was brought shall determine upon applicable that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deal proper.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits Required by Item 601 of Regulation S-K.

Exhibit
Number		Description

4.3	—	Indenture, dated as of February 10, 2011, by and among the Company, the Guarantors party thereto, and Wells Fargo Bank, National Association as Trustee relating to the 6 5/8% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 to the Company’s report on Form 8-K, filed on February 16, 2011)
5.1	—	Opinion of Akerman Senterfitt as to the validity of the securities being offered and as to matters of Florida and Delaware law.*
5.2	—	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.*
5.3	—	Opinion of Luce, Forward, Hamilton & Scripps LLP, as to matters of California law.*
5.4	—	Opinion of Wildman, Harrold, Allen & Dixon LLP, as to matters of Illinois law.*
5.5	—	Opinion of Burns, Figa & Will, P.C., as to matters of Colorado law.*
10.25	—	Registration Rights Agreement, dated as of February 10, 2011, by and among the Company, the Guarantors party thereto, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. as representatives of the Initial Purchasers (incorporated by reference to Exhibit 10.1 to the Company’s report on Form 8-K, filed on February 16, 2011).
12.1	—	Statement re Computation of Ratio of Earnings to Fixed Charges***
23.1	—	Consent of Grant Thornton LLP*
23.2	—	Consent of PricewaterhouseCoopers LLP*
23.3	—	Consent of Akerman Senterfitt (included in Exhibit 5.1)*
23.4	—	Consent of Hughes Gorski Seedorf Odsen & Tervooren, LLC (included in Exhibit 5.2).*
23.5	—	Consent of Luce, Forward, Hamilton & Scripps LLP (included in Exhibit 5.3).*
23.6	—	Consent of Wildman, Harrold, Allen & Dixon LLP (included in Exhibit 5.4).*
23.6	—	Consent of Burns, Figa & Will, P.C. (included in Exhibit 5.5).*
24.1	—	Powers of Attorney (previously included on the signature pages to the Form S-4 Registration Statement filed on April 12, 2011 or Amendment No. 1 to the Form S-4 Registration Statement filed on June 2, 2011)
25.1	—	Statement of Eligibility of Trustee**
99.1	—	Form of Letter of Transmittal**
99.2	—	Form of Notice of Guaranteed Delivery for Notes**
99.3	—	Form of Letter to Brokers**
99.4	—	Form of Letter to Clients**
99.5	—	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9**

*	Filed herewith

**	Previously filed as an exhibit to the Form S-4 Registration Statement filed on April 12, 2011

***	Previously filed as an exhibit to Amendment No. 1 to the Form S-4 Registration Statement filed on June 2, 2011.

(b)	Financial Statement Schedules required by Regulation S-X and Item 14(e), Item 17(a) or Item 17(b)(9).

(c)	Not applicable.

Item 22.	Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

THE GEO GROUP, INC.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Senior Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Senior Vice President & Chief Financial Officer (Principal Financial Officer)	July 8, 2011

/s/ Ronald A. Brack Ronald A. Brack	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 8, 2011

/s/ Norman A. Carlson Norman A. Carlson	Director	July 8, 2011

/s/ Anne N. Foreman Anne N. Foreman	Director	July 8, 2011

/s/ Richard H. Glanton Richard H. Glanton	Director	July 8, 2011

/s/ Clarence E. Anthony Clarence E. Anthony	Director	July 8, 2011

/s/ Christopher C. Wheeler Christopher C. Wheeler	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

GEO CARE, INC.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Treasurer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chairman of the Board	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Treasurer (Principal Financial & Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	President and Director (Principal Executive Officer)	July 8, 2011

/s/ Dale Frick Dale Frick	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

GEO RE HOLDINGS LLC

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Senior Vice President & Treasurer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Senior Vice President & Treasurer (Principal Financial & Accounting Officer	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Senior Vice President & Chief Financial Officer of the GEO Group, Inc., the Sole Manager of GEO RE Holdings LLC	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Correctional Services Corporation

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President & Treasurer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President & Treasurer (Principal Financial Officer)	July 8, 2011

/s/ Ronald A. Brack Ronald A. Brack	Vice President Accounting (Principal Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

GEO Transport, Inc.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President & Treasurer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President & Treasurer (Principal Financial Officer)	July 8, 2011

/s/ Ronald A. Brack Ronald A. Brack	Vice President and Controller (Principal Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

/s/ John M. Hurley John M. Hurley	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Public Properties Development & Leasing LLC

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President — Finance

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

By: CPT Operating Partnership, L.P.

By: GEO Acquisition II, Inc., its General Partner

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance of GEO Acquisition II, Inc. the General Partner of CPT Operating Partnership L.P., the Sole Member of Public Properties Development & Leasing	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Correctional Properties Prison Finance LLC

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President — Finance

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President and Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance and Director (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

CPT Operating Partnership L.P.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President — Finance

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance (Principal Financial & Accounting Officer)	July 8, 2011

By: GEO Acquisition II, Inc.,

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance of GEO Acquisition II, Inc., the sole General Partner of CPT Operating Partnership, L.P.	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

CPT Limited Partner, LLC

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President — Finance

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance (Principal Financial & Accounting Officer)	July 8, 2011

By: GEO Acquisition II, Inc.,

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance of GEO Acquisition II, Inc., the sole Meber of CPT Limited Partner, LLC	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

GEO Holdings I, Inc.

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President — Finance

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

GEO Acquisition II, Inc.

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President — Finance

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

GEO Care of South Carolina, Inc.

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President — Finance

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	CEO, President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Treasurer & Director (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Companies, Inc.

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	Chief Executive Officer & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President & Chief Financial Officer (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ronald Brack Ronald Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Corrections Management, Inc.

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Companies Management Holdings LLC

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Companies Administration LLC

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

CCGI Corporation

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Companies Management Services, Limited Partnership

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Companies Management, L.P.

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Corrections of Alaska, Inc.

By:	/s/ Brian R. Evans
Name:   Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Corrections of California, Inc.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans
Title:     Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jorge A. Dominicis Jorge A. Dominicis	President & Director (Principal Executive Officer)	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer & Director (Principal Financial Officer)	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Jonathan Swatsburg Jonathan Swatsburg	Vice President, Juvenile Operations & Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Corrections of Texas, Inc.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jorge A. Dominicis Jorge A. Dominicis	President & Director (Principal Executive Officer)	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer & Director (Principal Financial Officer)	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Jonathan Swatsburg Jonathan Swatsburg	Vice President, Juvenile Operations & Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Corrections of Rhode Island, Inc.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Interventions, Inc.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jorge A. Dominicis Jorge A. Dominicis	President & Director (Principal Executive Officer)	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer & Director (Principal Financial Officer)	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Jonathan Swatsburg Jonathan Swatsburg	Vice President, Juvenile Operations & Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Correctional Systems, Inc.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

WBP Leasing, Inc.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Cornell Abraxas Group, Inc.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jorge A. Dominicis Jorge A. Dominicis	President & Director (Principal Executive Officer)	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer & Director (Principal Financial Officer)	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Jonathan Swatsburg Jonathan Swatsburg	Vice President, Juvenile Operations & Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

WBP Leasing, LLC

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George C. Zoley George C. Zoley	President & Director (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary & Director	July 8, 2011

/s/ Ron Brack Ron Brack	Vice President, Accounting (Principal Accounting Officer)	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

BII Holding Corporation

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce Thacher Bruce Thacher	President (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance and Director	July 8, 2011

/s/ William Bradley Cooper William Bradley Cooper	Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

BII Holding I Corporation

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce Thacher Bruce Thacher	President (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance and Director	July 8, 2011

/s/ William Bradley Cooper William Bradley Cooper	Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Behavioral Holding Corp.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce Thacher Bruce Thacher	President (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance and Director	July 8, 2011

/s/ William Bradley Cooper William Bradley Cooper	Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

Behavioral Acquisition Corp.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce Thacher Bruce Thacher	President (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance and Director	July 8, 2011

/s/ William Bradley Cooper William Bradley Cooper	Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 8, 2011.

B.I. Incorporated

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Vice President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce Thacher Bruce Thacher	President (Principal Executive Officer)	July 8, 2011

/s/ Brian R. Evans Brian R. Evans	Vice President — Finance and Director	July 8, 2011

/s/ William Bradley Cooper William Bradley Cooper	Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	July 8, 2011

/s/ John J. Bulfin John J. Bulfin	Vice President, Secretary and Director	July 8, 2011

/s/ George C. Zoley George C. Zoley	Director	July 8, 2011

/s/ Jorge A. Dominicis Jorge A. Dominicis	Director	July 8, 2011

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion of Akerman Senterfitt as to the validity of the securities being offered and as to matters of Florida and Delaware law.
5.2	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.
5.3	Opinion of Luce, Forward, Hamilton & Scripps LLP, as to matters of California law.
5.4	Opinion of Wildman, Harrold, Allen & Dixon LLP, as to matters of Illinois law.
5.5	Opinion of Burns, Figa & Will, P.C., as to matters of Colorado law.
23.1	Consent of Grant Thornton LLP
23.2	Consent of PricewaterhouseCoopers LLP